SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐    Soliciting Material under §240.14a-12
ALIGN TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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i

Cautionary Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements, including those regarding our strategies and financial performance; our development of new and existing products and technologies; and other statements that are not historical fact. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements contained herein are based upon information available to us as of the date hereof. Readers are cautioned that these forward-looking statements reflect our best judgments based on currently known facts and circumstances and are subject to risks, uncertainties, and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the Securities and Exchange Commission on February 28, 2024. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Unless otherwise expressly stated or context requires otherwise, information in this proxy statement is as of April 9, 2024.

ii

CEO's Letter to the Stockholders

"Align is in a unique position to revolutionize the dental industry and help doctors transform and grow their practices with Invisalign® clear aligners, iTero™ scanners, exocad™ CAD/CAM software, and Vivera™ retainers. "

•Major milestones: 17 million Invisalign® patients treated—including 4.7 million teens, 4 million Vivera™ retainer cases, 100 thousand iTero™ scanners sold, and 55 thousand exocad CAD/CAM software installations

•Total Revenues of $3.9 billion

• Operating Margin of 16.7%, or 21.4% non-GAAP operating margin

•Diluted Net Income per share of $5.81, or $8.61 on a non-GAAP basis

•Repurchased $600 million of Align common stock

April 9, 2024

Dear Stockholders,

Overall, 2023 reflects our continued progress in leading the digital transformation of the orthodontic and restorative dental industry and our commitment to our purpose of transforming smiles and changing lives by making clear aligner treatment available to everyone through doctors. We offer a powerful suite of innovative digital tools that make up the Align Digital Platform,™ a proprietary combination of software, systems, and services designed to provide a seamless experience and workflow that integrates and connects all users – doctors, labs, patients, and consumers. Align is in a unique position to revolutionize the dental industry and help doctors transform and grow their practices with Invisalign® clear aligners, iTero™ scanners, exocad™ CAD/CAM software, and Vivera™ retainers.

Despite headwinds from continued macro-economic uncertainty and weaker consumer sentiment, we continued to expand our global footprint and reached new markets with Invisalign, iTero and exocad products and services. In 2023, we grew revenues, volumes, and earnings and remained focused on executing our strategic growth drivers and creating value for our stockholders. During the year we achieved several major milestones: 17 million Invisalign® patients treated—including 4.7 million teens, 4 million Vivera™ retainer cases, 100 thousand iTero™ scanners sold, and 55 thousand exocad CAD/CAM software installations. We finished the year with a record 256 thousand cumulative Invisalign trained doctors globally and shipped Invisalign cases to more than 335 thousand doctors around the world.

For 2023, total revenues of $3.9 billion exceeded our prior outlook and increased 3.4%, notwithstanding the impact of unfavorable foreign exchange which reduced reported revenues by approximately $36.3 million or 0.9% points. We also delivered 2023 operating margin of 16.7%, or 21.4% non-GAAP operating margin, and diluted net income per share of $5.81, or $8.61 on a non-GAAP basis. From a balance sheet perspective, as of fiscal 2023, we had no debt and finished the year with $980.8 million in cash, cash equivalents, and short-term and long-term marketable securities -- after we repurchased $600 million of Align common stock.

Today, Invisalign is the most recognized orthodontic brand globally and Invisalign clear aligner treatment is faster and more effective than traditional metal braces, yet the underlying market opportunity remains huge and untapped. Most of the world’s population have some form of malocclusion or crooked teeth, however, only a fraction receives orthodontic treatment because access to care is limited by several factors including the manual nature of traditional orthodontic treatment using metal wires and brackets. By continually innovating and developing digital technologies and services that enable more dental health professionals to easily diagnose and treat patients with crooked teeth, and help them retain their healthy beautiful smiles, we are increasing access to care for millions of people who might not otherwise receive orthodontic treatment.

With more than 22 million annual orthodontic case starts each year globally, teen treatment is the largest segment of the orthodontic market and represents approximately 75% of total case starts. For fiscal 2023, teens and younger patients totaled 809 thousand Invisalign cases, up 8% compared to the prior year, and made up 34% of our 2.4 million total clear aligner shipments. Teen specific consumer marketing and sales programs, along with continued momentum for Invisalign First for kids as young as 6 helped drive adoption globally. Invisalign First is designed to treat a broad range of teeth straightening issues in growing children, and because it’s removable, it’s easier for kids to brush and floss and there’s also no discomfort compared to metal braces.

Innovation has always been at the heart of Align's success, and this past year was no exception. Our focus on research and development has enabled us to introduce new solutions that address the evolving needs of both patients and practitioners. I am especially proud of our focused execution of our product roadmap and innovation pipeline, which resulted in the largest introduction of new products and technologies in our history, further advancing our software, scanning and 3D printing capabilities.

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In September 2023, we announced several new innovations including:
•Invisalign® Palatal Expander System, Invisalign Plan Editor, SmartForce® attachment-free aligner activation feature, and new software innovations that will harness the power of data driven insights from more than 17 million Invisalign treated patients to enhance patient satisfaction, and support practice efficiency and digital practice workflows;
•Vivera™ Retainer Subscription (VRS) platform direct ship to patient feature that allows doctors to have subsequent retainers sent directly to their patients to meet their ongoing long-term retention needs; and
•Align™ Oral Health Suite, an intuitive and visually engaging digital interface available on the iTero Element Plus Series, designed to enhance dental consultations and drive dental treatment acceptance*.

Invisalign® Palatal Expander System is our first direct 3D printed orthodontic device that provides doctors with a solution set to treat the most common skeletal and dental malocclusions in growing children. It is a safe, comfortable, and clinically effective alternative to metal palatal expanders and expands our market opportunity in the teen market by addressing a portion of cases we couldn’t otherwise treat without it. Together with Invisalign First aligners, Invisalign Palatal Expanders can address early intervention treatment, such as Phase 1 or early interceptive treatment, which makes up about 20 percent of orthodontic case starts each year. The addition of the mandibular advancement features to Invisalign aligners also provides doctors with more options for treating skeletal and dental jaw imbalances and bite correction for their growing patients during their teenage years. Essentially, we now have an Invisalign digital treatment solution for every phase of orthodontic treatment.

A key component of Align innovations is enhancing the Invisalign treatment experience across the Align Digital Platform. This includes focusing on the importance of using tooth movement prior to restorative procedures to improve quality of restorations for patients as well as the opportunity to change the standard of care for patients by incorporating tooth movement in everyday dentistry, not only for aesthetics but function.

In 2023, we continued to advance our software product offerings for digital treatment planning for orthodontics and restorative dentistry by providing doctors with greater flexibility, real-time treatment plan modification capabilities and digital solutions to help improve practice productivity and patient experience. This includes: ClinCheck® Live Update for 3D controls, Invisalign® Practice App, Invisalign® Personalized Plan (IPP), and Invisalign Smile Architect,™ iTero-exocad Connector,™ Invisalign® Outcome Simulator Pro, and Invisalign® Virtual Care AI software.

These digital tools are continuing to gain adoption and help doctors gain efficiencies. In 2023, ClinCheck® Live Update was used by 63K doctors on more than 2.3 million cases, reducing time spent in modifying treatment by 18.4%. Invisalign Practice app was actively used by 94.4K doctors with over 21 million photos uploaded during the year via the Invisalign Practice app. Together with our customers, we are developing the future of digital dentistry and digital orthodontics – not just the technology that drives treatment, but the models reshaping how we interact with customers and deliver treatment experiences for their patients. As our scanner portfolio expands and we introduce new products, we increase the opportunities for customers to upgrade, make trade-ins, and purchase certified pre-owned scanners in certain markets. Developing new capital equipment opportunities to meet the digital transformation needs of our customers and DSO partners is a natural progression for our equipment business with a large and growing base of scanners sold.

In addition to these and other incredible innovations in the coming years, we expect to continue to build the Align Digital Platform and add new capabilities to improve clinical outcomes and elevate patient experiences to drive continued practice growth and positive patient experiences. While I am pleased with our results in 2023 and start to the year, I am even more excited about Align innovation in 2024 and our next wave of growth drivers that we believe will continue to revolutionize the orthodontic and dental industry in scanning, software and direct 3D printing.

In January 2024, we unveiled a breakthrough technology — the iTero Lumina™ intraoral scanner - with 3X wider field of capture in a 50% smaller wand that delivers faster scanning, higher accuracy, and superior visualization for greater practice efficiency. iTero Lumina quickly, easily, and accurately captures more data while delivering exceptional scan quality and photorealistic visuals that remove the need for intraoral photos altogether. Doctors can now scan at twice the speed with a wide field of capture, multi angled scanning, and a large capture distance, meaning they can capture more dentition in greater detail throughout the scanning process. Align has filed over 30 patent applications covering technology related to the iTero Lumina intraoral scanner. I believe iTero Lumina has the potential to set a new standard of care for dental practices by simplifying the scanning of complex oral regions, while offering superior chair-side visualization and a more comfortable experience for patients, especially kids.

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With the closing of our acquisition of privately-held Cubicure in January 2024, a pioneer of direct 3D printing solutions for polymer additive manufacturing, we hope to enable the next generation of direct 3D printed products, helping create more sustainable and efficient solutions. We also expect it to extend and scale our printing, materials, and manufacturing capabilities for our 3D printed product portfolio which now includes the Invisalign® Palatal Expander System. And with the commercialization of the Invisalign Palatal Expander in 2024, we have expanded the clinical applicability of the Invisalign system to nearly one hundred percent of orthodontic case starts. The ability to direct 3D print Invisalign Palatal Expander will eventually lead to other direct printed products– with the goal to direct 3D print Invisalign clear aligners --which we hope to achieve within the next couple of years.

In closing, Align has a multi-faceted competitive advantage: technology innovation, where we invest up to $300 million in R&D per year to bring some of the most disruptive products in digital dentistry and orthodontics to the market in a highly regulated industry, a direct sales force that consists of over 5,000 highly trained specialists, a doctor-centered model because we understand the importance of doctor directed care, a billion dollar brand trusted by over 17 million patients worldwide, and global scale and manufacturing to deliver millions of customized clear aligner parts every day.

None of this would have been possible without the dedication and hard work of our talented team, and our doctor partners and their staff. I want to take this opportunity to express my gratitude for your commitment and contributions to our continued growth and success. Each one of you plays a critical role in driving our company forward, and I am continually inspired by your passion for our purpose of transforming smiles and changing lives.

Joe Hogan
President & CEO
Align Technology

v

Notice of 2024 Annual Meeting of Stockholders

The 2024 annual meeting of stockholders of Align Technology, Inc. will be held virtually on Wednesday, May 22, 2024 at 10:00 a.m. Mountain Standard Time

ITEMS OF BUSINESS

YOUR VOTE IS IMPORTANT

Please vote as promptly as possible by using any of the following methods: You may vote your shares over the Internet or by telephone. If you received a paper copy of a proxy card by mail, you may submit your proxy for the Annual Meeting by completing, signing, dating and returning your proxy card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled, "Voting Information - How do I vote my shares during the Annual Meeting?"

COMPANY PROPOSALS
Proposal 1: Election of ten nominees named in the proxy statement as Directors, each for a term of one year.	For Each Nominee
Proposal 2: Consideration of an advisory vote to approve executive compensation.	For
Proposal 3: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for fiscal year 2024.	For
STOCKHOLDER PROPOSAL
Proposal 4: Simple Majority Vote; Replacement of all voting requirements in our charter and bylaws that call for greater than a simple majority vote with a simple majority vote.	Against

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 22, 2024.

The Proxy Statement and Align Technology, Inc.'s Annual Report on Form 10-K are available electronically at http://www.viewproxy.com/aligntech/2024.

Virtual Meeting Admission
All stockholders as of the Record Date (March 25, 2024), or their duly appointed proxies, may attend our virtual Annual Meeting. Online access will begin at 9:30 a.m. Mountain Standard Time, and we encourage you to join early. To be admitted to the Annual Meeting, eligible stockholders must register in advance at http://viewproxy.com/aligntech/2024/htype.asp.

Technical Issues
Contact 866-612-8937 (toll-free) or 973-873-7684 (international) for any technical difficulties or trouble accessing the virtual meeting or if you are unable to locate your digital control number.

Adjournments and Postponements
Any action on the Items of Business may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

OTHER BUSINESS
Consideration of other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
On or about April 10, 2024, we mailed to our beneficial and registered stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our Proxy Statement and Annual Report and how to vote online. The Notice also contained instructions on how to request and receive a printed paper copy of the Proxy Statement, Proxy Card and Annual Report.
Stockholders of record of Align Technology, Inc. common stock at the close of business on March 25, 2024, are entitled to vote at the meeting and any postponements or adjournments of the meeting.
Thank you for your ongoing support of, and continued interest in, Align Technology, Inc.

    Sincerely,

Align Technology, Inc.
Julie Coletti Executive Vice President, Chief Legal and Regulatory Officer

vi

Proxy Statement Summary
Voting Roadmap
Our Business
2023 Performance Highlights
Governance Highlights
Director Highlights
Fiscal Year 2023 Executive Compensation Highlights

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Proxy Statement Summary
This Proxy Statement Summary highlights selected information contained elsewhere in this, Align Technology, Inc.'s ("Align" or the "Company") proxy statement. It does not contain all the information you should consider, and as such, we urge you to carefully read this proxy statement in its entirety prior to voting. For additional information, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 available at https://investor.aligntech.com/financial-information/annual-report.

Voting Roadmap

Proposals	For More Information	Board Recommendation
COMPANY PROPOSALS
Proposal One: Election of Directors. The Board of Directors (the "Board") and its Nominating and Governance Committee believe that the ten nominated directors (the "Nominees") encompass a range of talents, skills, expertise, diversity of backgrounds and experiences sufficient to provide sound and prudent guidance for Align's operations and interests and the interests of Align's stockholders. See the section entitled "Director Nominees."
	Page 93	FOR
Proposal Two: Advisory Vote on Named Executive Officer Compensation. Our executive compensation program is designed to align pay with performance, taking into account stockholder feedback and interests. See the section entitled "Executive Compensation - Compensation Discussion and Analysis."
	Page 94	FOR
Proposal Three: Ratification of Independent Registered Public Accounting Firm. Our Board believes the continued retention of PricewaterhouseCoopers LLP is in the best interests of Align and our stockholders. Our Board submits the selection of PricewaterhouseCoopers LLP to you for ratification as a matter of good corporate practice. See the section entitled "Company Proposal Three Ratification of Appointment of Independent Registered Public Accountants."
	Page 95	FOR
STOCKHOLDER PROPOSAL
Proposal Four: Simple Majority Vote; Replacement of all voting requirements in our charter and bylaws that call for greater than a simple majority vote with a simple majority vote. Given our strong corporate governance practices and our demonstrated record of responsiveness to stockholders, the limited number of provisions that require a supermajority vote of the stockholders in our charter and bylaws and the vague phrasing of this proposal, we believe this revision is unnecessary and would run counter to the best interests of our stockholders.
	Page 97	AGAINST

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Our Business
Align is a global medical device company primarily engaged in the design, manufacture and marketing of Invisalign® clear aligners for the treatment of malocclusions, or the misalignment of teeth, by orthodontists and general dental practitioners (“GPs”), ViveraTM retainers for retention, iTeroTM intraoral scanners and services for dentistry, and exocadTM computer-aided design and computer-aided manufacturing (“CAD/CAM”) software for dental laboratories and dental practitioners. Our vision and strategy is to revolutionize orthodontic and restorative dentistry through digital treatment planning and implementation using our Align Digital PlatformTM, an integrated suite of proprietary technologies and services designed to deliver a seamless, end-to-end solution for patients, consumers, orthodontists, GPs and lab partners. We strive to achieve our vision and strategy through key objectives made possible with the proprietary technologies and services of the Align Digital Platform to establish: clear aligners as the principal solution for the treatment of malocclusions with the Invisalign system as the treatment solution of choice by orthodontists, GPs and patients globally, our intraoral scanners as the preferred scanning technology for digital dental scans and our exocad CAD/CAM software as the dental restorative solution of choice for dental labs.

2023 Performance Highlights
In 2023, we remained steadfast in our commitment to our doctor customers and their patients and further extended our leadership in digital orthodontics and restorative dentistry through execution of our strategic priorities:

International Expansion	General Dental Practitioner Adoption	Patient Demand and Conversion	Orthodontist Utilization

Continually increasing the presence of our operations and commercial organization globally, expanding our products and service offerings and training and educating more doctors in more markets.	Making teeth straightening more relevant for GPs by enabling them to effectively scan, identify, treat, and monitor malocclusion.	Making the Invisalign® system the most recognized brand name in orthodontics by creating awareness and preference among consumers and motivating potential patients to start treatment.
Continually innovating in digital orthodontics to increase product applicability and predictability to address a range of malocclusion, especially for teens and growing patients, enabling doctors to confidently diagnose and treat more patients.

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In 2023, we achieved new milestones towards our strategic priorities.

REVENUES AND MILESTONES
$3.9B Total Net Revenues Year-over-year 3.4% increase	$3.2B Clear Aligner Revenues	$662.9M Imaging Systems and CAD/CAM Services Revenues
Cumulative Invisalign clear aligner patients 17M (including 4.7M Teens)	100K iTero Scanners Sold	256K Doctors Trained

For the full year 2023, total revenues were $3.9 billion, Clear Aligner revenues were $3.2 billion, and Imaging Systems and CAD/CAM Services revenues were $662.9 million. Our 2023 total revenues, Clear Aligner revenues and Imaging Systems and CAD/CAM Services revenues were unfavorably impacted by foreign exchange rates. Our financials in 2023 were also heavily impacted by macroeconomic uncertainty and weaker consumer confidence.

We reached our 17 millionth Invisalign clear aligner patient milestone, which included our 4.7 millionth teen patient. Our percentage of teen patients in 2023 reached a record 33.6% of Invisalign cases shipped for the year. In 2023, we shipped to over 335 thousand doctors and we had a record number of 256 thousand cumulative Invisalign trained doctors globally, reinforcing our commitment to doctor-directed and managed care for clear aligner treatment to achieve the safest, most predictable and best possible clinical treatment outcomes for patients.

In the second half of 2023, we announced regulatory approval in the U.S. and Canada of the Invisalign® Palatal Expander System which is intended for use in rapid expansion and subsequent holding of skeletal and dental narrow maxilla (upper jaw) with primary, mixed, or permanent dentition during patient treatment. It provides an alternative to traditional palatal expanders that require the daily manual turning of a screw in the device while in the mouth to achieve expansion. The Invisalign Palatal Expander System is our first direct 3D printed orthodontic device. Additionally, in the first quarter of 2023, we launched the Invisalign Comprehensive 3in3 product. The 3in3 configuration offers doctors Invisalign Comprehensive treatment with a three-year treatment expiration date and three additional clear aligner sets prior to the treatment expiration date, instead of a five-year treatment expiration date with unlimited additional clear aligner sets prior to the treatment end date.

In our Imaging Systems and CAD/CAM Services segment, we continued to develop new capital equipment opportunities to meet the digital transformation needs of our customers and dental support organization partners. Our Imaging Systems and CAD/CAM Services products and technology also enable more relevance to general dentists to increase adoption and utilization of Invisalign clear aligners. As our scanner portfolio expands and we introduce new products, we increase opportunities for customers to upgrade, make trade-ins, and provide refurbished scanners for emerging markets.

For other non-case revenues, which include retention products such as our Vivera™ retainers, clinical training and education, accessories and eCommerce products, and subscription programs such as our Invisalign® Doctor Subscription Program, revenues were up double digits year over year. We began offering the Invisalign Doctor Subscription Program in 2021. In 2023, sales of the Invisalign Doctor Subscription Program associated with “touch up cases” had grown sufficiently that it became material to our business, so we began disclosing it as a portion of

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our total case volumes. During 2023, we announced a number of new products and innovations that further enhanced the Align Digital Platform™, leading the digital transformation of the practice of dentistry.

We continued to focus on the next phase of new platform innovations in scanning, software, and direct 3D printing while prioritizing the needs of our customers for the ultimate benefit of their patients. In addition to launching the Invisalign Palatal Expander System, in the second half of 2023 we also introduced:
•Plan Editor in ClinCheck® treatment planning software, a new tool in the Align Digital Workflow that enables enhanced flexibility and customization in Invisalign treatment planning for Invisalign trained orthodontists and general practitioner dentists;
•New SmartForce™ feature, an attachment-free aligner activation feature that reduces the need for attachments and offers a more aesthetic solution for an enhanced Invisalign patient experience. The new SmartForce feature with attachment-free aligner activation is under development and expected to be commercially available in the first half of 2024;
•New software innovations to accelerate digital practice transformation such as the Align™ Oral Health Suite, including future collaboration with X-Ray Insights, which will aid doctors in identifying and educating patients on oral health conditions and improve their oral health and the iTero-exocad Connector™ release to optimize doctor and lab collaboration and productivity by streamlining case communication in a single channel on the MyiTero™ Portal.

In addition to these and other innovations in the coming years, we intend to continue to build the Align Digital Platform and add new capabilities to improve clinical outcomes and elevate patient experiences to drive continued practice growth and positive patient experiences.

Net Revenues and Operating Income

The following graphs show Align's net revenues and operating income from fiscal year 2017 to 2023.

NET REVENUES ($B)
1.473
1.966
2.407
2.472
3.953
3.735
3.862
FY'17
FY'18
FY'19
FY'20
FY'21
FY'22
FY'23

OPERATING INCOME ($M)
353.6
466.6
542.5
387.2
976.4
642.6
643.3
FY'17
FY'18
FY'19
FY'20
FY'21
FY'22
FY'23

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Revenue and Profit CAGR

The following graph provides the seven-year compound annual growth rate for our revenue and operating income in comparison to our 2023 peers over the same period.

(1) Illumina Negative Op Profit in 2022 due to a goodwill impairment. This was due to the divestiture of Grail, Inc.
(2) Insulet Negative Op Profit from 2009-2017, positive since 2018
(3) Revvity - 2023 was first full year as a standalone company. Spunout of PerkinElmer in March 2023
(4) Steris Op Margin negatively impacted in 2023 due to an impairment of Cantel ($491M), their Dental Segment
(5) Dentsply Sirona negative Op Profit in 2023 due to a $302M impairment

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Governance Highlights

We recognize the importance of strong corporate governance as the foundation for long-term stockholder value. Our Board is responsible for ensuring our governance practices are well-designed and appropriate for our business. We continually review and update our corporate governance practices and frequently meet with stockholders to ensure that our policies are aligned with their interests and corporate governance best practices. As of the date of this proxy statement, these best practices include:

Our CEO and independent Chair of our Board ("Chair") roles are separated
90% of our directors are independent
Our Board is made up of seasoned executive leaders with a diversity of viewpoints, backgrounds, races, national origins, and experiences
40% of our director nominees identify as women and 30% as ethnically diverse. Since 2017, we have added four diverse members to our Board
We have significant stock ownership requirements and our CEO has purchased $7 million of our common stock since his last sale in 2021 (1)
Our independent directors hold regular meetings without management present
Employees and directors are prohibited from engaging in short-selling, hedging or pledging transactions
Our Board oversees our overall risk management infrastructure
We promote a culture of integrity and quality that manages risks as part of our corporate strategy and day-to-day operations
(1) To ensure his alignment with the Company's long-term growth objectives and that his interests are closely aligned with those of our stockholders, our CEO purchased $3 million (as valued at the time of each purchase) of our common stock in 2023 with his personal funds and since his last sale of our common stock in 2021, he has purchased $7 million (as valued at the time of each purchase) of our common stock with his personal funds.

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Director Highlights
The Board has nominated ten talented directors with skills, experiences and professional backgrounds representing a diversity of perspectives and characteristics particularly relevant to Align's business and strategies.

50%
Total Diversity
Gender
40%
WOMEN
Ethnically or Racially Diverse
30%
ETHNICALLY
DIVERSE
90%
INDEPENDENT
5
New Board Members
Since 2017

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Fiscal Year 2023 Executive Compensation Highlights

Pay for Performance

In 2023, we retained all of the key elements of our long-standing, stockholder-approved, incentive-focused executive management compensation program. As with prior years, the 2023 program directly tied a substantial portion of the target direct compensation of executive management to at risk compensation with 93% and 82% of the target compensation for our CEO and our other named executive officers ("NEOs"), respectively, being at risk. These percentages represent an increase from 91% and 81%, respectively, of the target compensation for our CEO and our other NEOs from the prior year. Base salary remained the only fixed direct compensation component. Highlights of our 2023 executive compensation program are in the table below. For a more detailed understanding of our compensation program see the section "Executive Compensation - Compensation, Discussion and Analysis."

Aligned Pay with Long-Term Performance	Cash Incentives Aligned with Company Performance	CEO Target Pay	CEO Realizable Pay and Stockholder Alignment

The three-year performance-based MSUs granted to our NEOs in February 2021 paid out at 87.7% of target in February 2024 based on a strong stock performance in 2021, significant stock underperformance in 2022 and a moderate stock performance in 2023, all relative to companies comprising the NASDAQ Composite Index.

In 2023, our annual cash incentive bonus paid out at 66% of target to our NEOs under our short-term cash incentive bonus program. This was aligned with our slight improvements in our actual revenues and operating income compared to 2022, but 2023 results were still short of the rigorous targets set by the Compensation and Human Capital Committee.

In 2023, the MSU portion of our CEO’s long-term incentive increased to 70% and our CEO’s target annual long-term incentive value increased by $2 million to $13.5M in order to incent positive long-term growth. In response to stockholder feedback, target long-term incentive value was reduced by $1 million to $12.5M for the 2024 equity awards.

Our CEO’s cumulative 3-year realizable total direct compensation ("TDC") was 24% less than his cumulative 3-year target TDC and 51% less than his cumulative 3-year reported total compensation, as further discussed in the Realizable Pay section of the Compensation Discussion and Analysis section.

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Alignment with Stockholder Interest and Company Performance

Base Salary	Rationale	% of Total Target CEO	% of Total Target Average NEO
Cash
▪Provide a fixed, baseline level of compensation that is not contingent upon Align’s performance
▪Attract and retain talent with competitive pay that reflects each executive’s experience, role and responsibilities

		CEO	NEO

Annual Cash Incentive Compensation
Cash award based primarily on two metrics: Revenue (60%) Operating Profit (40%)	▪Incentivize and reward for achieving and surpassing pre-established financial goals ▪Reward individual contributions
Restricted Stock Units (RSUs)
Equity Award Annual vesting over four years	▪Encourage long term focus ▪Provide incentive to grow the value of Align's stock ▪Reward retention even in the event of decline in share price ▪Attract and retain talent
Market Stock Units (MSUs)
Equity Award 100% vesting after 3 years based on the performance of Align's stock compared to the NASDAQ composite index during the 3-year performance period	▪Encourage long term focus ▪Provide incentive to grow the value of Align's stock ▪Reward retention even in the event of decline in share price ▪Attract and retain talent

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Corporate Governance
Strong Corporate Governance Policies and Practices
Key Policies
Board Structure and Independence
Role of Our Board
Board Risk Oversight
Risk Oversight Program
Committee Responsibilities and Oversight
Annual Committee and Board Evaluations
Board Meetings
Stockholder Communications with the Board

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Corporate Governance
We remain committed to high standards of corporate governance, which we believe are foundational to the success of our business, create stockholder value and maintain our credibility in the marketplace.

Strong Corporate Governance Policies and Practices
Our policies and practices are the framework by which we govern our business. Our Board, along with management, regularly reviews our corporate governance policies and practices to ensure that they are appropriate and reflect our high standards. In reviewing these policies and practices and making recommendations, management and our Board considers the feedback of stockholders to be essential.

We maintain a corporate governance page on our website which includes many of our policies and practices, including our Global Code of Conduct ("Code"), Corporate Governance Guidelines ("Guidelines"), and the charters for each of the standing committees of our Board. The corporate governance page can be found by clicking on the "Corporate Governance" link in the "Investors" section of our website at www.aligntech.com.

The various policies and practices that we maintain and review regularly, including during the fiscal year ended December 31, 2023, foster responsible corporate governance. These policies include the following:

Global Code of Conduct	Corporate Governance Guidelines	Committee Charters
Our Code emphasizes our ongoing commitment to conducting business with integrity. It applies to all our directors, officers and employees. In addition to finding the Code on our website, stockholders may request a free copy of it by writing to Align Technology, Inc., 410 N. Scottsdale Rd., Suite 1300, Tempe, AZ 85288, Attn: Investor Relations or investorinfo@aligntech.com. We post on our website any amendments to the Code, as well as any required waivers pursuant to the rules of the Securities and Exchange Commission ("SEC") or the NASDAQ Stock Market LLC ("NASDAQ").

Our Guidelines establish the size and composition of our Board, director qualifications, independence requirements, nominations and elections, director compensation review and approval, and leadership development and succession among other topics.

Our Committee Charters establish the practices and procedures applicable to each committee. This year, our Board maintained four standing committees: an Audit Committee, a Compensation and Human Capital Committee, a Nominating and Governance Committee and a Technology Committee.

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Key Policies

Our corporate governance polices and practices establish the following key governance requirements:

One share equals one vote	We have a single class of shares with equal voting rights
Annual director elections	All directors are elected annually for a one-year term and our Board is declassified
Majority voting	We have a majority voting standard for uncontested elections of directors
Separation of Chair and CEO roles	Our CEO is focused on managing Align and our independent Chair of the Board drives accountability at the Board level
Stockholder engagement	We have a longstanding and comprehensive year-round stockholder engagement program
Access to management	Our Board has significant interaction with senior management and access to other employees
Time commitment policy	The Nominating and Governance Committee annually reviews each director’s various time commitments
Succession planning
The Nominating and Governance Committee annually reviews Board and CEO succession planning and provides recommendations to the Board for CEO succession planning. The Compensation and Human Capital Committee regularly reviews executive succession planning for all levels below the CEO

Board, committee, and individual self-evaluations	Our Board, committees, and individual directors conduct annual performance self-evaluations led by our independent Chair
Independent Committees	Only independent directors sit on our committees
Access to Advisors	We pay for the Board and each of its committees to retain outside advisors and consultants at their discretion
Board Training
We support the ongoing development and expansion of knowledge of our directors through regular updates on trends and best practices in areas including governance, compliance, ethics and other topics deemed relevant to the fulfillment of their fiduciary duties and encourage and pay for third party trainings, seminars and workshops

Significant Stock Ownership Guidelines
We maintain meaningful stock ownership guidelines for executive management and non-employee directors. They each have five years after becoming subject to the guidelines to attain the requisite stock ownership. As of December 31, 2023, all such individuals were in compliance with these guidelines(1)

Hedging, pledging, and other transactions	We prohibit short sales, transactions in derivatives, pledging and hedging of our securities by directors, executive officers, and employees
Proxy access
An individual or a group of up to 20 stockholders owning at least 3% of our outstanding shares continuously for three years may nominate directors for election of up to the greater of two directors or 20% of our Board

Global Speak Up Policy
Our Speak Up Policy encourages current and former directors, employees and third-party business partners such as contractors, consultants, suppliers, distributors and even customers to voice their questions and concerns regarding conduct they believe in good faith to be inconsistent with the Code so that we may respond promptly, objectively, fairly, appropriately and without retaliation

Cybersecurity Leadership	We employ a dedicated Chief Information Security Officer ("CISO"), responsible for enterprise wide information security strategy and standards
Corporate Social Responsibility ("CSR") Leadership	We maintain a Vice President of Philanthropy, Inclusion and Wellness, and an Environmental, Social and Governance ("ESG") Strategy Committee
(1) For purposes of this policy, "ownership" includes shares of our common stock directly held or held in trust for the benefit of such director, member of executive management or their family members living in the same household and shares of our underlying restricted stock units held directly, whether or not yet vested. "Ownership" does not include vested or unvested options to purchase our common stock or shares underlying unvested MSUs.

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Board Structure and Independence

Our Board is currently made up of ten directors, two of whom were appointed in December 2023. Our Board has determined that all Board members, other than our President and CEO, Mr. Hogan, are independent under the applicable rules of NASDAQ.

Our Board maintained four standing committees in 2023, an Audit Committee, a Compensation and Human Capital Committee, a Nominating and Corporate Governance Committee and a Technology Committee. Our Board has furthermore determined that under applicable NASDAQ and SEC rules for committee memberships all committee members are independent and each member of the Audit Committee also meets the additional independence criteria set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board also has also determined that Ms. Anne Myong qualifies as an “audit committee financial expert” as that term is defined under SEC rules.

The roles of CEO and Chair are separated in recognition of the differences between the two roles. The CEO is responsible for setting our strategic direction and establishing key initiatives after consultation and input from our Board. The CEO furthermore provides our day-to-day leadership and monitors our performance against our initiatives. On the other hand, the Chair provides guidance to the CEO and, in consultation with the CEO and other members of our Board, sets the agenda for Board meetings and presides over meetings of the full Board. We believe this separation of duties allows the CEO and Chair to most efficiently use their time and fulfill their respective responsibilities, which are critical to our success. While our Bylaws and Guidelines do not require the Chair and CEO positions be separate, our Board believes that having separate positions and having an independent outside director serve as Chair is the appropriate leadership structure for us at this time.

Role of Our Board

Our Board is responsible for reviewing our overall performance, overseeing our management, and assuring the long-term interests of stockholders are served. To satisfy its duties, our Board reviews corporate objectives and strategies, evaluates and approves significant policies and proposed major commitments of corporate resources, selects, evaluates and provides for the succession of executive management and, subject to oversight by our Nominating and Governance Committee, nominates individuals for election at annual stockholder meetings to serve as our directors and appoints individuals to fill any vacancies on our Board.

Board Risk Oversight

Our Board takes an active role in overseeing corporate strategy with the intent to secure the long-term interests of stockholders. While management is responsible for the day-to-day management of the risks we face, our Board, as a whole and through its committees, is responsible for overseeing management in the competent and ethical operation of the Company. Our Board does not have a standing risk management committee. Rather, it administers its oversight responsibilities directly through the Board as a whole, as well as through the various standing committees that address risks inherent to their respective areas of oversight. When a committee receives reports, the chair of the committee discusses them with the full Board at subsequent Board meetings, which enables the entire Board to coordinate the risk oversight function.

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Risk Oversight Program

Board of Directors
The Board directly oversees corporate strategy, CEO succession planning, and other matters reserved for the full Board. The Board reviews and discusses with management significant risks affecting the Company. Our directors take a proactive, focused approach to their responsibilities by setting standards to ensure our business success is achieved through the highest standards of responsibility and ethics.

Audit Committee	Compensation and Human Capital Committee	Nominating and Governance Committee	Technology Committee
Our Audit Committee assists our Board in areas of financial and investment risks, internal financial controls, cybersecurity, data privacy, crisis preparedness, and legal and regulatory requirements.	Our Compensation and Human Capital Committee assists our Board to manage risks arising from our compensation policies and practices.	Our Nominating and Governance Committee assists our Board to manage risks associated with Board membership and organization, long-term and emergency executive management and Board succession planning.	Our Technology Committee assists our Board to manage risks associated with technical and market risks associated with product development and investment and with data and analytics capabilities, and initiatives that leverage these capabilities, including artificial intelligence.

Management
Led by our CEO and executive team, management implements and supervises day-to-day risk management processes and reports significant matters to the Board and its committees. Executive management, other employees, consultants and advisors routinely attend and present at Board meetings and are available to address questions or concerns raised by our Board on risk management-related and other matters.

Internal Audit	Risk Management Program
Internal Audit is directly overseen by the Audit Committee. Internal Audit identifies and helps mitigate risk and improve internal controls.
Our Board encourages management to establish a culture that actively promotes risk identification as part of our corporate strategy and day-to-day business operations. Furthermore, our Board encourages full and open communication between it and management. The Chair meets regularly with our CEO and other members of executive management to discuss strategy and the risks we face. Our directors take a proactive, focused approach to their responsibilities by setting standards to ensure our business success is achieved through the highest standards of responsibility and ethics.

Committee Responsibilities and Oversight
During the year, our Board maintained the Audit Committee, the Compensation and Human Capital Committee, the Nominating and Governance Committee and the Technology Committee. Each of the committees assisted our Board with risk management oversight within their areas of responsibility and apprised the full Board of significant matters and management’s response.

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Audit Committee	Audit Committee Report on Page 88

Members(1)	Meetings
Anne M. Myong (Chair) Kevin J. Dallas Andrea L. Saia Greg J. Santora(2) Warren S. Thaler(2)	9 meetings in 2023
(1) Mojdeh Poul was appointed to the Audit Committee in February 2024..
(2) Greg Santora and Warren Thaler served on the Audit Committee until their terms on the Board ended on May 17, 2023.

Our Audit Committee assists our Board in areas of financial and investment risks, internal financial controls, cybersecurity, data privacy, crisis preparedness, and legal and regulatory requirements, including those related to our employee benefit plans. Our Audit Committee also reviews, approves and monitors our Code and Speak Up Policy.

Financial Reporting and Audits

Our Audit Committee oversees and monitors our accounting and financial reporting processes, our financial statement audits, our internal accounting and financial controls, and our Internal Audit Department. It is responsible for appointing, compensating, retaining, terminating and overseeing the work of our independent auditors and for reviewing the auditors' proposed scope of work, approach and independence. Our Audit Committee also establishes procedures for receiving, retaining and treating complaints regarding accounting, internal accounting controls or auditing matters.

Compliance and Ethics

Our Audit Committee is responsible for reviewing compliance and ethics risks as well as the steps management takes to understand and mitigate these risks. The Global Compliance and Ethics Officer ("GCEO") is responsible for implementing and maintaining an effective compliance and ethics program, including the Code, Speak Up Policy and other policies, trainings and communications related to key risk areas such as anti-bribery, anti-corruption and ethical interactions with healthcare professionals. The GCEO is responsible for reviewing and assessing the effectiveness of our program against related laws and industry best practices.

Anti-Bribery and Anti-Corruption Compliance

Our Audit Committee oversees and reviews our Global Anti-Bribery and Anti-Corruption ("ABAC") Compliance Program. The Audit Committee receives periodic updates from the GCEO concerning the ABAC Program and related activities. In 2023, the GCEO met with the Audit Committee two times to discuss our ABAC Program.

Cybersecurity

Our Audit Committee is responsible for reviewing cybersecurity and other information technology risks and our cybersecurity program, including our cybersecurity controls, policies and procedures. Our information security team annually performs a cybersecurity enterprise risk assessment and presents the results to management and the Audit Committee. The Audit Committee periodically reports on its review of cybersecurity risks and our cybersecurity program to our Board. To more effectively address cybersecurity threats, we have a dedicated CISO who is responsible for leading enterprise-wide information security strategy, policy, process, and technology. Our information security program includes, among other things, cybersecurity incident response, vulnerability management, antivirus and malware protection, technology compliance and risk management, encryption, identity and access management, application security, and security monitoring. The program also has an information security awareness program, which includes annual training regarding our acceptable use and information classification and handling policies, regular phishing campaigns complemented by additional employee training as appropriate, and communications and companion trainings to keep our users informed on current events. In 2023, the CISO or his team met with the Audit Committee four times to discuss cybersecurity risks and threats.

In the event of an identified cybersecurity incident, we have developed a detailed cybersecurity incident response process, which outlines the steps to be followed from incident detection, analysis, containment, eradication, recovery, and notification, including notifying functional areas (e.g. information technology, legal, finance, operations and privacy), as well as senior leadership and the Audit Committee, as appropriate. Additionally, for critical

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cybersecurity incidents, processes have been established for our legal team to determine the materiality of each incident. In 2023, the Audit Committee reviewed our cybersecurity incident response process and our processes to determine the materiality of each critical cybersecurity incident.

Data Privacy

Our Audit Committee is responsible for overseeing and monitoring the Company’s data privacy risks, controls, and procedures, including the Company's plans to mitigate cybersecurity risks and to respond to data breaches. Our Audit Committee receives periodic updates on our data privacy program and in its oversight role, sets the expectation that the Company must address the risks we face and take action to mitigate those risks. We have various technical, administrative, and physical safeguards in place to help protect against unauthorized access to, use, or disclosure of the customer, consumer, and patient information and data we collect and store. We have dedicated privacy experts who advise the business on privacy risks and assesses the effectiveness of privacy controls and compliance with various legislative and regulatory requirements. In 2023, our Compliance and Privacy Officer met with the Audit Committee two times to discuss data privacy matters.

Compensation and Human Capital Committee	Compensation and Human Capital
Committee Report on Page 64

Members(1)	Meetings
George J. Morrow (Chair) Anne M. Myong Andrea L. Saia Greg J. Santora(2)	8 meetings in 2023
(1) Kevin Conroy was appointed to the Compensation and Human Capital Committee in February 2024.
(2) Greg Santora served on the Compensation and Human Capital Committee until his term on the Board ended on May 17, 2023.

The Compensation and Human Capital Committee assists our Board to manage risks arising from our compensation policies and practices. It ensures that our compensation programs successfully align the interests of employees, including executive management, with those of our stockholders. Align routinely seeks the input of our stockholders regarding our compensation practices through our stockholder engagement program and members of the Compensation and Human Capital Committee join those discussions as appropriate. The Compensation and Human Capital Committee also reviews and administers all compensation arrangements for executive management and reviews general compensation goals and guidelines for our employees and the criteria for which bonuses are determined. It evaluates the various elements of our compensation programs to avoid encouraging, and to mitigate against, excessive risk taking by promoting behaviors that support sustainable value creation. Additionally, our Compensation and Human Capital Committee retains, oversees, and assesses the independence of our compensation consultants and advisors. In 2021, the charter of our Compensation and Human Capital Committee was amended to empower it to oversee our diversity, equity and inclusion initiatives and was further amended in 2022 to provide oversight of human capital management.

Compensation and Human Capital Committee Interlocks and Insider Participation

None of the members of our Compensation and Human Capital Committee is, nor has ever been, a member of our executive management or an employee. None of the members of executive management currently serves, or in the past year has served, as a member of the Compensation and Human Capital Committee or director (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of any entity that has one or more members of executive management serving on our Compensation and Human Capital Committee or our Board.

Nominating and Governance Committee

Members	Meetings
Joseph Lacob (Chair) C. Raymond Larkin, Jr. George J. Morrow Susan E. Siegel Warren S. Thaler (1)	4 meetings in 2023
(1) Warren Thaler served on the Nominating and Governance Committee until his term on the Board ended on May 17, 2023.

Our Nominating and Governance Committee assists our Board to manage risks associated with Board membership

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and organization as well as long-term and emergency executive management and Board succession planning.

At the request of our Board, our Nominating and Governance Committee conducts annual reviews and makes recommendations concerning Board and executive management succession. It evaluates the composition, organization and governance of the Board and its committees and identifies, evaluates and recommends nominees to the Board. In 2023, the Nominating and Governance Committee managed the process and search by which two new directors were appointed to our Board following the departure of two longer-tenured directors. Our Nominating and Governance Committee also develops and recommends corporate governance principles applicable to Align and is responsible for the assessment, analysis and implementation of policies, practices and programs involving various aspects of our ESG initiatives.

Technology Committee

Members	Meetings
Kevin J. Dallas (1) Joseph Lacob Andrea L. Saia Susan E. Siegel Warren S. Thaler(2)	1 meeting in 2023
(1) Kevin Dallas was appointed as the Chair of the Technology Committee in February 2024.
(2) Warren Thaler served on the Technology Committee until his term on the Board ended on May 17, 2023.

Our Technology Committee assists our Board to evaluate major technology plans and strategies, including technical and market risks associated with product development and investment. It reviews our technology and development activities and oversees and advises our Board on matters of innovation and technology. It also reviews and monitors delivery of data and analytics capabilities, and initiatives that leverage these capabilities, including artificial intelligence.

Annual Committee and Board Evaluations

To ensure that our Board and its committees are performing effectively and in our best interests and those of our stockholders, our directors perform an annual assessment of our Board and its committees.

Board Meetings

Our Board holds meetings at least quarterly, and the committees hold meetings at least annually. For the period of their service on the Board and each applicable committee in 2023, each director attended at least 75% of the aggregate of the total number of meetings of our Board and the committees on which they each served. Our Board held six meetings in 2023.

Our Guidelines provide that our independent directors meet in executive session at least twice a year. The independent directors met in executive sessions four times in 2023.

Our Board members are encouraged, but not required, to attend annual meetings of stockholders. Last year, four directors attended our 2023 annual meeting of stockholders.

Stockholder Communications with the Board

Stockholders may communicate directly with our non-management directors by sending an email to Board@aligntech.com. These communications are monitored to ensure appropriate summaries of all received messages are provided to our Board at its regularly scheduled meetings. Where the nature of a communication warrants, our Executive Vice President, Chief Legal and Regulatory Officer may decide to obtain the more immediate attention of an appropriate committee of our Board or a non-management director, executive management or independent advisors. After reviewing stockholder messages, our Board will determine an appropriate response if they deem a response necessary or warranted.

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Stockholder Engagement
Stockholder Outreach and Engagement
Meaningful Compensation and Governance Changes

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Stockholder Engagement

Stockholder Outreach and Engagement

Recognizing that stockholders are the owners of Align, we maintain consistent, frequent and open dialogue as part of our proactive Investor Relations function to actively inform and educate existing and potential stockholders on Align’s business and financial performance, as well as encourage and welcome feedback from stockholders regarding all aspects of our business, including our executive management compensation program and the outreach program itself. Our engagement is year-round day-to-day communication with stockholders and is managed by our Investor Relations Officer (“IRO”). Proactive outreach can include members of our Board and various members of executive management, including our CEO, CFO, IRO and other organizational leaders from select internal organizations, including Finance, Human Resources, Legal, Regulatory Affairs, Quality Assurance, Operations, Sales and Marketing, Research and Development, Clinical, and Product Development. We use this outreach to provide stockholders with timely, accurate, consistent and transparent information on our strategy, products and technology and business performance, as well as addressing issues expressed by our stockholders, sharing our underlying vision, the rationales for our compensation programs and the impact of Board oversight in key areas.

In 2023, in-person and virtual meetings and events remained accessible to our stockholders. During 2023, we contacted stockholders representing more than 57% of our shares outstanding and involved, as available, our Executive Vice President, Global Human Resources, our Executive Vice President, Global Finance and Chief Financial Officer, our Executive Vice President, Chief Legal and Regulatory Officer, our Vice President Global Communications and Investor Relations Officer, our Vice President Associate General Counsel, Corporate Securities, and periodically a member of our Board, including the Chair of the Nominating Governance Committee and the Audit Committee. We spoke with stockholders representing approximately 22% of our shares outstanding. We also engaged with stockholders through in-person and virtual investment analyst-sponsored industry conferences, non-deal roadshows, and field trips and bus tours during the year. We hosted an Investor Day in September 2023 with stockholders representing over 10% of our shares outstanding attending in-person and an additional 260 viewers who attended via the webcast from around the globe.

Input from stockholders, analysts and customers is shared internally, including with our Board and its committees, to be used in future strategic, operational, compensation and governance decisions, as appropriate. Feedback from the majority of stockholders with whom we spoke in 2023 was positive despite worsening macroeconomic conditions. Throughout our many discussions with stockholders, they remained engaged and willing to provide feedback and suggestions regarding our Board structure and composition, executive compensation practices, sustainability policies, human capital management, Board and CEO succession planning, executive management, governance, diversity and inclusion, our return to office working policies and other various topics of importance to them, including our strategy, financial model, business performance, competition, and guidance practices. While several stockholders offered suggestions for alternative ways to structure our executive management compensation program, including diversifying and enhancing our annual cash incentive compensation plan and long-term equity compensation components, none insisted that alterations were required.

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Meaningful Compensation and Governance Changes Reflects Stockholder Feedback

In recent years, our Board, Nominating and Governance Committee and Compensation and Human Capital Committee have carefully considered feedback from our stockholders and taken action where appropriate. Recent examples include the following:

Appointment of New Board Members	Appointing two new Board members in 2023 that replaced two longer-tenured directors and increased the diversity of our Board
Adoption of Clawback Policy	Adopting a clawback policy that provides for the recoupment of executive compensation in certain circumstances
Reduced CEO Target Pay	Reducing the target value of Mr. Hogan's long term incentive grant from $13.5M in 2023 to $12.5M in 2024, to better align with stockholder expectations
Amend Bylaws	Amending our bylaws to include proxy access provisions and clarifying director nomination requirements. See "Board Composition and Refreshment" below for more information
Amend Charter of NGC	Amending the charter of our Nominating and Governance Committee to assign to it Board oversight of ESG efforts and disclosures
Amend Charter of Compensation Committee
Amending in 2022 the charter of the then Compensation Committee to assign to it oversight responsibilities of human capital management strategies, programs and policies in addition to its oversight of diversity, equity and inclusion initiatives. In doing so, the Board deemed it important to rename the committee as the Compensation and Human Capital Committee in recognition of its additional human capital management oversight responsibilities

Expand ESG Disclosures
Expanding disclosures concerning ESG related matters, including corporate responsibility, sustainability and human capital management, on our website and in our securities filings including, most recently, those set forth in our Annual Report on Form 10-K filed with the SEC on February 28, 2024, and in this proxy statement

Form ESG Strategy Committee
Forming an ESG Strategy Committee overseen by key members of executive management to gather data and develop strategies in ways that allow us to incorporate ESG principles into our strategic objectives

Establish CSR Committee and Oversight
Creating a CSR organization, appointing a full-time dedicated Vice President of Philanthropy, Inclusion and Wellness, and a Vice President of Global Real Estate, Workplace Services and Sustainability, establishing a CSR Committee, and establishing the philosophical pillars of our CSR program

No One-Time Equity Awards to Executives	Pledging not to award significant one-time equity awards to members of executive management, including our CEO, without prior consultation with stockholders
Increase Proxy Engagement
Increasing the focus, frequency, and breadth of stockholder proxy engagement in order to ensure we consistently foster relationships and more effectively capture and address stockholder suggestions and feedback regarding proxy related matters

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Corporate Social Responsibility
Accountability and Governance
Sustainability
Employees
Community

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Corporate Social Responsibility

align
ALIGN
Employee Engagement
Accountability &
Governance
Community Engagement
Sustainability
Month of
smiles
Share. Give. Smile.

Our vision is to make clear aligner orthodontic treatment accessible to everyone globally and realize our purpose of transforming smiles and changing lives through doctor directed and supervised treatment. We understand our impact is not limited to improving patient health through medically supervised use of a prescription medical device. We are responsible for increasing awareness of the overall health benefits of straighter teeth and better oral hygiene by making clear aligner therapy the standard of care for the treatment of malocclusion in orthodontics and restorative dentistry.

Straightening your teeth is not only about aesthetics and a beautiful smile. It can improve chewing and speech function, ease pain related to TMJ disorder, and reduce the risk of cavities, gum disease and other oral health issues. The majority of the world’s population have some form of malocclusion or crooked teeth, however, only a fraction receive orthodontic treatment because access to care is limited by a number of factors including the manual nature of traditional orthodontic treatment using metal wires and brackets. By continually innovating and developing digital technologies and services that enable more dental health professionals to easily diagnose and treat patients with crooked teeth, and help them retain their healthy beautiful smiles, we are increasing access to care for millions of people who might not otherwise receive orthodontic treatment. We believe the digital transformation of dental practices and treatment modalities has a significant positive impact on people's oral health, overall health, and our society.

It does not stop there, however. We believe that establishing a sound foundational skeletal and dental structure is fundamental for lifetime oral and overall health, equally as important as good oral hygiene and regular check-ups in helping to prevent the oral diseases closely linked to non-communicable diseases such as diabetes, heart disease and a host of other serious conditions that exact a costly toll on people, governments and society. We are driving the evolution of comprehensive digital dentistry from diagnosis and prevention through orthodontic and restorative dental treatments, and treatment monitoring with technologies that improve patient access and outcomes, expand doctors' reach, capacity and accelerate practice efficiencies.

We also understand that as an organization our impact is not limited to improving patient oral and overall health. Interacting ethically and constructively with our employees, customers, patients, suppliers, and stockholders in the

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environment and the communities around the globe in which we operate is fundamental to achieving our purpose and creating value for investors who put their trust in us.

We continuously assess our actions and evaluate our success based on four areas: the standards we set for ourselves and how we hold ourselves and those around us accountable to those standards; environmental sustainability; establishing and maintaining a corporate culture that encourages respect, wellness and the growth of our employees; and contributing to the communities in which we live and work.

Accountability and Governance

Evaluating the impact we have on our employees, our community, our environment and proactively making improvements to create a positive impact

Our Board and senior management believe that for us to fulfill our mission, we must conduct our business ethically and demonstrate our integrity through open and clear disclosures that foster transparency and accountability. This is not only the right thing to do, but it is essential to building the trust and credibility required to generate engagement and loyalty in our employees, deliver against our business goals and improve the lives and health of those we serve. It strengthens our brand, and ultimately increases value for all of our stakeholders.

We focus first on those ESG matters most closely associated with the impact of our operations and products on our customers, patients and employees, and then more broadly on the impact to our communities and the world at large. We then tailor our initiatives to align with our strategic growth drivers, allowing us to also meet the demands placed on us by our stockholders and the constituents we serve. We believe that maintaining ethical, transparent ESG oversight starts at the top with dedicated time and attention from our Board and executive management team.

•Our Nominating and Governance Committee oversees our ESG strategy, initiatives, and disclosures and receives regular updates from our CEO and other members of executive management throughout the year.
•Our cross-functional ESG Steering Committee - drawn from our Executive Management Committee and senior leadership - is tasked with assessing the regional and global impacts and environmental risks of our operations and the products we produce in the areas of sustainability, climate, human capital management, and philanthropy. The ESG Steering Committee also coordinates the policies, practices and initiatives needed to meet our corporate goals.
•Our Compensation and Human Capital Committee is specifically chartered and empowered to oversee our diversity, equity and inclusion initiatives and oversee human capital management.
•Our Audit Committee is tasked with overseeing a wide variety of risks related to our operations, including our Code, Speak Up Policy and cybersecurity, amongst many others.
•Our Technology Committee is charged with supervision of our artificial intelligence processes, governance, implementation and risk management.

Sustainability

Recognizing resources are finite and should be used wisely with a view to reducing our environmental impact

We are committed to environmental protection and continuously minimizing the environmental impacts of our supply-chain, processes, and services. To help us achieve these commitments, we integrate sustainability into our business operations and products in ways that help manage our environmental impact, mitigate risk, reduce costs and increase stockholder value.

We have embarked on a multi-year strategy to advance our ESG initiatives. In fiscal year 2023, we continued to evaluate our global ESG risks and impacts and continue to have various research, development and operational initiatives underway designed to mitigate climate risks and our environmental footprint. This evaluation phase includes development of a Sustainability Materiality Assessment, an internal review of domestic and international laws governing sustainability, and continuing analysis of various ESG management and reporting frameworks and regulations. Separately, we continued to assess our governance structures for managing ESG topics.

•EMS. We have implemented an environmental management system (EMS) at our large manufacturing locations. The system is modeled after the ISO 14001:2015 standard and managed by our Environmental, Health and Safety (EHS) staff.

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•Renewable Energy. Our transition to renewable energy sources is significant. We continue to move away from fossil fuels and other non-renewable energy sources by increasing procurement of energy from renewable sources and expanding the use of on-site solar photovoltaic (PV) systems.
◦Renewable Energy Procurement. We have entered into agreements to procure renewable electricity for large portions of our operations, increasing our sourced renewable energy by 13% year-over-year. Renewable energy currently comprises approximately 68% of our total power consumed.
◦Energy Generation. We have added 600Kw to our overall PV systems and increased our solar capacity by 47% to over 2,000 MWh annually, generating close to $400K in annual utility savings. Pending final regulatory approvals to activate additional installed PV systems, we expect to double our solar capacity to roughly 4,000 Kw, which we expect will drive more than $1 million in annualized utility savings. Furthermore, we are evaluating plans to bring online additional PV capacity generating in the future.
•Strategically Leveraging Proximity and Smart Building. We continue to bring operations closer to our customers, and are expanding production at our newest manufacturing facility in Wroclaw, Poland. This site further diversifies our manufacturing operations to mitigate the risk of unexpected operating shutdowns or delays at our facilities in Mexico and China and is also expected to reduce the overall costs and impact of transporting raw materials to our facilities and finished products to our customers. We are also investing in energy-efficient building designs and controls along with adopting Leadership in Energy and Environmental Design (LEED) principles for all new or modified workspaces, which we expect to reduce energy usage, costs and greenhouse gas emissions.
•Water Conservation. We have implemented initiatives to conserve water, including outfitting most of our facilities with low-flow toilets and faucet sensors, recycling water for vegetation and grey water use and installing catch basins to collect and use rainwater for operations at our manufacturing location in Juarez, Mexico. Our Best Management Practices and Policy (BMP) promotes the sharing of innovative sustainability programs and ideas company-wide. These efforts have not only reduced our environmental impact but also led to cost savings.
•Materials and Waste reduction and Recycling. We have made substantial progress in waste reduction by implementing comprehensive recycling and composting programs, using sustainable materials, minimizing single-use items, and encouraging responsible consumption among employees. We have and are implementing programs to reduce waste from our operations, including:
◦We have focused on our plastic waste management efforts with our customer base and continue to build a comprehensive recycle program to address the entire waste profile (manufacturing and customer/patient). Seventy percent of Align’s total plastic waste is generated in manufacturing with greater than 95% of this waste being sent to an energy recovery partner.
◦We have spent in excess of $100 million on processes that we expect will materially reduce the amount of resin used in the manufacturing of our products, including our recent acquisition of Cubicure, GmbH, a company whose direct fabrication technologies and processes will improve the functionality of our products. Since 2016, product design and manufacturing innovations have enabled a roughly 50% reduction in the polymer content used in our aligner fabrication process and a 33% reduction in the amount of resin used in our aligner molding. We expect further reductions as we deploy Cubicure's direct fabrication capabilities at scale.
◦Expanding the use of intraoral scanners such as our iTero scanners to decrease the time required to deliver our products to customers while reducing the need for traditional polyvinyl-siloxane impressions, the mining of the materials used to make those impressions and the costs and environmental impacts of shipping those impressions.
◦Separating water from resin waste prior to water leaving the manufacturing site to reduce the risks of groundwater contamination.
◦Powering the operations of a strategic third-party incinerator using the majority of our scrap and waste generated by our manufacturing processes, significantly reducing the amount of waste entering landfills.
◦Repurposing scrap and waste plastics generated at our manufacturing location in China for reuse in floor tiles.
◦Redesigning our packaging materials to decrease the environmental impact of the materials used in the packaging and shipment of our products.

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◦Piloting Invisalign clear aligner recycling programs that encourage customers and their patients to return used aligners for recycling.
◦Working to eliminate single use plastics in our facilities.
•Responsible Procurement Practices. Our suppliers are essential to all aspects of our business and our supplier relationships are based on trust and shared commitments to ethical and legal conduct. We select key suppliers that have implemented sustainable business practices to serve our core business processes.
◦We expect our supply partners to follow the highest standards in the industry, such as ISO 14001, and we require our suppliers to adhere to responsible sourcing. We prohibit our suppliers from profiting from the sale of tantalum, tin, tungsten, and gold ("conflict minerals") that funds conflict in the Democratic Republic of the Congo and adjoining countries and require them to source such minerals from socially responsible suppliers.
◦Our suppliers are asked to comply with our Code through which we expect them to respect human rights and treat others fairly, including complying with labor and employment laws, namely minimum wages, overtime, forced and child labors, not unlawfully confiscating immigration documents, and respecting the rights of individuals to return to their home countries.

Employees

Prioritizing our employees' development, wellness and safety, and valuing our employees' differences and perspectives

We believe our success is driven by a diverse workforce characterized by differing backgrounds, beliefs, perspectives and skills. We also strongly believe that the motivation, support, safety, and well-being of employees is fundamental to our success. Our employees must comply with our Code and are regularly asked to read and acknowledge their obligations under the Code. We also strengthen our organization by creating and following values that honor our employees:

•Authenticity and Integrity. We are committed to a culture in which we conduct our business ethically, responsibly and transparently and inform our employees of our expectations through well-designed policies and procedures that start with our Code.
•Listening and Empathizing. We encourage active listening and development of healthy and respectful relationships in which employees can openly and honestly express their thoughts, opinions, hopes and concerns for the betterment of the organization and all its stakeholders. We value our employees' collective voices and as a result utilize a continuous employee listening strategy that includes globally managed pulse surveys, employee lifecycle surveys, and a self-service feature to support listening efforts for our global employees have a continuous listening strategy. We leverage survey results and comments to seek ways to make positive changes throughout the organization.
•Developing our Talent. We have confidence in our employees and encourage them to actively manage their own careers and development using our learning and development resources. Align University Online enables our global employee population to access a diverse portfolio of approximately one thousand self-directed courses in up to 80 languages. We also offer a full suite of custom leadership development programs, beginning with aspiring leaders, continuing with managers and directors, and culminating with executive development opportunities. Our global initiative, Voyage, offers a set of tools, resources and a new mindset, empowering employees to start thinking differently about career growth by embracing development opportunities in new and sometimes unexpected ways. Voyage helps employees experience their career through four distinct lenses: Self, Networks, Experience and Skills. Since its launch, 45% of our employee population has interacted with Voyage with over 108,000 total visits. In addition to our navigation site, we host two Voyage Set Sail weeks annually, where we offer experiential learning for individuals and teams utilizing activities that helps keep development as a focus for our employees. This helps us attract and retain an engaged and productive workforce.
•Balanced and Fair. We welcome differences as opportunities for learning, overcoming challenges and thinking creatively. We serve customers and patients in over 100 countries, making inclusion, diversity and belonging essential for our growth. We are committed to building a workforce of diverse cultural backgrounds and life experiences through fair and balanced policies and practices. A variety of employee resources and standards embody our commitment to inclusion and diversity, including our employee

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resource groups that focus on the professional development, recruitment, and cultural awareness of underrepresented groups. We were recognized in Newsweek’s list of America’s Greatest Workplaces for Diversity in 2024.
•Health, Wellness and Safety. We prioritize the health, safety and well-being of our employees and their families.
◦We have implemented extensive training programs focused on keeping our employees safe while on our premises and while working remotely.
◦We offer compensation that is competitive in our industry so employees can feel financially secure and can in turn contribute to the well-being of their families and the economies and communities in which they live.
◦We offer a wide variety of robust programs and initiatives designed to promote the overall health and welfare of all our employees and their families. Every year, we have a month dedicated to well-being, called Month of Wellness. Throughout the Month of Wellness, employees participate in a variety of activities such as informational sessions and health fairs and receive useful resources aligned to our wellness pillars - mental resilience, physical well-being and healthy living, social/family connections, and financial wellness. This provides our employees with a variety of meaningful ways to embrace wellness and well-being including mindfulness, meditation, nutrition and mental wellness activities, exercise, hikes, yoga, volunteer activities, financial education sessions, social events, and stress management.

We have received numerous awards for our positive work environment and culture. Some of the certifications, awards and recognitions recognized or received in 2023 and 2024 include:

•U.S. News & World Report - Best Companies to Work For and Best Companies to Work For in the Health Care Industry
•Forbes - World’s Best Employers
•Great Places to Work and Best Places to Work based on our employee-validated great workplaces in the following countries, Australia, Brazil, China, Costa Rica, Germany, India, Italy, Korea, Singapore, Taiwan, Thailand, UK, Vietnam and United States (Raleigh, North Carolina)
•Best Places to Work for Women in Korea
•Computerworld - Best Place to Work in IT, based on its survey of organizations across the U.S. to identify those that provide the best benefits and amenities for IT professionals
•Dun & Bradstreet - Top Tech Companies to Work for in Israel
•LinkedIn - Top Companies to Grow Your Career in Israel and Poland
•Mercer - Outstanding Women Care Award in China

For further discussions of our diversity and inclusion initiatives as well as our many employee policies, benefits, achievements and awards please see "Human Capital" under Part I, Item 1 (Business) of our Annual Report on Form 10-K filed with the SEC on February 28, 2024.

Community

Contributing to the communities in which we live and work by using our talents and resources

Contributing to our communities is important in our culture. Our overall philanthropic philosophy is to support organizations whose visions tie closely to our own - transforming smiles, supporting and educating youth/teens, and advancing technology through research and other partnerships with learning institutions and/or foundations. We also focus on the needs of our communities, employees, customers and their patients, and healthcare workers in general.

Launched in 2020, the Align Foundation provides a structured means by which significant donations are directed from a donor-advised fund overseen by Fidelity Charitable, with the flexibility to provide smaller monetary donations, processes to donate our products, as well as an organized way to involve our employees in giving activities. We and our employees made significant donations of money, materials and effort in 2023:

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•We were honored as a “Technology Partner of the Year” by Junior Achievement, an organization that delivers hands on, immersive learning in work readiness, financial health, entrepreneurship, sustainability, STEM, economics, and more. In addition, we engaged in several volunteer activities with Junior Achievement including hosting the first artificial intelligence career summit for around 200 high school students in our San Jose, California office.
•Since 2013, we have been a proud supporter of Operation Smile, a global medical nonprofit providing hundreds of thousands of free surgeries for people born with cleft lips and cleft palates in low and middle-income countries. For the third year, we sponsored Operation Smile’s International Student Leadership Conference, a powerful opportunity for high schoolers around the world to change lives and change their own. As part of our sponsorship, we provided scholarships for 24 participants from 8 different countries plus an additional 10 scholarships for students personally impacted with a cleft condition. As of December 31, 2023, we had donated approximately $2.7 million to Operation Smile.
•For 16 years we have supported America’s ToothFairy, an organization with a mission to increase access to oral health care and education for underserved children in the United States by supporting nonprofit clinics and community partners. As of December 31, 2023, we have provided almost $2 million for the foundation’s operational expenses and children’s oral health programs. With our support in 2023, more than 1.3 million children living with restricted access to care in communities across the country received dental care and/or oral health instruction through America’s ToothFairy programs and the safety-net dental clinics they support, a 54% increase over the prior year.
•We have also established programs to support our doctors that treat patients who may not be well-suited for wearing and managing fixed appliances due to health issues, allergies, disabilities or specific health disorders through discounted fees and other support.
•We held our 6th annual Month of Smiles in October 2023, where each of our more than 22,000 employees are encouraged to participate and make a positive difference through volunteerism, charitable donations, fundraising activities, and intentional acts of goodness. Although the Month of Smiles happens in October, the giving continues through the rest of the year and we are continuously amazed with the participation by and impact of our employees.
•Our partnership with Benevity, a corporate purpose platform, continues to transform our workplace, culture, and the communities where we live and work. It is a platform where employees can find ways to make a difference through volunteer activities, donation opportunities, charitable education, ad hoc matching programs, and volunteer rewards.
•In both Canada and the United States, Invisalign® product donation programs bring smiles to young individuals. Through Align’s Acts of Random Kindness (ARK) program, Invisalign-trained doctors collaborate to provide a straight smile to young patients dealing with health conditions. Since 2019, Align has extended a helping hand to over 200 patients by waiving the lab fees for their treatments through the ARK program. In 2023, Align established a partnership with two non-profit organizations: Smiles Change Lives and Smile for a Lifetime. These organizations offer an affordable option for families who cannot bear the full cost of teeth straightening treatment for their children. As part of this program, Align waives lab fees and enables treatments through Invisalign-trained doctors who donate their time, skills, and practice resources.
•Employees at our site in Juarez, Mexico which represents our largest aggregate employee population, have a longstanding partnership with United Way Chihuahua, an organization that advocates for the health, education, and financial stability of every person in every community. Through our site’s voluntary payroll deduction program, our Juarez employees generously contributed over $85,000 USD to support United Way Chihuahua. Beyond monetary contributions, Juarez employees engaged in numerous volunteer events with United Way which served as avenues for employees to directly engage with the community, fostering meaningful connections and making tangible differences in the lives of those in need; and
•We partnered with universities, dental schools, hospitals, and clinics that support education, leadership and diversity among current and future GP doctors and orthodontists. In 2010, Align began the Research Award Program with the goal to support clinical and scientific orthodontic and dental research in universities across the globe. Since its inception in 2010, we have funded over approximately $3 million in research awards. Research has provided insights into various areas including tooth movement efficacy with clear aligner therapy, oral hygiene and microbial bacteria presence or absence with clear aligners, and comparisons in quality of life with aligners as compared to fixed appliances. We have committed $300,000 that will be awarded to university faculty for scientific and technological research initiatives in 2024 to advance patient care in the fields of orthodontics and dentistry.

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Directors
Board Composition and Refreshment
Director Nominees
Board Diversity Matrix

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Directors

Our Board consists of a diverse group of highly qualified leaders in their respective fields, all of whom have senior leadership experience at large domestic and multinational companies. In these positions, they have gained significant and diverse management experience, including strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. They also have in-depth public company experience serving as executive officers, or on boards of directors and board committees, and have a robust understanding of corporate governance practices and trends. Our Board and Nominating and Governance Committee believes the skills, qualities, attributes, and experiences of our directors provide us with business acumen and a diverse range of perspectives to effectively address our evolving needs and represent the best interests of our stockholders.

Board Composition and Refreshment

Our Board considers its composition and refreshment annually and our Nominating and Governance Committee is tasked with managing succession planning and recruitment.

Qualifications and Diversity

Our Nominating and Governance Committee has specified the following minimum qualifications it believes must be met by a nominee for a position on our Board:

•the highest personal and professional ethics and integrity;
•proven achievement and competence in the nominee's field and the ability to exercise sound business judgment;
•skills and experience that are complementary to those of the existing directors;
•the ability to assist and support management and make significant contributions to our success; and
•an understanding of the fiduciary responsibilities required of a member of our Board, including care, loyalty, and good faith along, with the commitment of time and energy necessary to diligently seek out, oversee and make decisions consistent with those responsibilities.

Our Board seeks directors who represent a mix of backgrounds, skills, and experiences, including candidates of diverse gender, race and ethnicity, that will enhance the quality of deliberations and decisions. Moreover, our directors have diverse business and professional backgrounds, including experience in finance and accounting, venture capital, medical device, consumer products, technology, cybersecurity, brand management and international sales, marketing and operations. Such diversity considerations are discussed by our Nominating and Governance Committee in connection with the general qualifications of each potential nominee.

Identifying Nominees

Our Nominating and Governance Committee considers candidates for Board membership suggested by our Board, executive management and stockholders. Our Nominating and Governance Committee also periodically retains third-party executive search firms to identify independent director candidates. In 2023, our Nominating and Governance Committee retained a third-party executive search firm to assist with the identification and evaluation of potential independent director candidates following the end of terms for two Board members not standing for re-election at the 2023 Annual Meeting. In considering candidates for director nominees, our Nominating and Governance Committee generally assembles information regarding a candidate's background and qualifications. Our Nominating and Governance Committee, in its discretion, may designate one or more of its members to interview any candidate. In addition, our Nominating and Governance Committee may seek input from executive management or other members of our Board, who may interview any candidate. Our Nominating and Governance Committee recommends nominees on its assessment of the backgrounds, experiences and overall suitability to serve on our Board in accordance with our policy regarding nominations and qualifications of directors.

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Under our Guidelines, our Nominating and Governance Committee considers candidate recommendations from stockholders holding at least 1% of the total outstanding shares of our common stock continuously for at least 12 months prior to the date they submit their recommendation. Our Nominating and Governance Committee will consider persons recommended by our stockholders in the same manner as nominees recommended by our Board, individual board members or executive management. A stockholder may also nominate a person directly for election to our Board at an annual meeting of our stockholders provided their proposal meets the requirements set forth in our Bylaws and the rules and regulations of the SEC related to stockholder proposals.

Pursuant to our proxy access provisions, a stockholder (or a group of not more than 20 stockholders) holding at least 3% of our outstanding common stock continuously for at least three years is entitled to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of our Board, provided that the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws, including providing us with advance notice of the nomination and other ownership requirements. The required notice must include the information and documents set forth in the bylaws and, with respect to our 2025 annual meeting of stockholders, must be provided to the Corporate Secretary at the address listed above between November 10, 2024 and December 10, 2024.

Any notice of director nomination submitted to Align other than as described above must include the additional information required by Rule 14a-19(b) under the Exchange Act. The process for properly submitting a stockholder proposal, including a proposal to nominate a person for election to our Board at an annual meeting, is described below in the answer to the question, "Is there any information that I should know regarding future annual meetings?"

Board Refreshment

In 2023, our Board added two new independent directors, and since 2017 it has added five new independent directors, each of whom has brought valuable and diverse backgrounds and perspectives to our Board overall. Moreover, since 2021, three longer-tenured directors have rotated off the Board. As an innovative technology company in the highly regulated medical device industry, our directors bring considerable experience overseeing sales and marketing, operations, finance and accounting, research and development, legal, regulatory and compliance and corporate governance, all practices essential to our success. Our refreshment process reflects a balanced approach that allows us to benefit from our valued tenured members who know and understand our company, while also seeking new members with experiences that add future value. We are committed to maintaining a Board that blends a diversity of backgrounds with strategic expertise in varying fields and who offer perspectives in areas key to our mission, vision and strategic growth and expansion of our business into key domestic and international markets, including technology, cybersecurity, healthcare, life sciences, medical devices, e-commerce, consumer products and manufacturing.

5 New Board Members Since 2017

3 out of 5 are Ethnically Diverse
3 out of 5 are Women
4 out of 5 are Diverse

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Director Nominees

Kevin T. Conroy
Age: 58 Director Since: 2023 Roles: Independent Director Committees: Compensation and Human Capital Committee	Experience: 2009 - Present 2005 - 2008 2004 - 2005 Prior

CEO and Chairman of the Board (2014), Exact Sciences Corp. (molecular diagnostics company)
President and CEO, Third Wave Technologies, Inc. (molecular diagnostics company)
General Counsel, Third Wave Technologies, Inc. (molecular diagnostics company)
Various Leadership Positions at GE Healthcare (medical technology company)

Other Board Positions
Adaptive Biotechnologies Corporation (2019-2023)
Epizyme, Inc. (2017-2022)
CM Life Sciences II Inc. (2021)
SomaLogic, Inc. (2021)
Arya Sciences Acquisition Corp. (2018-2020)

Notable Experience and Key Board Contributions
•Mr. Conroy has extensive experience creating stockholder value as a business, legal, corporate strategy, and executive leader and has significant experience in the healthcare and the molecular diagnostics industries.
•At Exact Sciences, Mr. Conroy has developed Cologuard and the company has grown to $2.5B in revenue while serving 4 million patients.
•At Third Wave, Mr. Conroy developed and brought a novel cervical cancer screening test, Cervista, to patients.

Education
B.S. in Electrical Engineering from Michigan State University
J.D. from the University of Michigan Law School

Kevin J. Dallas
Age: 60 Director Since: 2018 Roles: Independent Director Chair of Technology Committee Committees: Technology Committee; Audit Committee	Experience: 2023 - Present 2020 - 2022 1996 - 2020 Prior

CEO, EnterpriseDB Corporation (software company)
CEO, Wind River Systems, Inc. (software company)
Corporate Vice President, Cloud & AI Business Development, Microsoft (software company)
Various Positions, NVIDIA Corporation (technology company)
Various Positions, NVIDIA Corporation and National Semiconductor, now Texas Instruments Inc. (technology company)

Notable Experience and Key Board Contributions
•Mr. Dallas brings more than 25 years of experience driving digital innovation and growth at technology companies and expertise in the digital transformation of customers and partners.
•At Microsoft, Mr. Dallas enabled the digital transformation of customers and partners across a range of industries including: connected/autonomous vehicles, industrial IoT, discrete manufacturing, retail, financial services, media and entertainment, and healthcare.

Education
B.S.c. in Electrical and Electronic Engineering from Staffordshire University

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Joseph M. Hogan
Age: 66 Director Since: 2015 Roles: Director, President and CEO of Align Technology, Inc.	Experience: 2015 - Present Prior

President and CEO, Align Technology Inc. (dental technology company)
CEO, ABB at Cutlass Capital (technology company)
Various Positions including CEO of GE Healthcare, General Electric (a medical technology company)

Other Board Positions
Supervisory Board of avateramedical N.V. (2019-2021)

Notable Experience and Key Board Contributions
•At Align, Mr. Hogan has overseen significant financial and operating performance over the last eight years.
•Mr. Hogan is a proven leader serving as an integral connection between our board of directors and management. He brings to Align significant leadership experience from large public companies, with strategic business, market development and sales acumen, and expertise in strategic and operational aspects of complex, international organizations.
•During his five years at ABB, Mr. Hogan oversaw a 25% increase in revenues.
•As CEO of GE Healthcare, Mr. Hogan drove significant geographic and market portfolio expansion and more than doubled revenues from $7 billion to $16 billion.

Education
B.S. in Business and Economics from Geneva College
M.B.A. from Robert Morris University

Joseph Lacob
Age: 68 Director Since: 1997 Roles: Independent Director Chair of Nominating and Governance Committee Committees: Nominating and Governance Committee; Technology Committee	Experience: 2010 - Present 1987 - 2010 Prior

Governor, Co-Executive Chairman and CEO, Golden State Warriors (basketball team) and Golden State WNBA (basketball team)
Partner, Kleiner Perkins Caufield & Byers (venture capital firm)
Various Positions, Cetus Corporation, now Chiron Corporation (biotechnology company)
Various Positions, FHP International (health maintenance organization)
Various Positions, Booz, Allen & Hamilton (consulting firm)

Other Board Positions
Golden State Warriors (2010-present)
NeuroPace, Inc. (1997-present)
Orexigen Therapeutics, Inc. (2004-2012)

Notable Experience and Key Board Contributions
•Mr. Lacob brings expertise in evaluating and developing strategic opportunities, specifically in the technology, healthcare and life sciences industries.
•Mr. Lacob also has significant consumer marketing, financial, strategic investment and mergers and acquisition experience.
•Mr. Lacob was closely involved with KPCB's investments in more than 50 life science companies, including the startup or incubation of a dozen ventures, and with KPCB's medical technology practice, which includes more than 30 therapeutic and diagnostic medical device companies.

Education
B.S. in Biological Sciences from the University of California at Irvine
Masters in public health from the University of California at Los Angeles
M.B.A. from Stanford University

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C. Raymond Larkin, Jr.
Age: 75 Director Since: 2004 Roles: Independent Director Chairman of the Board Committees: Nominating and Governance Committee	Experience: 1999 - 2010 2003 - 2007 Prior

Principal, Group Outcome L.L.C. (merchant banking)
CEO, Eunoe, Inc. (medical device company)
Venture Partner, Venture Partner at Cutlass Capital (venture capital firm)
President and CEO, Nellcor Puritan Bennett, Inc. (respiratory products companies)

Other Board Positions
Shockwave Medical, Inc., Chair (2019-present)
Neuropace (2008-2019)
Heartware, Inc., Chair (2008-2018)
Reva Medical, Inc., Chair (2008-2018)

Notable Experience and Key Board Contributions
•Mr. Larkin brings significant leadership experience at large public companies, a deep knowledge and authority in the medical device and healthcare fields, extensive public and private company board experience, and strong strategic business development and tactical implementation skills.
•Mr. Larkin has unique experience with the growth and maturation of a medical device company. He grew Nellcor to nearly $1 billion in revenues through the development and introduction of pulse oximetry into worldwide use for patient safety monitoring, setting the standard of care for the respiratory-impaired patient.
•Mr. Larkin served in the United States Marine Corps, rising to the level of Captain.

Education
B.S. in Industrial Management from LaSalle University

George J. Morrow
Age: 72 Director Since: 2006 Roles: Independent Director Chair of Compensation and Human Capital Committee Committees: Nominating and Governance Committee; Compensation and Human Capital Committee	Experience: 2003 - 2011 2001 - 2003 Prior

Executive Vice President, Global Commercial Operations, Amgen Inc. (biotechnology company)
Executive Vice President of Worldwide Sales and Marketing, Amgen Inc. (biotechnology company)
Various Positions including President and Chief Executive Officer of Glaxo Wellcome Inc., GlaxoSmithKline Inc. (biopharma company)

Other Board Positions
Neurocrine Biosciences, Inc. (2015-present)
Vical, Inc. (2012-2019)
Otonomy, Inc. (2015-2018)
Human Genome Sciences, Inc.
Glaxo Wellcome, Inc.
Safeway, Inc.
National Commerce Bank

Notable Experience and Key Board Contributions
•Mr. Morrow brings significant leadership experience in sales, marketing and operational global ownership, a valuable understanding of medical device regulatory and compliance, financial, and corporate governance, and expertise in growth driven sales compensation strategies and risk mitigation controls.
•As Executive Vice President of Amgen, Mr. Morrow oversaw all commercial functions for Amgen's broad spectrum of products in more than 50 countries.

Education
B.S. in Chemistry from Southampton College, Long Island University
M.B.A. from Duke University
M.S. in Biochemistry from Bryn Mawr College

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Anne M. Myong
Age: 56 Director Since: 2019 Roles: Independent Director Chair of Audit Committee Committees: Audit Committee; Compensation and Human Capital Committee	Experience: 2021 - 2023 2020 - 2021 2014 - 2017 2011 - 2014 Prior

President, Amyris, Inc. (biotechnology company)
Chief Executive Officer and Chief Financial Officer, Aura Financial (financial services company)
Senior Vice President and Chief Financial Officer, Walmart Global eCommerce (eCommerce segment of retail corporation)
Senior Vice President, Chief Financial and Administrative Officer, Walmart China Retail (retail corporation)
Vice President and Chief Financial Officer, Agilent Technologies China (life science software and supplies company)

Other Board Positions
Goodwill Industries International, Inc. (2016-2022)

Notable Experience and Key Board Contributions
•Ms. Myong brings extensive experience in global operations, finance and accounting with a unique knowledge of international markets, a deep understanding of financial reporting and organizational risks, controls and monitoring, and expertise in consumer products, omnichannel retailing, digital marketing, and scaling industry-transforming innovations.
•As Senior Vice President and Chief Financial Officer of Walmart Global eCommerce, Ms. Myong accelerated the growth, profitability, and digital transformation of Walmart’s retail and e-commerce operations in the United States, China, and Brazil.

Education
B.B.A. in Computer Information Systems from James Madison University
M.B.A. from Harvard Business School

Mojdeh Poul
Age: 61 Director Since: 2023 Roles: Independent Director Committees: Audit Committee	Experience: 2019 - 2022 2011 - 2018 2005 - 2011 Prior

Executive Vice President and Group President, 3M Healthcare Business Group (global healthcare products company)
Various Global Executive Leadership Positions, 3M Healthcare Business Group (global healthcare solutions company) and 3M (diversified global company)
Various Global Business Leadership Positions, Medtronic (global medical technology company)
Various Marketing Leadership Positions, ev3 (medical device company)
Various Global Marketing Leadership Positions, Medtronic (global medical technology company)
Various Global Marketing Leadership Positions, Boston Scientific (global medical technology company)
Various Management Positions, Teleflex Medical (global medical device company)
Various Engineering Positions, GE Plastics (global engineering plastics company)

Other Board Positions
iRhythm Technologies (2023-present)
CeramTec Advisory Committee (2022 – Present)
Stanley Black and Decker (2021-present)

Notable Experience and Key Board Contributions
•Ms. Poul has 27 years of experience in various segments of the healthcare industry. She has a proven track record of delivering business growth and performance though portfolio transformation, value-creating innovation, and impactful capital allocation.
•Ms. Poul has deep expertise in corporate strategy, mergers and acquisitions, global profit and loss and operations management, and commercial excellence.

Education
M.B.A. from the University of North Carolina, Chapel Hill
Masters in Mechanical Engineering from the University of Louisville
B.S. in Mechanical Engineering from the University of Louisville

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Andrea L. Saia
Age: 66 Director Since: 2013 Roles: Independent Director Committees: Compensation and Human Capital Committee; Audit Committee; Technology Committee	Experience: 2011 - 2012 2008 - 2011 2002 - 2008 Prior

Global Head of Alcon Vision Care, Novartis AG (pharmaceutical company)
President and CEO, CibaVision Corporation, (contact lens company)
Various Positions including President of Europe, Middle East, and Africa, President of the Global Lens Business and Global Head of Marketing, CibaVision Corporation (contact lens company)
Various Positions, Unilever (consumer goods company)
Various Positions, Procter & Gamble (consumer goods company)
Various Positions, Revlon (beauty supply company)

Other Board Positions
Outset Medical, Inc. (2021-present)
LivaNova PLC (2016-2023)
Coca-Cola Enterprises, Inc. (2012-2016)

Notable Experience and Key Board Contributions
•Ms. Saia brings 40 years of global experience within the healthcare, medical device and consumer products industries and expertise in global sales and marketing and strategic business development.
•Ms. Saia has worked with technologically driven companies dedicated to developing new solutions that significantly improve the health and well-being of consumers.

Education
B.S. in Business Administration from Miami University
M.B.A. from J.L. Kellogg Graduate School of Business

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Susan E. Siegel
Age: 63 Director Since: 2017 Roles: Independent Director Committees: Nominating and Governance Committee; Technology Committee	Experience: 2017 - 2019 2012 - 2017 Prior

Chief Innovation Officer, GE (conglomerate company)
CEO, GE Ventures and Licensing (conglomerate company)
General Partner, Mohr Davidow Ventures (multidisciplinary investment firm; Ms. Siegel focused investments in personalized medicine, life sciences and digital health)
Director and President, Affymetrix (genomics company)

Other Board Positions
Illumina, Inc. (2019 - present)
Nevro Corporation (2020 - present)
The Engine (2016 - 2020), Chair (2020 - present)
KFF (formerly Kaiser Family Foundation) (2019 - present)
National Venture Capital Association (2012 - 2016)
Pacific Biosciences, Inc. (2006 - 2013)
Tech Interactive (2003 - 2007)
Affymetrix (2000 - 2006)

Notable Experience and Key Board Contributions
•Ms. Siegel brings extensive experience in identifying, funding, pioneering, and implementing industry-shifting innovations in the life sciences, biomedical research, and healthcare industries.
•Ms. Siegel led Affymetrix, one of the fastest growing genomics companies of its time. She led it from a pre-revenue startup to a multi-billion dollar publicly listed company that helped shape the emerging genomics industry, including addressing the bioethical issues of its day.
•Ms. Siegel has been recognized in Fortune’s “34 Leaders Who Are Changing Health Care,” as one of “The 100 Most Influential Women in Silicon Valley,” “Fierce Biotech’s Top 10 Women in Medical Devices,” and was awarded the “Lifetime Achievement Award” by Global Corporate Venture in 2020. She is an Aspen Institute Henry Crown Fellow and is a featured “Multiplier” in the bestselling book: “Multipliers: How the Best Leaders Make Everyone Smarter.”

Education
B.S. in Biology from the University of Puerto Rico
M.S. in Biochemistry and Molecular Biology from Boston University Medical School.

There are no family relationships between any director and any of our executive officers.

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Board Diversity Matrix
The following matrix is provided to illustrate the demographic diversity and tenure distribution of the members that serve on our Board as of March 25, 2024:

	Kevin Conroy	Kevin Dallas	Joseph Hogan	Joseph Lacob	Raymond Larkin	George Morrow	Anne Myong	Mojdeh Poul	Andrea Saia	Susan Siegel
Part I: Gender Identity
Male	●	●	●	●	●	●
Female							●	●	●	●
Non-Binary
Did Not Disclose Gender
Part II: Demographic Information
African American or Black		●
Alaskan Native or Native American
Asian							●			●
Hispanic or Latino
Native Hawaiian or Pacific Islander
White or Caucasian	●		●	●	●	●		●	●
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Information
Tenure
0-7 Years	●	●					●	●		●
8-15 Years			●						●
16+ Years				●	●	●

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Director Compensation
Cash Compensation
Equity Compensation
Total Compensation

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Director Compensation

Our director compensation program is designed both to attract and fairly compensate highly qualified, non-employee directors to represent and act in the best interests of our stockholders, employees, and the communities we serve. For the purpose of determining non-employee director compensation for 2023, our Compensation and Human Capital Committee engaged Compensia, an independent third party consulting firm that specializes in analyzing compensation practices and trends, to evaluate the competitiveness of our program. As part of its analysis for 2023, our Compensation and Human Capital Committee considered the following:

•the corporate governance environment as well as recent trends and developments relating to director compensation;
•amounts payable under, and the various components of, our director compensation program; and
•the aggregate director compensation cost, in comparison to boards of directors of the same group of peer companies used in determining executive management compensation1.

Following its review, the Compensation and Human Capital Committee determined that our non-employee director compensation practices continued to be, in aggregate, generally aligned with market norms and emerging best practices and, as such, no changes were necessary for our 2023 non-employee director compensation program.

Cash Compensation
Our 2023 non-employee directors cash compensation program was as follows and paid in quarterly installments:

Description	Current Fee
Annual Retainer for Board Membership (other than the Chair of our Board)	$50,000
Annual Retainer for membership on the Compensation and Human Capital Committee and the Audit Committee (other than the Chairs of each)	$13,500
Annual Retainer for Chairs of the Compensation and Human Capital Committee and the Audit Committee	$27,000
Annual Retainer for membership on the Nominating and Governance Committee (other than the Chair) and the Technology Committee	$5,000
Annual Retainer for the Chair of Nominating and Governance Committee	$10,000
Annual Retainer for the Chair of our Board (1)	$100,000
(1)The Chair of our Board is not compensated for membership on any committee.

Equity Compensation
In March 2023, our Compensation and Human Capital Committee approved an annual equity grant of RSUs to our then-current board members (other than the Chair of our Board, Mr. Larkin) having a long-term incentive value equivalent to $300,000. For Mr. Larkin's additional responsibilities as Chair of our Board, the Compensation and Human Capital Committee approved an annual RSU grant of $400,000. The actual number of shares under the RSU awards was calculated using the closing price of our common stock on the date of our 2023 annual meeting of stockholders. Accordingly, on May 17, 2023, each non-employee director other than Mr. Larkin was granted 1,029 RSUs and Mr. Larkin was granted 1,372 RSUs based on the closing per share price of our common stock on that date of $291.36. Each of these RSU awards vests 100% upon the earlier of (i) the one-year anniversary of the grant
1 For further details on our peer group, see the discussion of our "How We Determine Compensation" in the Compensation Discussion and Analysis section below)

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date or (ii) the date of the next annual meeting of stockholders following the grant date. Assuming the continued service of each non-employee director, each of these equity awards are expected to fully vest on May 17, 2024.

Mr. Conroy and Ms. Poul, both of whom joined our Board on December 5, 2023, were each granted an initial award of RSUs having a long term incentive value equivalent to $300,000 that was prorated from the date of their appointment through the anticipated date of our 2024 annual meeting of stockholders (approximately 5 months). This resulted in an award of 660 RSUs to each of Mr. Conroy and Ms. Poul based on the 30-trading day average closing price of our common stock for the period ending December 5, 2023 of approximately $215.35. Each award is expected to fully vest on May 22, 2024, the date of our Annual Meeting, assuming their continued service on the Board through such date.

Total Compensation
The table below summarizes the compensation paid to our non-employee directors for the year ended December 31, 2023. The compensation of our President and CEO, Mr. Hogan, is shown in the Summary Compensation Table of this proxy statement.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Kevin T. Conroy(2)	4,167	142,131	146,298
Kevin J. Dallas	68,500	299,809	368,309
Joseph Lacob	65,000	299,809	364,809
C. Raymond Larkin, Jr.	100,000	399,746	499,746
George J. Morrow	82,000	299,809	381,809
Anne M. Myong	84,875	299,809	384,684
Mojdeh Poul(2)	4,167	142,131	146,298
Andrea L. Saia	82,000	299,809	381,809
Greg J. Santora(3)	37,708	—	37,708
Susan E. Siegel	60,000	299,809	359,809
Warren S. Thaler(4)	30,625	—	30,625
(1)The amounts reflect the aggregate grant date fair value of RSU awards computed in accordance with FASB ASC Topic 718. There can be no assurance that the grant date fair value amounts will ever be realized. The RSUs are time-based awards and are not subject to performance or market conditions.
(2)Mr. Conroy and Ms. Poul were appointed to the Board on December 5, 2023. The cash amounts reflected represent the pro rata amounts of our quarterly Board member retainer from that date through December 31, 2023. The value of the stock awards represent the pro rata amount of the RSU award from the date of their appointment through our anticipated date of our 2024 annual meeting of stockholders.
(3)Mr. Santora did not stand for re-election in 2023. As a result, the cash amount shown is prorated for his membership on the Board, Audit and Compensation and Human Capital Committees from January 1, 2023 to May 17, 2023.
(4)Mr. Thaler did not stand for re-election in 2023. As a result, the cash amount shown is prorated for his membership on the Board, Audit, Nominating and Governance, and Technology Committees from January 1, 2023 to May 17, 2023.

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The aggregate number of stock awards granted to each non-employee director during the fiscal year ended December 31, 2023, were as follows:

Name	Stock Awards
Kevin T. Conroy(2)	660
Kevin J. Dallas	1,029
Joseph Lacob	1,029
C. Raymond Larkin, Jr.	1,372
George J. Morrow	1,029
Anne M. Myong	1,029
Mojdeh Poul(2)	660
Andrea L. Saia	1,029
Greg J. Santora(1)	—
Susan E. Siegel	1,029
Warren S. Thaler(1)	—
(1) Messrs. Santora and Thaler did not stand for re-election in 2023 and were not granted stock awards in 2023.
(2) Mr. Conroy and Ms. Poul were each appointed to the Board on December 5, 2023. The amounts reflected represent the pro rata amounts of our annual Board member equity award of $300,000 from the date of their appointment through the expected date of our Annual Meeting on May 22, 2024.

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Executive Compensation – Compensation Discussion And Analysis
Named Executive Officers
Executive Summary
Our Executive Compensation Program
How We Implement and Manage Our Executive Compensation Program
The Principal Elements of Executive Compensation
Severance and Change of Control Arrangements
2023 Stockholder Say-On-Pay Vote Results
Compensation and Human Capital Committee of the Board Report

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Executive Compensation – Compensation Discussion And Analysis

This section explains how we compensate our NEOs although much of the discussion also applies to all our executive management whose titles are executive vice president and above.

Named Executive Officers
Our NEOs for fiscal year 2023 include our CEO, CFO and our three other most highly compensated executive officers who were serving as executive officers as of the end of the last completed fiscal year. They are:

Joseph Hogan	John Morici	Emory Wright
President and CEO	CFO and Executive Vice President, Global Finance	Executive Vice President, Global Operations

Julie Coletti	Stuart Hockridge
Executive Vice President, Chief Legal and Regulatory Officer	Executive Vice President, Global Human Resources

For more information on our NEOs' background and experience, see Item 1, Business, of our Annual Report on Form 10-K filed with the SEC on February 28, 2024.

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Executive Summary

Continued Emphasis on Pay for Performance

We believe the design of our executive compensation program is instrumental in helping us successfully execute our strategic growth drivers and reward financial performance commensurate with actual results. 2023 was a year of stronger performance relative to 2022 that exceeded our initial 2023 operating margin guidance. However, we fell short of our incentive plan’s financial goals. Accordingly, our 2023 executive management compensation program payouts, for both cash and equity, are all below target as set forth below.

Key Executive Compensation Design Changes and Results

2023 Executive Compensation Design Changes
The Compensation and Human Capital Committee believed achievement of our rigorous objectives described later in this proxy statement, and a greater quantum of performance-based compensation for our CEO, would in the aggregate drive an appreciable increase in the price of our common stock over the 3 years of our long-term incentive awards. As seen in the realizable pay section below, these changes improved on a compensation program that has historically tied pay outcomes to value creation and stockholder return. In 2023, we:

	_	increased our CEO's target long-term incentive by $2 million, and increased the percentage of at-risk performance-based MSUs from 67% of his equity award in 2022 to 70% in 2023;
_
increased the at-risk portion of the annual target total direct compensation ("TDC") of our CEO's and, on average, our other NEOs' from 91% and 81%, respectively, in 2022 to 93% and 82%, respectively, in 2023; and

_
increased the weighting of our CEO's and, on average, our other NEOs' compensation awarded in the form of market stock units ("MSUs") from 52% and 45%, respectively, in 2022, to 57% and 46%, respectively, in 2023.

2023 Executive Compensation Results
Our financial performance improved in 2023 relative to 2022, but nonetheless resulted in below target results and payouts under both our annual cash bonus and three-year equity based long-term incentive

Cash Bonus (66% of Target)
Despite year-over-year improvements in our actual revenues and operating income that exceeded the operating margin guidance we announced in February of 2023, results for 2023 fell short of the rigorous targets set by the Compensation and Human Capital Committee, resulting in executive compensation cash bonus payouts at 66% of target

MSUs (87.7% of Target)
MSUs for our CEO and our other NEOs awarded in February 2021 vested at 87.7% of target due to our stock underperformance relative to the NASDAQ Composite Index over the three year period ending February 2024

2024 Executive Compensation Preview	In 2024, to better align with stockholder expectations, we reduced our CEO’s long-term incentive grant target value by $1 million.

Target Pay and Reported Value

The target value of the MSUs and RSUs granted to our CEO in 2023 was $13.5M. However, the value reported in the Summary Compensation Table is $26.2M, due primarily to a 198% premium placed on the value of our TSR-linked equity awards as assessed under the applicable accounting and SEC rules. This value premium is largely the result of a large run-up in our stock price immediately pre-grant which correspondingly inflated the reported value of equity granted to our other NEOs as well.

Notwithstanding this reported value, our MSUs, which make up the vast majority of the 2023 long-term incentive, vest only after positive performance over 3 years. As a result, realizable pay is dependent on generating positive stockholder outcomes over 3 years and is not tied to the point-in-time value assessed by the accounting rules. As

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shown in the following section, realizable TDC has averaged 47% of reported TDC over the past three years, and 3-year cumulative realizable TDC has been 49% of 3-year cumulative reported TDC.

Realizable Pay

Realizable pay reflects the real value of equity awards, which increases or decreases with fluctuations in market value. We believe it is important to consider the effect of the year-end value of our stock on those awards over time in addition to the grant date fair values included in the Summary Compensation Table. Considering approximately 82% of our CEO’s and 69% of our other NEOs’ target TDC for 2023 was equity-based, we consider realizable pay an essential component of evaluating the effectiveness of our pay for performance philosophy.

As shown below, for 2023, our CEO’s cumulative 3-year realizable TDC was 76% of his cumulative 3-year target TDC and 49% of his cumulative 3-year reported TDC, which is heavily driven by the reported grant date values of our equity-based long-term incentive. Further, as shown below, in the comparisons of target pay, realizable pay, and our TSR, positive real pay delivery for our executives is heavily dependent on the creation of stockholder value. Just as positive returns and the generation of stockholder value can increase pay above target, depressions in stock price can drive realizable total direct compensation below target. The Compensation and Human Capital Committee believes that this correlation between real pay delivery and stock price, visible in the following charts, demonstrates that our equity compensation programs are working as intended, providing meaningful incentives for our executive officers to drive strong stockholder returns relative to our peer group over the long-term.

CEO Realizable TDC v. Target TDC and Reported TDC

				Realizable Pay
	Target TDC(1)	Reported TDC(4)		Realizable TDC(2)	% of Target TDC	% of Reported TDC
2023	$16.89M	$28.95M	2023	$16.14M	96%	56%
2022	$14.73M	$18.68M	2022	$7.44M	51%	40%
2021	$12.58M	$21.59M	2021	$10.03M	80%	46%
3-Year Cumulative	$44.19M	$69.22M	3-Year Cumulative	$33.61M	76%	49%

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(1)    Target TDC: Target TDC is the sum of our CEO’s base salary as disclosed in the Compensation Discussion and Analysis sections of this and prior proxy statements, the target annual incentive amount (which is the target bonus percentage multiplied by the respective base salary) and the target value of the CEO’s long-term incentive awards (which is the amount used to determine the number of shares underlying such awards). No other amounts are included.
(2)    Realizable TDC: Realizable TDC is the sum of our CEO’s actual earned base salary, non-equity incentive plan compensation, equity award values of RSUs and performance shares granted (calculated for performance shares as described in the following sentence) with such equity award values multiplied by the closing stock price per share on the last day of fiscal year 2023 of $274.00, and all other compensation disclosed in the Summary Compensation Table for the applicable fiscal year. Equity award values for performance shares are based on: (i) for completed performance periods that began in fiscal year 2021, the number of shares actually issued for the applicable performance period following certification of results; and (ii) for performance periods that began in fiscal years 2022 and 2023 that are not yet complete, target amounts under the relative TSR Goal.
(3)    Indexed TSR: Indexed TSR is calculated by taking the stock price per share on the last day of fiscal years 2021 to 2023 of $657.18, $210.90, and $274.00, respectively, and dividing each by the stock price per share on the last day of fiscal year 2020 of $534.38.
(4) Represents the total compensation figures reported in the Summary Compensation Table with respect to each year. As described in the Target Pay and Reported Value section, above, these figures are heavily impacted by the reportable valuation of our TSR-linked awards, which is often more than the price of our stock on the date of grant.

Our Executive Compensation Program

Our program is designed to closely align executive compensation with investors' interests. The program provides a mix of annual cash and equity, heavily weighted towards longer-term incentives and ties the majority of the compensation paid to our executive management to the achievement of performance goals. The intent of the compensation mix is to attract and retain high-caliber executives in a competitive market for talent and encourage our executive management to implement strategies and take actions in the long-term best interest of the Company and our stockholders.

Executive Compensation Philosophy and Core Objectives

The objective of our Executive Compensation Program is to encourage our corporate leaders to achieve our financial and strategic objectives, thereby creating long-term value for our stockholders. We remain committed to this longstanding philosophy. We do this by emphasizing performance-based pay. Our compensation program is structured to pay more when our financial and strategic performance is robust and less when, as in 2023, we underperformed relative to our expectations, providing built-in flexibility in the management of our operating expenses and enabling us to preserve and alter strategic programs when economic conditions are unfavorable or warrant adjustments. In designing our compensation program, the Compensation and Human Capital Committee adheres to compensation governance best practices, including the following:

Offer competitive compensation	We seek to provide competitive compensation opportunities to attract, retain and incentivize superior talent
Reward performance
A significant portion of the target total direct compensation of our NEOs is tied to the achievement of financial and strategic objectives, supporting our pay-for-performance philosophy by directly and substantially linking rewards to achievement of measurable financial targets and a shared set of critical strategic priorities. By also rewarding individual performance, we seek to recognize outstanding individual contributions

Link the interests of executive management with those of our stockholders
A significant portion of the target total direct compensation of our NEOs is in the form of long-term equity-based compensation. This structure is designed to focus decision-making and behavior on goals consistent with our overall strategy over a period of years

Solely Independent Directors	The Compensation and Human Capital Committee is composed solely of independent directors, and it retains an independent compensation consultant directly
Annual Say-on-Pay Votes
We submit annual proposals on the compensation of our NEOs ("say-on-pay") to stockholders for advisory votes, with approximately 82% of votes cast in favor of our compensation plan in 2023. The Compensation and Human Capital Committee considers the outcome of the vote in future compensation decisions

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Stock Ownership(1) Guidelines
We maintain meaningful stock ownership guidelines for executive management and non-employee directors as a matter of good corporate governance and to demonstrate that the interests of executive management and non-employee directors are consistent with those of our stockholders. In 2023, each member of executive management other than our CEO was subject to a stock ownership guideline equal to 3x their annual base salary.

Our CEO was subject to a stock ownership guideline equal to 6x his annual base salary. He has purchased $7 million of our common stock since his last sale in 2021.(2)

No "single-trigger" on Cash or Equity Compensation
All of our post-employment cash compensation arrangements in the event of a change in control of the Company are "double-trigger" arrangements requiring both a change in control and a qualifying termination of employment before any cash payments are paid. In addition, the employment agreements entered into by our CEO and CFO, as well as others who join or are promoted to an executive management role after September 2016, provide that such individuals will only receive accelerated vesting of their outstanding and unvested equity awards if they are terminated without cause or for convenience within 18 months of a change of control (double trigger).

Annual Compensation-Related Risk Assessment
Our compensation policies are structured to discourage inappropriate risk-taking. There are no guarantees that bonuses will be paid or paid in the amounts anticipated under our annual cash bonus incentive program (none were paid in 2022 and the payout in 2023 was only 66% of target) and we cap the maximum bonus awards in part to discourage excessive risk-taking. The Compensation Risk Assessment located below in this proxy statement describes the Compensation and Human Capital Committee's assessment that the risks arising from our company-wide compensation programs are reasonable, in the best interest of our stockholders, and unlikely to have a material adverse effect on us.

No Hedging or Pledging of Our Stock
Employees (including officers) and directors may not directly or indirectly engage in transactions intended to hedge or offset the market value of our common stock that they own. In addition, our Insider Trading Policy prohibits employees (including officers) and directors from directly or indirectly pledging our common stock as collateral for any obligation.

Careful Management of Equity Burn Rates
We are committed to carefully managing the dilutive impact of equity compensation awards. Management and the Human Capital Committee regularly evaluate share utilization levels by reviewing the dilutive impact of stock compensation. For 2023, our overall equity-award-based gross burn rate for our 2005 Incentive Plan was 0.77%. Gross burn rate is defined as the number of equity awards granted in the year divided by shares outstanding. While we no longer issue stock options and do not have any vested or unvested stock options outstanding, were we to do so, we have pledged to not reprice, buyout or exchange underwater stock options and there is no liberal counting or recycling of shares.

Clawback Policy	We have a clawback policy that provides for the recoupment of executive compensation in certain circumstances as required by Dodd-Frank
Regular Stockholder Outreach
We have an extensive and continuous stockholder outreach program through which we regularly connect members of our Board, executive management and other senior leaders with our stockholders for input and suggestions on a wide variety of topics, including our pay practices and governance. See section entitled "Stockholder Outreach and Engagement" for more information.

(1) For purposes of this policy, "ownership" includes shares of our common stock directly held or held in trust for the benefit of such director, member of executive management or their family members living in the same household and shares of our underlying restricted stock units held directly, whether or not yet vested. "Ownership" does not include vested or unvested options to purchase our common stock or shares underlying unvested MSUs.
(2) In 2023, our CEO purchased $3 million (as valued at the time of each purchase) of our common stock with his personal funds and has since his last sale of our common stock in 2021, purchased $7 million (as valued at the time of each purchase).

Compensation Program Evaluation and Risk Management

Our Compensation and Human Capital Committee evaluates the various elements of our compensation programs to avoid encouraging, and to mitigate against, excessive risk taking, by promoting behaviors that support sustainable value creation. The Compensation and Human Capital Committee annually assesses the various

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components of our compensation programs and believes our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

In performing its assessment, the Compensation and Human Capital Committee monitors and evaluates our compensation programs to ensure that:

•We provide a mix of cash and equity, that in the aggregate are heavily weighted towards longer-term incentives to encourage strategies and actions in the long-term best interests of the Company and our stockholders;
•We set base salaries consistent with each employee's responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;
•We set appropriate performance goals that we believe:
◦are reasonable in light of past performance and market conditions, and
◦encourage success without encouraging excessive risk-taking to achieve short-term results.
•We set annual cash incentive plan performance goals that are Company-wide in order to encourage sound decision-making and performance throughout the Company and that are in the best long-term interests of the Company and our stockholders as a whole;
•We do not employ an “all-or-nothing” approach. Under our annual cash incentive plan, achievement of performance goals at levels below full target goals reduces only the payout related to that goal, not the other goals;
•We cap the amount executive management can receive under our cash incentive compensation plan at a maximum of their targets to avoid incentivizing excessive risk-taking; and
•We use a portfolio of equity-based awards for executive management that incentivize performance over a variety of time periods with respect to several balanced goals. For example:
◦RSUs retain value even in depressed markets making it less likely employees will take unreasonable risks to get, or keep, their equity awards "in the money;"
◦Performance-based MSUs measure relative stockholder return over a three-year performance cycle, thereby potentially retaining value even if the price of our common stock decreases in a market downturn, provided that the decrease is not more than 33 percentage points greater than other companies;
◦The number of shares potentially earned are capped at a maximum of 250% of the number of target shares to limit stockholder dilution; and
◦Executive management is subject to material stock ownership guidelines.

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How We Implement and Manage Our Executive Compensation Program
The Compensation and Human Capital Committee, their consultants and executive management contribute to the implementation of the Executive Compensation Program. The table below specifies the responsible parties and their respective roles in determining our NEOs' compensation:

Responsible Party	Roles and Responsibilities
Compensation and Human Capital Committee	Sets our overall compensation philosophy, which our Board reviews and approves
Reviews and approves our compensation programs; designs and monitors the execution of these programs
Reviews and approves all forms of compensation for executive management (other than our CEO)
Reviews and recommends to our Board all forms of compensation for our CEO

No member of the Compensation and Human Capital Committee is a former or current officer of the Company or any of our subsidiaries. No member of executive management serves as a member of the Board or the Compensation Committee of any entity that has any members of executive management serving on our Board or the Compensation and Human Capital Committee.

Consultant to the Compensation and Human Capital Committee (Compensia, Inc. an independent executive compensation consulting firm retained directly by the Compensation and Human Capital Committee to assist it in performing its responsibilities)

Compensia attends meetings of the Compensation and Human Capital Committee and communicates outside of meetings with its members and management with respect to the design and assessment of compensation packages for executive management. In 2023, Compensia provided the services below for, or at the request of, the Compensation and Human Capital Committee:
•Analyzed whether the elements of compensation and target total direct compensation of executive management were consistent with our compensation philosophy and the competitive market (as defined by our compensation peer group) companies;
•Assisted in defining the appropriate peer group of comparable companies;
•Assisted in the design of our incentive compensation programs for executive management and compensation arrangements for Board members, including discussing evolving compensation trends;
•Provided advice on stock ownership guidelines for executive management and non-employee directors;
•Compiled and provided competitive market data to assist in our compensation philosophy, establishing plan parameters and selecting corporate performance measures;
•Conducted a comprehensive review of Board compensation and provided recommendations to the Compensation and Human Capital Committee and Board regarding non-employee director pay structure;
•Provided updates on NASDAQ listing standards, say-on-pay results, and regulatory developments;
•Provided advice on the creation of our clawback policy; and
•Assisted with the strategy for developing disclosure in support of our say-on-pay proposal.
In addition, the Compensation and Human Capital Committee conducted a formal review of Compensia’s independence and is satisfied with the qualifications, performance and independence of Compensia. Compensia performed no other work for us.

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Executive Management (Assisted by company staff)
Management's role is to advise the Compensation and Human Capital Committee regarding the alignment and weighting of our performance measures under our annual cash incentive compensation plan with our overall strategy, the impact of the design of our equity incentive awards on our ability to attract, motivate and retain highly talented executives and the competitiveness of our compensation programs. Our CEO plays a significant role in setting the compensation for our executive management. The CEO conducts performance reviews for the other NEOs and makes recommendations to the Compensation and Human Capital Committee with respect to the other NEOs' compensation. The Compensation and Human Capital Committee has the discretion to accept, reject, or modify the CEO's recommendations. Ultimately all decisions regarding executive management compensation are made by the Compensation and Human Capital Committee or in the case of our CEO's compensation, the independent members of our Board upon the Compensation and Human Capital Committee's recommendation.

How We Determine Compensation

Within the overall framework of the objectives and principles discussed above, the Compensation and Human Capital Committee exercises its judgment when making executive management compensation decisions. The Compensation and Human Capital Committee considers the individual's competitive position, market data, the Company's performance and the individual's performance.

Competitive Positioning

The Compensation and Human Capital Committee takes into consideration the unique roles played by each member of executive management and seeks to individually tailor their compensation to align their pay based on market compensation data (peer group data and survey data) and other factors, including:

•the scope of the individual's role;
•the individual's experience, qualifications, skills, and performance during the fiscal year (see discussion below under "Role of Individual Performance");
•internal equity; and
•our operational and financial performance.

After reviewing these various competitive positioning factors (none of which is determinative), the Compensation and Human Capital Committee relies upon the judgment of its members to make appropriate adjustments and recommendations to the compensation of executive management to meet our corporate objectives.

The Use of Market Comparison Data

In connection with the Compensation and Human Capital Committee's continuing assessment of the competitiveness of executive management's pay levels and practices relative to its peers, the Compensation and Human Capital Committee considers compensation data gathered from: (i) a selected peer group of companies, and (ii) published surveys with data from a broader mix of technology and life science companies.

Peer Group. The Compensation and Human Capital Committee reviews our peer group at least annually and makes adjustments to its composition, taking into account changes in both our business and the businesses of the companies in the peer group. For compensation decisions applicable to 2023, the Compensation and Human Capital Committee, with the assistance of Compensia, reviewed and approved a peer group that consists entirely of medical device and technology product companies, which are the industries from which we primarily recruit and compete for executive talent. The peer group was chosen based on the following selection criteria:

•Industry - medical device companies and medical technology companies, which are the industries from which we primarily recruit executive talent;
•Market Capitalization - companies with a market capitalization between approximately $6.7 billion and $107 billion based upon the companies’ trading ranges at the time of selection which approximated 0.25 to 4.0 times our market capitalization at that time; and

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•Revenue - companies with revenue between approximately $1.3 billion to $12.1 billion based upon the last four quarters of revenue at the time of selection which approximated 0.3 to 3.0 times our rolling four quarters of revenues at that time.

As a result of its review of the foregoing criteria, the Compensation and Human Capital Committee elected to remove Abiomed and Bio-Techne and add Avantor and STERIS to the peer group used for executive management compensation comparisons. Abiomed and Bio-Techne were removed because their revenues were significantly below the range set by the Compensation and Human Capital Committee. At the time of the Compensation and Human Capital Committee's assessment of potential peers performed in the second quarter of 2022, we compared to the 2023 peer group as follows:

	Revenue ($B)	Market Capitalization ($B)	Market Capitalization as a Multiple of Revenue
Peer Group 50th Percentile	$4	$21.3	5.9
Align	$4	$26.8	6.7
Percentile Rank	50th	59th	58th

Based on its analysis, the Compensation and Human Capital Committee determined that the following peer group constituted an appropriate comparative reference for determining executive management compensation for 2023:

Align's Peer Group
Agilent Technologies	IDEXX Laboratories	Revvity
Avantor	Illumina	STERIS
Bio-Rad Laboratories	Insulet	Teleflex
Dentsply Sirona	Intuitive Surgical	The Cooper Companies
DexCom	Masimo	Waters
Edwards Lifesciences	Mettler-Toledo	Zimmer Biomet Holdings
Hologic	ResMed

Reference Peers. The Compensation and Human Capital Committee also considers the compensation data of other companies as reference peers, which are companies identified by management as key business or labor market comparators. The compensation data of these companies was used for informational purposes only and was not used in setting executive management compensation levels because the financial profiles of these companies are outside the peer group development parameters.

Survey Data. When peer data is unavailable, the Compensation and Human Capital Committee reviews various pay surveys, including the Radford Technology Survey. In addition, the Compensation and Human Capital Committee may review the data separately to understand pay differences, if any, by industry or business segment and to assess whether any changes in pay data from year to year reflect true market trends.

Role of Competitive Data and the Compensation and Human Capital Committee's Discretion. The Compensation and Human Capital Committee uses the following percentiles of peer group and survey data as reference points for assessing appropriate base salary, target total cash compensation and equity compensation for our executive officers:

Element of Compensation	Target Percentile
Base salary	50th percentile
Target total cash compensation	65th to 75th percentile
Equity compensation	50th to 75th percentile

While we believe that comparisons to market data are useful, the Compensation and Human Capital Committee does not believe it appropriate to establish executive management compensation levels based solely on a comparison to market data. Due to the variations between companies reporting and the roles for which compensation for these companies is ultimately disclosed, directly comparable information is not always available from each peer group company with respect to each of our NEOs. In considering market compensation data, the

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Compensation and Human Capital Committee recognizes that executive management roles at different companies can vary significantly, with different responsibilities and scopes of work, even though they may hold similar titles or nominal positions. The Compensation and Human Capital Committee therefore uses the market data only as a reference point and incorporates flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment and other subjective elements described in the competitive positioning factors above. After reviewing these various factors, the Compensation and Human Capital Committee relies upon the judgment of its members to adjust executive management compensation below or above these percentile ranges as it deems appropriate and to make recommendations to the independent members of our Board about the compensation of our CEO.

Role of Company Performance

The Compensation and Human Capital Committee believes that executive management should be rewarded based on their success as a team. Consistent with this belief, the achievement of shared financial and critical strategic goals, which we describe below under “Annual Cash Incentive Compensation” is the primary factor in determining whether and how much members of executive management are eligible to receive as cash incentive payments.

Role of Individual Performance

Although the Compensation and Human Capital Committee believes that the largest portion of the target total direct compensation of each member of executive management should be based on their success as a team and thus based on achievement of shared financial and critical strategic goals, it also believes there should be some flexibility to reward individual contributions. To evaluate individual performance, the Compensation and Human Capital Committee considers annual individual goals set for each member of executive management. These include shared financial and strategic objectives as well as objectives directly related to each individual's specific business function. Except with respect to his own performance, this assessment is based on our CEO's recommendation to the Compensation and Human Capital Committee on how well an individual performed their job, and such assessment is largely (although not exclusively) qualitative, not quantitative, in nature. There is no specific weight given to any one individual goal or objective. This subjective evaluation of the impact of the individual contributions on actual compensation is not a formula-based process resulting in a quantifiable amount of impact, but rather involves the exercise of discretion and judgment. This enables the Compensation and Human Capital Committee to differentiate among individuals and emphasize the link between personal performance and compensation.

The Use of Tally Sheets

The Compensation and Human Capital Committee uses tally sheets to understand executive management total annual compensation and to provide perspective on wealth accumulation from our compensation programs. Compensation previously paid to each individual, including amounts realized or not realized under prior equity-based compensation awards, did not affect the Compensation and Human Capital Committee's compensation decisions for 2023. The Compensation and Human Capital Committee believes that compensation should reflect an individual's performance and the market value of their services and does not want to create a disincentive for exceptional performance.

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The Principal Elements of Executive Compensation

2023 Target Compensation Mix
CEO
7%
11%
25%
57%
93%
At Risk
Compensation
Non-CEO NEOs
18%
13%
23%
46%
82%
At Risk
Compensation
Base as a % of TTD
Target Annual Cash Incentive as a % of TTD
Time-Based RSUs as a % of TTD
Performance Based MSUs as a % of TTD
At Risk Compensation

* Target Total Direct Compensation reflects annual base salary, annual cash incentive opportunity and the the target value of equity awards. The amounts indicated do not reflect realized value of compensation actually paid to our NEOs.

The principal elements of the target total direct compensation package of each member of executive management are:
•base salary;
•annual cash incentive awards; and
•long-term incentive compensation in the form of equity awards.

In determining the mix of compensation among these elements, the Compensation and Human Capital Committee does not assign specific ratios. Instead, it typically structures compensation so that a significant portion of the target total direct compensation is "at-risk" or performance-based, with the actual value realized subject to the achievement of short-term or long-term corporate and financial performance goals. By linking a significant portion of the compensation payable to each member of executive management to performance, the Compensation and Human Capital Committee emphasized incentive-based variable pay, which is consistent with our pay-for-performance philosophy and creates a strong alignment with long-term stockholder value creation.

Consistent with this pay-for-performance orientation, we believe that annual cash incentive (bonus) awards and long-term equity awards should together represent the most significant portion of each executive's target total direct compensation. As a result, a larger portion of executive management's target total direct compensation is at risk relative to that of our employees generally. The Compensation and Human Capital Committee believes this is appropriate because the members of executive management bear the greatest responsibility for our results and can exert the greatest influence on our performance.

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Base Salary

Base salary is intended to provide a fixed, baseline level of compensation that is not contingent upon our performance. Consistent with our pay-for-performance philosophy, base salaries generally represent a modest proportion of the target total direct compensation opportunity for each member of executive management. In January 2023, the Compensation and Human Capital Committee reviewed the base salaries of our NEOs, comparing their salaries to the base salary levels of companies in our peer group, as well as considering the roles and responsibilities and potential performance of the NEOs and their positioning for other elements of their compensation. After this review, the Compensation and Human Capital Committee made the adjustments to base salaries set forth in the table below.

Name	2022 Base Salary	2023 Base Salary	Percentage Increase
Joseph M. Hogan	$1,295,000	$1,359,750	5.0%
John F. Morici	$600,000	$620,000	3.3%
Emory Wright	$530,000	$550,000	3.8%
Julie Coletti	$520,000	$570,000	9.6%
Stuart Hockridge	$480,000	$500,000	4.2%

The base salary of each NEO reflects the role of each NEO, their salary relative to the market, their contributions to the Company during their tenures and the Compensation and Human Capital Committee's expectations for future performance. In the case of Mr. Hogan, his base salary reflects his position as our most senior executive officer, his years of successful leadership since joining us as our CEO, our strong performance throughout much of his tenure, his passion and dedication to the success of the Company and the recognition of the salary that someone with his proven ability and track record could command in the competitive market.

Annual Cash Incentive Compensation

We use an annual cash incentive compensation plan (the "Bonus Plan") to reward executive management, including our NEOs, for achieving and potentially surpassing pre-established financial goals that the Compensation and Human Capital Committee believes will lead to short term strategic benefits. In February 2023, the Compensation and Human Capital Committee conducted its annual review of our Bonus Plan. Based on its review, the Compensation and Human Capital Committee determined that the pool of funds available to pay awards to our executive management for performance in 2023 would continue to be based on the extent to which we met or exceeded predetermined goals under selected financial metrics. Consistent with prior years, the Compensation and Human Capital Committee selected two financial metrics, weighted as in prior years and identified below, for purposes of funding the overall Bonus Plan pool for 2023:

•Revenue - 60%
•Operating Income - 40%

Considered in the aggregate, the Compensation and Human Capital Committee believes these metrics are strong indicators of our overall performance and our ability to create stockholder value. These measures balance propelling growth while encouraging efficiency and are aligned with our strategic priorities of international expansion, GP adoption, patient demand and conversion and orthodontist utilization.

Determining Bonuses

In determining actual bonuses to be awarded to each member of executive management, bonus amounts are adjusted, either up or down, based on each individual's overall performance and contribution to the achievement of the performance goals pre-established by our Compensation and Human Capital Committee.

Target Bonus Percentage			x	Company Multiplier		x	Individual Performance Factor		Bonus Payout

Base Salary	x	Target Bonus Percentage		Net Revenues - 60%	Operating Income - 40%		Individual Goals	=

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The Compensation and Human Capital Committee has the discretion, but not the obligation, to adjust actual results of the cash incentive award (up or down) to reflect the impact of certain extraordinary items or events to more accurately reflect the overall performance of the management team. The Compensation and Human Capital Committee may adjust for (i) significant and/or extraordinary items not indicative of our core operating performance separately stated on our financial statements; (ii) items identified as non-GAAP in our earnings announcements; and (iii) other discrete items as necessary that may result in unintended gain or loss under the Bonus Plan. The Compensation and Human Capital Committee believes that the items listed above are not indicative of our core operating performance and therefore, at its discretion, may adjust the cash incentive awards. No adjustment was made to our 2023 Bonus Plan results.

In addition, our Board retains authority to pay additional discretionary bonuses outside the Bonus Plan if warranted by performance not measured under the Bonus Plan. In 2023, neither our Board nor the Compensation and Human Capital Committee authorized any such discretionary bonus payments to our NEOs.

Target Bonus Percentage

The Bonus Plan target award opportunity is the amount of cash compensation that each member of executive management could expect to earn if we achieved our financial and strategic performance goals for the year. The incentive targets for members of executive management were set by the Compensation and Human Capital Committee based on the scope and significance of their roles as our leaders, with our CEO receiving the highest target due to his greater responsibilities. The 2023 target award as a percentage of base salary for each member of executive management (other than our CEO) was 70% of base salary, consistent with 2022. Mr. Hogan's 2023 target award opportunity also remained unchanged at 150% of his base salary. In order to appropriately encourage and reward a range of acceptable performance and contributions in 2023, our awards were structured so that the actual payout to a member of executive management could be as low as 0% up to a maximum of 240% of target.

Company Multiplier

The Company Multiplier is the same for all members of executive management. It is determined based on pre-established goals under selected financial targets. For 2023, the Compensation and Human Capital Committee reviewed the structure of the Bonus Plan for purposes of funding the overall bonus pool and selected two financial metrics it believed appropriately focused executive management on the Company's strategic objectives: (1) revenue growth and (2) profitability. These were the same metrics approved by the Compensation and Human Capital Committee in prior years. Management typically recommends the performance targets for funding the Bonus Plan based on our annual operating plan as well as reference to historical performance and revenue and operating profit growth rates at select comparable medical device companies, but the targets are ultimately approved by the Compensation and Human Capital Committee and reviewed by our Board.

Individual Performance Factor

The Individual Performance Factor (expressed as a percentage ranging from 0% to 200%) reflects the Compensation and Human Capital Committee's assessment of the specific performance of each member of executive management in light of the achievement of their individual goals. There is no specific weight given to any one individual goal or performance criterion. The Compensation and Human Capital Committee considers the views of our CEO regarding how well each individual performed, and such assessment is qualitative, not quantitative, in nature. Our CEO does not provide input regarding his own performance. Individual performance that meets expectations yields a 100% multiplier.

2023 Bonus Plan Financial Targets and Attainment

The Compensation and Human Capital Committee seeks to motivate executive management to continuously improve financial performance and achieve strategic objectives through a cash incentive (bonus) plan that rewards higher performance with increased incentive opportunities. This variable expense structure helps to reduce our compensation costs in challenging times such as 2022 and 2023 and reward achievements only when business conditions and results warrant. In determining the design of our targets for our Bonus Plan, we consider our annual operating plan as well as historical performance and revenue and operating profit growth rates at select comparable medical device companies. When establishing the 2023 executive compensation cash bonus targets in February of 2023, the Compensation and Human Capital Committee considered our disappointing 2022 results, our long-term business strategy and desire to return to historical levels of growth, continuing macroeconomic dynamics, inflation expectations and customer and consumer demand among other things. To incentivize a return to higher long-term

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growth in 2023, the Compensation and Human Capital Committee set rigorous target goals and objectives intended to reward executive management for exceeding the operating margin estimates we provided in our earnings call on February 1, 2023. We also set 2023 financial goals above 2022 results, reflecting our belief that operating conditions would improve in 2023. For 2023, the Compensation and Human Capital Committee established at target Bonus Plan funding on revenues between $3,945 million and $4,005 million and GAAP operating income between $643 million and $701 million.

NET REVENUES
(IN MILLIONS)
5000
4000
3000
2000
1000
0
2019
2020*
2021
2022
2023
Target Net Revenue
Actual Net Revenue

OPERATING INCOME
(IN MILLIONS)
1200
1000
800
600
400
200
0
2019
2020*
2021
2022
2023
Target Operating Income
Actual Operating Income

*For 2020, the Compensation and Human Capital Committee reset performance targets in light of the significantly adverse operational and financial impacts of COVID in the first half of 2020 to focus solely on objectives for the second half of 2020 of $1,343 million and $262 million for revenue and operating income, respectively. The Compensation and Human Capital Committee correspondingly reduced the potential cash bonus opportunity by 50%.

As discussed above, our 2023 financial results exceeded our initial 2023 operating margin guidance, but were below the target goals set by the Compensation and Human Capital Committee, resulting in a payout under the Bonus Plan at 66% of target.

The table below shows the performance metrics used in 2023 and our level of performance with respect to these metrics.

Measure/Weight	Why do we use this measure?	Target (2023) (in millions)	Achievement (2023) (in millions)	Impact on Company Multiplier
Revenues (1) (60%)	Improvement in this measure aligns with our overall growth strategy	$3,945 - $4,005	$3,862	49.6%(1)
Operating income (1) (40%)	Directly links incentive payments to profitability and provides incentives to employees (including management) to share in our profitability. Because profitability encompasses both revenues and expense management, the Compensation and Human Capital Committee believes this measure encourages a balanced, holistic approach to managing our business. The Compensation and Human Capital Committee considers operating profit before taxes because management cannot predict or directly affect our taxes or our tax rate.	$643- $701	$643	100%(1)
COMPANY MULTIPLIER:				66%(2)
(1) The level of performance at which the funding for that particular financial performance measure is determined as follows:
•A rating of zero if achievement for the revenues and operating income targets were lower as compared to 2022. Performance below target automatically reduces only the payout related to that goal, not the other goal, as we want executive management to have the same incentive to achieve other financial goals as well as their individual performance goals even if our performance tracks below the target during the course of the year;
•A rating of 100% for the performance metrics if the performance was in the established range. For 2023, the Compensation and Human Capital Committee set the target on revenue and operating margin at a range instead of a point estimate because of the uncertain global macro-economic environment conditions. However, the upper end of the target range was set at a point that would have previously paid at 150% in prior years bonus plan designs;
•A rating ranging below 100% for the performance metrics if performance was below the established range; and
•A rating of 101% and above if achievement exceeds the target performance level. Each individual financial metric is uncapped; however, once the Company Multiplier reaches 240% in the aggregate the Bonus Plan is fully funded. Therefore, in the aggregate, the Bonus Plan for our NEOs will not exceed 240% funding.
(2) As part of the design of the Bonus Plan, the final Company multiplier paid was an amount that ensured that operating income was accretive on a year over year basis.

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2023 Bonus Plan Individual Performance Factor Attainment

The Compensation and Human Capital Committee determined that, for 2023, our executives continued to perform in line with expectations in the context of a difficult macroeconomic environment, and graded all our executives’ individual performance factor at target.

2023 Bonus Plan Results

The following chart shows attainment under our cash bonus plan for each of our executives. The Compensation and Human Capital Committee did not exercise its discretion to increase or decrease the formulaic payout of our Bonus Plan.

Name	Target Incentive Award (as % of Base Salary)	Target Incentive Award	Company Multiplier	Individual Multiplier	Actual Incentive Award	Actual Award as % of Target
Joseph M. Hogan	150%	$2,040,000	66%	100%	$1,346,200	66%
John F. Morici	70%	$434,000	66%	100%	$286,000	66%
Emory Wright	70%	$385,000	66%	100%	$254,000	66%
Julie Coletti	70%	$399,000	66%	100%	$263,000	66%
Stuart Hockridge	70%	$350,000	66%	100%	$231,000	66%

Long-Term, Incentive Compensation

We use equity awards to align our executive management's long-term interests with those of our stockholders and to attract and retain high-caliber executives through recognition of anticipated future performance. We determine appropriate award amounts, if any, by reviewing competitive market data, individual performance assessments and business objectives with the Compensation and Human Capital Committee at least annually.

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Award Type	Rationale for 2023 Portfolio	Vesting Detail
Why RSUs?	We believe RSUs reward retention (even in the event of a decline in the price of our common stock) and provide an incentive to grow the value of our common stock. In addition, RSUs enable our executive management to accumulate ownership of our common stock, which reinforces the alignment of their objectives with those of our stockholders.	Typically vest over four-years with 25% vesting annually
Why MSUs?
We believe MSUs provide a consistent value delivery that also aligns the long-term interests of executive management and stockholders by rewarding executive management for our performance measured in relation to other companies over a specified period. The actual number of shares eligible to vest will be determined based on a comparison of our stock price performance relative to the performance of the constituents of the NASDAQ Composite index over the three-year performance period, up to a maximum of 250% of the number of target shares. The number of shares that vest will be based on our relative total stockholder return compared to the stock price of the constituents of the NASDAQ Composite index in the period beginning on the date the performance-based vesting restricted stock units were granted and ending three years after, as follows:

Relative Total Stockholder Return    Shares Subject to the Award
Below 25th percentile 0%
25th percentile 50%
50th percentile 100%
90th percentile 250%

Linear interpolation will be used to determine the percentage of the shares subject to the MSU awards that are earned and will vest between each threshold. The number of shares that vest may not exceed 100% if total stockholder return is less than zero.
Three-year performance period with vesting ranging from 0% - 250% of target, with any vesting occurring entirely at the end of year three

2023 Awards

In 2023, the Compensation and Human Capital Committee reviewed our MSU program and concluded that the program, as designed, was generally aligned with market practices. In reviewing the equity portfolio for our non-CEO NEOs for 2023 annual focal awards, the Compensation and Human Capital Committee determined that a mix of 67% MSUs and 33% RSUs closely aligned their compensation with the interests of our stockholders. For the mix of MSUs and RSUs for our CEO in 2023, the Compensation and Human Capital Committee adjusted the ratio from 67% and 33% to 70% and 30%, respectively, to reflect an increased correlation between our long-term growth and our CEO's compensation. The Compensation and Human Capital Committee calculated the target values for equity awards to achieve this desired mix using a look back price that was based on the 30-trading day average closing price of our common stock for the period ending February 15, 2023. Based on this price per share, the total number of targeted shares was determined, then split between time-based RSUs and performance-based MSUs for non-CEO executive management and our CEO in the aforementioned ratios, each rounded down to the nearest whole share.

The target value of the equity awards granted to our NEOs is based on the grant date fair value of those shares. The realized value of the shares on vesting will deviate based on changes in our stock price on the dates of vesting over four years for our RSUs and the TSR of our stock as compared to the NASDAQ Composite Index on February 15th of the third year after the original year of grant of our MSUs.

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The table below sets forth the target value and number of shares of common stock awarded to the NEOs in fiscal 2023:

Name	Target Value (RSUs)	RSU (Shares)	Target Value (MSUs) (1)	Target MSUs (1) (Shares)
Joseph M. Hogan	$4,049,886	14,690	$9,449,826	34,227
John F. Morici	$791,782	2,872	$1,607,824	5,832
Emory Wright	$593,836	2,154	$1,205,868	4,374
Julie Coletti	$593,836	2,154	$1,205,868	4,374
Stuart Hockridge	$461,781	1,675	$937,897	3,402
(1)    The number of MSUs set forth in this column represents the number of shares at target; however, the actual number of shares that may be earned, if any, is determined based on the formula set forth in the MSU Agreement up to a maximum of 250% of the amount of the Target Shares. The Target Value of RSUs may not reflect the realized value of those RSUs upon vesting. The Target Value and Target MSUs shares awarded may not reflect the actual number of MSUs shares that ultimately vest, if any.

Equity awards are tied to the value of our common stock and were impacted by underperformance

The actual values received by our NEOs under our annual equity awards vary based on our stock price performance. In particular, the amounts vesting under MSUs awarded to executive management are earned based on our relative stockholder return over a three-year performance period compared to the NASDAQ Composite Index, with the earned shares eligible to vest only at the end of three years. Due in part to increases in our revenues and operating performance in 2023 compared to 2022, the per share price of our common stock increased 30% in the calendar year. Over the three-year period including 2023, our TSR was -51.53% which was at the 43.8th percentile of our peer group. Accordingly, for MSUs granted in February 2021 that vested in February 2024, our NEOs vested at 87.7% of target following strong stock price appreciation in 2021 and 2023, offset by our stock's underperformance against the NASDAQ Composite Index in 2022.

The following graph shows our one year and three year total stockholder returns compared to our peers, the S&P 500 and NASDAQ composite as of December 31, 2023.

Total Stockholder Return
1 Year
3 Year (CAGR)
29.9%
-1.7%
24.2%
43.4%
-20.0%
-3.0%
8.3%
5.2%
Align
Exec. Comp. Peer Group Median
S&P 500
NASDAQ Composite

Other Compensation Arrangements

Welfare and Other Employee Benefits

We maintain a tax-qualified Section 401(k) retirement plan with a matching contribution by the Company for all U.S. employees, including members of executive management.

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In addition, we provide health and welfare benefits to executive management on the same basis as our full-time employees in the country in which they are resident. These benefits may include medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death, basic life insurance coverage, and participation in our employee stock purchase plan. We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits

Executive management may be reimbursed for travel by a non-employee companion (e.g., spouse) to customer events and certain other corporate events where appropriate and it is in our interest that the member of executive management have a companion join them. See "2023 Summary Compensation Table" below for more information concerning these benefits, if any. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it appropriate to assist a member of executive management in the performance of their duties, to make them more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits are approved and subject to periodic review by the Compensation and Human Capital Committee.

Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017, generally disallows a deduction for federal tax purposes to any publicly traded corporation for any remuneration in excess of $1,000,000 paid in any taxable year to its covered employees for that taxable year, who consist of its CEO, CFO, up to three other members of executive management who are among the corporation’s five most highly compensated executive officers for that taxable year, and any individual who was a covered employee for any preceding taxable year beginning after December 31, 2016. While we consider the deductibility of awards in determining compensation payable to executive management, the Compensation and Human Capital Committee’s reserves flexibility to provide one or more covered executive officers with the opportunity to earn compensation that is nondeductible under Section 162(m) when the Compensation and Human Capital Committee believes that such compensation is appropriate to attract and retain executive talent.

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Severance and Change of Control Arrangements

Each NEO is eligible to receive payments and benefits under certain conditions in accordance with their respective employment agreement, RSU or MSU agreements. Each such agreement provides for payments and benefits upon:

•a change of control of the Company; and
•termination without cause or for convenience.

In adopting the change of control provisions in these agreements, the Compensation and Human Capital Committee's primary objective was to ensure members of executive management have sufficient security such that they are not biased against a sale of the Company in the event a stockholder favorable merger and acquisition transaction is presented. If we pursue a change of control transaction beneficial to our stockholders, the Compensation and Human Capital Committee believes that executive management's active support of the transaction through closing would be critical to ensuring the success of such a transaction.

The severance payments and benefits are intended to provide consideration for executive management's service to Align and the expected length of time until subsequent employment is secured. The severance provisions also assist in recruiting members of executive management given that their roles tend to carry higher risks.

The Compensation and Human Capital Committee periodically reviews the terms and conditions of our change of control and severance compensation practices against those of our peers. As industry trends and best practices have evolved over the years, the Compensation and Human Capital Committee modifies its approach to change of control and severance compensation by looking for opportunities to prospectively implement modifications for new members of executive management and for members of executive management with existing agreements when circumstances allow. For instance, in September 2016, the Compensation and Human Capital Committee materially changed our practices regarding change of control payments and benefits. Prior to September 2016, agreements with members of executive management allowed for the acceleration of vesting of outstanding and unvested equity awards upon a change of control alone ("single trigger"). Beginning in and after September 2016, the change of control acceleration benefits for new members of executive management also requires a termination of employment after a qualifying change of control event ("double trigger").

The amounts that each of our current NEOs would have been entitled to if one of the termination or change of control events described above occurred on December 31, 2023, are set forth in “Potential Payment Upon Termination or Change of Control” below.

Change of Control Only

Though the cash severance amounts payable to Messrs. Hogan, Wright and Hockridge in connection with a change of control are subject to a "double trigger" (meaning to get paid out the cash portion of their change of control arrangement, first there has to be a change of control and then the employment of the individual must be terminated without cause or for convenience within a specified period of time of such change of control), Mr. Hogan's RSU and MSU agreements and Messrs. Wright's and Hockridge's pre-September 2016 employment agreements, RSU and MSU agreements include a "single trigger" for these individuals whereby the vesting of outstanding and unvested equity awards would be accelerated upon a change of control. Mr. Hogan's RSUs and MSUs will vest pro rata as of the date a change of control and Messrs. Wright and Hockridge's MSUs will vest pro rata as of the date a change of control and the vesting of their RSUs will be accelerated by one year upon a change of control.

With respect to Mr. Morici and Ms. Coletti (as well as any other individual who joins us or is promoted to an executive management position after September 2016), the Compensation and Human Capital Committee eliminated all single trigger severance and equity acceleration provisions. Rather, severance payments and equity acceleration for these members of executive management are subject to "double trigger" arrangements that require both a change of control plus a qualifying termination event before any cash payments are paid or any equity award acceleration occurs.

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Termination Following a Change of Control

In the event any of the NEOs are terminated without cause or for convenience within 18 months (12 months in the cases of Messrs. Wright and Hockridge) of a change of control ("double trigger"), 100% of all remaining outstanding and unvested equity awards would be accelerated and a cash severance payment would be made.

Termination Unrelated to a Change of Control

For termination of employment without cause or for convenience unrelated to a change of control, the vesting of equity awards held by Messrs. Wright and Hockridge, is immediately accelerated by one year and a cash severance payment will be made. Messrs. Hogan and Morici and Ms. Coletti (as well as any other individual who joins us or is promoted to an executive management position after September 2016), would receive only a cash severance payment (no equity acceleration) if their employment is terminated without cause or for convenience unrelated to a change of control.

Death or Disability

In the event Mr. Hogan's employment terminates as a result of his death or disability, he (or his estate) will immediately vest in 100% of his outstanding and unvested 2020 RSU award.

Retirement

In 2023, we revised our RSUs and MSUs to provide for continued vesting for our executive officers upon their retirement from Align subject to the following terms: (i) the executive officer is required to provide 12 months advance written notice of their desire to retire with such notice being subject to our CEO’s written pre-approval; (ii) the executive officer must be 55 years or older and have a minimum of 10 years of service at the time they provide their notice to the CEO; and (iii) the executive officer must have a minimum of 6 months of service after an equity grant award for such grant to be eligible for continued vesting under this retirement provision (collectively, the “Retirement Eligibility Terms”). If each of the Retirement Eligibility Terms are met, (i) each outstanding RSU award belonging to an executive officer will continue to vest for 12 months after the executive officer’s date of retirement from Align; (ii) for each outstanding MSU award belonging to the executive officer will be entitled to receive a pro-rated vesting of shares at the end of the applicable MSU performance period based on the date of retirement and subject to the conditions for vesting and release of shares under the original terms of the MSU are achieved in accordance with the terms of the applicable MSU award. The pro-rated vesting shall be based on the amount of time the executive officer was employed during the performance period and any vesting of shares under a RSU award and MSU award are subject to the executive officer complying with lawful non-compete, non-solicit, confidentiality and release of claims provisions set forth in the agreement. We added the Retirement Eligibility Terms to help better ensure retention of retiring executives through the hiring of their replacements and a smoother transition upon retirement. It also recognizes the service of the retiring executive to Align. As of December 31, 2023, none of our NEOs were 55 years or older and had a minimum of 10 years of service at Align so the executives were not eligible for this benefit.

2023 Stockholder Say-on-Pay Vote Results

At our Annual Meeting of Stockholders in May 2023 (the "2023 Meeting"), our stockholders were asked to cast a non-binding advisory vote ("say-on-pay") to approve the compensation for our 2022 named executive officers ("2022 NEOs"). At the 2023 Meeting, approximately 82% of the votes cast by our stockholders were in support of our "say-on-pay" proposal. Based on the results of this vote and our regular stockholder outreach and engagement, the Compensation and Human Capital Committee believes our stockholders understand its philosophy on executive compensation, recognize how our compensation program aligns with our strategic goals and objectives and support our approach to executive compensation.

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Compensation and Human Capital Committee of the Board Report

The Compensation and Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on the Compensation and Human Capital Committee's review and discussion with management, the Compensation and Human Capital Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION AND HUMAN CAPITAL COMMITTEE
George J. Morrow, Chair
Kevin T. Conroy
Anne M. Myong
Andrea L. Saia

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Compensation Tables
Summary Compensation Table for Fiscal Year Ended 2023
Grants of Plan-Based Awards for Fiscal Year Ended 2023
Outstanding Equity Awards at Fiscal 2023 Year End
Option Exercises and Stock Vested During Fiscal Year Ended 2023
Potential Payment Upon Termination or Change of Control
Other Compensation Matters

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Summary Compensation Table for Fiscal Year Ended 2023

The following Summary Compensation Table sets forth certain information regarding the compensation of (i) our President and Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) our three next most highly compensated executive officers during fiscal 2023 and for each of the two immediately preceding years.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Joseph M. Hogan,	2023	1,354,769	26,230,870	1,346,200	20,572	28,952,411
President and Chief Executive Officer	2022	1,290,385	17,375,927	—	17,732	18,684,044
	2021	1,230,385	15,836,576	4,446,000	78,439	21,591,400
John F. Morici,	2023	618,461	4,581,010	286,000	77,410	5,562,881
Chief Financial Officer and Executive Vice President, Global Finance	2022	597,308	3,626,393	—	15,183	4,238,884
	2021	563,077	3,833,391	949,200	122,353	5,468,021
Emory Wright,	2023	548,462	3,435,758	254,000	10,977	4,249,197
Executive Vice President, Global Operations	2022	527,692	2,870,354	—	10,318	3,408,364
	2021	498,462	2,999,671	840,000	9,802	4,347,935
Julie Coletti, Executive Vice President, Chief Legal and Regulatory Officer	2023	566,154	3,435,758	263,000	11,016	4,275,928
	2022	517,692	2,718,963	—	10,296	3,246,951
	2021	486,923	2,498,958	823,200	58,734	3,867,815
Stuart Hockridge,	2023	498,462	2,672,150	231,000	10,879	3,412,491
Executive Vice President, Global Human Resources	2022	478,462	2,114,814	—	17,165	2,610,441
	2021	458,462	2,332,454	772,800	67,623	3,631,339

(1)The amounts shown in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculations of these amounts are included in Note 1 - Summary of Significant Accounting Policies, Stock-Based Compensation and Note 9 - Stockholders' Equity (collectively, "Notes 1 and 9") to our audited financial statements for the year ended December 31, 2023 included in our Annual Report on Form 10-K filed with the SEC on February 28, 2024. This same method was used for the years ended December 31, 2022 and 2021.
(2)For a further description of the amounts included in this column, please see the paragraph entitled "All Other Compensation" below.

The grant date fair value of the MSU awards reflected in the Stock Awards column and the tables below is computed based on the probable outcome of the performance conditions as of the grant date. This amount is consistent with the estimate of aggregate compensation cost we expect to recognize over the three-year performance period of the award determined as of the grant date under FASB ASC Topic 718. Refer to Notes 1 and 9 of our audited financial statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K filed with the SEC on February 28, 2024, for the assumptions used to value the RSU and MSU awards. The amounts shown in the Stock Awards Column and the tables below exclude the impact of estimated forfeitures and there can be no assurance that the grant date fair value amounts will ever be realized.

Name	Fiscal Year 2023 RSUs	Fiscal Year 2023 MSUs
Joseph M. Hogan	$4,652,470	$21,578,400
John F. Morici	$909,591	$3,671,419
Emory Wright	$682,193	$2,753,564
Julie Coletti	$682,193	$2,753,564
Stuart Hockridge	$530,489	$2,141,661

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Assuming that the highest level of performance conditions is achieved, the aggregate fair value of the MSU awards at the grant date is as follows:

Name	Value of Fiscal Year 2023 MSUs Assuming Maximum Performance
Joseph M. Hogan	$53,946,000
John F. Morici	$9,178,547
Emory Wright	$6,883,911
Julie Coletti	$6,883,911
Stuart Hockridge	$5,354,153

Total Compensation

The NEOs' increase in total compensation in 2023 compared to 2022 was due to the grant date fair value of equity awarded, cash bonus paid for 2023 and an increase in base salary for each of the officers. For additional information regarding the amounts included in the Summary Compensation Table, see "Executive Compensation - Compensation Discussion and Analysis" above.

Stock Awards

Stock awards include time-based RSUs that typically vest over a four-year period, as well as MSUs which are earned based on a comparison of our stock price performance to the NASDAQ Composite index over a three-year performance period and vest at the end of the third year.

Non-Equity Incentive Plan Compensation

The amounts shown in this column represent employee annual Bonus Plan payments and are reported for the year in which they were earned, though they were paid in the following year. The material terms of our incentive cash bonus plan are described under "Compensation Discussion and Analysis – Annual Cash Incentive Compensation" above.

All Other Compensation

The amounts shown in this column and detailed in the tables below represent the aggregate dollar amount for each NEO for life insurance and accidental death and dismemberment premiums, our 401(k) matching program, as well as health spending account contributions, reimbursements for medical expenses, relocation expenses, personal and travel companion airfare expenses, and Invisalign treatment.

Name	Dollar Value of Life Insurance Premiums	Matching contributions under our 401(k) Plan	Airfare for travel (1)	Relocation (2)	Other
Mr. Hogan	$1,728	$9,900	$6,273	$—	$2,671 (3)
Mr. Morici	$1,152	$9,900	$—	$65,063	$1,295(4)
Mr. Wright	$1,077	$9,900	$—	$—	$—
Ms. Coletti	$1,116	$9,900	$—	$—	$—
Mr. Hockridge	$979	$9,900	$—	$—	$—
(1) Includes travel cost of $3,614 with the remainder to make the travel cost tax neutral.
(2) Includes relocation cost of $37,834 with the remainder to make the relocation cost tax neutral.
(3) Includes payments for Invisalign treatment and a medical expense reimbursement plan.
(4) Includes payment for a medical reimbursement plan.

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Grants of Plan-Based Awards for Fiscal Year Ended 2023

The following table shows all plan-based awards granted to the NEOs during 2023 including:

•cash amounts that could have been received in 2023 by our NEOs under the terms of our Bonus Plan; and
•time-vested RSUs and performance-based MSUs awards granted to our NEOs in 2023 reflected on an individual grant basis.

2023 Grants of Plan-Based Awards

	Type of Award	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Non-equity Incentive	Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair value of Awards ($)
Name				Target ($)	Maximum ($)	Target (#)	Maximum (#)
Joseph M. Hogan	Bonus Plan			2,040,000	4,896,000
	RSU	2/20/2023	1/23/2023					14,690	4,652,470
	MSU	2/20/2023	1/23/2023			34,277	85,693		21,578,400
John F. Morici	Bonus Plan			434,000	1,041,600
	RSU	2/20/2023	1/23/2023					2,872	909,591
	MSU	2/20/2023	1/23/2023			5,832	14,580		3,671,419
Emory Wright	Bonus Plan			385,000	924,000
	RSU	2/20/2023	1/23/2023					2,154	682,193
	MSU	2/20/2023	1/23/2023			4,374	10,935		2,753,564
Julie Coletti	Bonus Plan			399,000	957,600
	RSU	2/20/2023	1/23/2023					2,154	682,193
	MSU	2/20/2023	1/23/2023			4,374	10,935		2,753,564
Stuart Hockridge	Bonus Plan			350,000	840,000
	RSU	2/20/2023	1/23/2023					1,675	530,489
	MSU	2/20/2023	1/23/2023			3,402	8,505		2,141,661
Approval Date

For each NEO equity grant, our Compensation and Human Capital Committee met on January 23, 2023 to review the grant of annual equity awards. Upon approval of the RSU and MSU awards on January 23, 2023, our Compensation and Human Capital Committee determined that the actual date of grant would be February 20, 2023. This grant date was chosen in order to allow sufficient time for the CEO to notify each NEO and other members of the executive management team of the grant.

Estimated Future Payouts under Non-Equity Incentive Plan Awards

The amounts shown under this column represent the possible dollar payouts the NEOs could have earned for 2023 at target. For 2023, the target cash incentive award for each NEO (other than the CEO) was 70% of their base salary. For our CEO, the target cash incentive award was 150% of his base salary.

For a description of the performance objectives applicable to the receipt of these payments, see "Compensation Discussion and Analysis – Annual Cash Incentive Awards." The actual amount paid to each NEO for 2023

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performance is set forth in the Summary Compensation Table above in the column "Non-Equity Incentive Plan Compensation."

Threshold. There is no threshold performance level. Rather, our financial performance below a specific target automatically reduces only the payout related to that specific goal, not the other goals, because we want executive management to have the same incentive to achieve strategic priorities as well as their individual performance goals even if our financial performance tracks below the target during the course of the year.

Target. The target amounts assume a corporate performance percentage of 100% and that the NEO would be entitled to receive 100% of the targeted amount.

Maximum. The maximum amount a NEO can receive was capped at 240% of their target award opportunity.

Estimated Future Payouts under Equity Incentive Plan Awards

Focal Awards Granted February 2023. The amounts shown for MSU awards granted in February 2023 represent the potential share payouts with respect to MSUs. Each MSU vests at the conclusion of a three-year performance period, with the number of shares vesting, if any, to be determined in February 2026. The actual number of shares eligible to vest will be determined based on a comparison of our stock price performance relative to the performance of the constituents of the NASDAQ Composite Index over the three-year performance period, up to a maximum of 250% of the number of target shares. The number of shares will vest based on our relative total stockholder return compared to the stock price of the constituents of the NASDAQ Composite Index in the period beginning in February 2023 (on the date the performance-based vesting restricted stock units were granted by the Compensation and Human Capital Committee) and ending in February 2026, as follows:

Relative Total Stockholder Return	Shares Subject to the Award that Become Vested
Below 25th percentile	0%
25th percentile	50%
50th percentile	100%
90th percentile	250%

Linear interpolation will be used to determine the percentage of the shares subject to the MSU awards that will be earned and vest between each threshold. Vesting may not exceed 100% if total stockholder return is less than zero.

Stock Awards. Stock awards represent grants of RSUs and MSUs under our 2005 Incentive Plan. Since RSUs and MSUs are taxable to each NEO when they vest, the number of shares we issue to each will be net following settlement of applicable withholding taxes, which we will withhold and pay on behalf of each NEO. The RSUs and MSUs will result in payment to the NEO only if the vesting criteria is met and the NEO then sells the stock that has vested. Each RSU granted to our NEOs vests over a four-year period with 25% of the shares vesting each anniversary of the date of grant, with full vesting in four years. Each MSU granted to our NEOs has a three-year performance period. The actual number of shares of our common stock issuable under MSUs varies based on over- or under-performance of our stock price compared to the NASDAQ Composite Index during the performance period.

Grant Date Fair Value

The amounts shown in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of RSUs and MSUs, excluding the effect of estimated forfeitures. Assumptions used in the calculations of MSUs amounts are included in Notes 1 and 9 to our audited financial statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K filed with the SEC on February 28, 2024. There can be no assurance that the grant date fair value amounts will ever be realized. The RSUs are time-based awards and are not subject to performance conditions. Amounts for MSUs represent the estimate of the aggregate compensation cost to be recognized over the three-year performance period determined as of the grant date. For MSU awards granted in February 2023, the actual number of shares that will be paid out will depend on our stock price performance relative to the performance of the NASDAQ Composite index over the three-year performance period, up to a maximum of 250% of the number of target shares.

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Timing of Equity Grants

The Compensation and Human Capital Committee, in consultation with management, our independent auditors and legal counsel, has adopted the following practices on equity compensation awards:

•We have not and do not plan to time the release of material non-public information for the purpose of affecting the exercise price of any stock options should we decide to grant stock options again in the future;
•Consistent with the policy described in the bullet point above, all awards of equity compensation for new employees (other than new members of executive management) are made on the first day of the month for those employees who started during the period between the 16th day of the month that is two months prior to the grant date and the 15th day of the month prior to the month of the grant date. For example, May 1, 2023, grants will cover new hires starting between March 16, 2023 and April 15, 2023; and
•Annual incentive grants are made on or about the same day for all employees (including members of executive management); in each of 2023, 2022, and 2021 such date was February 20. The Compensation and Human Capital Committee sets the actual grant date approximately one week following approval of the size of each grant in order to provide management with adequate time to inform each employee individually of their grant.

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Outstanding Equity Awards at Fiscal 2023 Year End

The following table sets forth information regarding outstanding equity awards as of December 31, 2023 for each NEO. All vesting is contingent upon their continued employment with Align on the applicable vesting date. Market values and payout values in this table are calculated based on the closing market price of our common stock of $274.00 per share, as reported on the NASDAQ Global Select Market on December 29, 2023, which was the last trading day of the year.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	F o o t n o t e	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)	F o o t n o t e	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph M. Hogan	2,716	(1)	744,184
	2,824	(2)	773,776
	5,595	(3)	1,533,030
	14,690	(4)	4,025,060
				11,298	(5)	$3,095,652
				14,921	(6)	$4,088,354
				34,277	(7)	$9,391,898
John F. Morici	603	(1)	165,222
	683	(2)	187,142
	1,167	(3)	319,758
	2,872	(4)	786,928
				2,735	(5)	$749,390
				3,114	(6)	$853,236
				5,832	(7)	$1,597,968
Emory Wright	543	(1)	148,782
	534	(2)	146,316
	924	(3)	253,176
	2,154	(4)	590,196
				2,140	(5)	$586,360
				2,465	(6)	$675,410
				4,374	(7)	$1,198,476
Julie Coletti	452	(1)	123,848
	445	(2)	121,930
	875	(3)	239,750
	2,154	(4)	590,196

				1,783	(5)	$488,542
				2,335	(6)	$639,790
				4,374	(7)	$1,198,476
Stuart Hockridge	452	(1)	123,848
	416	(2)	113,984
	681	(3)	186,594
	1,675	(4)	458,950
				1,664	(5)	$455,936
				1,816	(6)	$497,584
				3,402	(7)	$932,148
(1) RSUs vest at a rate of 25% of the total number of shares on the first year, second year, third year and fourth year anniversary of the date of grant for vesting on February 20, 2021, February 20, 2022, February 20, 2023, and February 20, 2024.
(2) RSUs vest at a rate of 25% of the total number of shares on the first year, second year, third year and fourth year anniversary of the date of grant for vesting on February 20, 2022, February 20, 2023, February 20, 2024, and February 20, 2025.

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(3) RSUs vest at a rate of 25% of the total number of shares on the first year, second year, third year and fourth year anniversary of the date of grant for vesting on February 20, 2023, February 20, 2024, February 20, 2025, and February 20, 2026.
(4) RSUs vest at a rate of 25% of the total number of shares on the first year, second year, third year and fourth year anniversary of the date of grant for vesting on February 20, 2024, February 20, 2025, February 20, 2026, and February 20, 2027.
(5) MSUs fully vested on February 20, 2024. The number of MSUs shown is projected based on our company’s relative TSR compared to the other companies in the S&P 500 based on prior year performance as of December 31, 2023. The number of shares that vested on February 20, 2024 were 9,908 for Mr. Hogan; 2,398 for Mr. Morici; 1,876 for Mr. Wright; 1,563 for Ms. Coletti and 1,459 for Mr. Hockridge.
(6) MSUs fully vest on February 20, 2025. The number of MSUs shown is projected based on our company’s relative TSR compared to the other companies in the S&P 500 based on prior year performance as of December 31, 2023.
(7) MSUs fully vest on February 20, 2026. The number of MSUs shown is projected based on our company’s relative TSR compared to the other companies in the S&P 500 based on prior year performance as of December 31, 2023.

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Option Exercises and Stock Vested During Fiscal Year Ended 2023

The following table provides information concerning the vesting of Stock Awards for each NEO during the fiscal year ended December 31, 2023:

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Joseph M. Hogan	31,398	$9,944,061
John F. Morici	6,907	$2,187,516
Emory Wright	6,126	$1,940,165
Julie Coletti	4,965	$1,572,465
Stuart Hockridge	5,086	$1,610,787
(1)For each NEO, such number of shares reported represents the gross number of shares acquired by the NEO on the vesting date; however, because RSUs and MSUs are taxable to the individuals when they vest, the number of shares we issue to each of our NEOs is net of the amount of applicable withholding taxes due, which are paid by us on their behalf.
(2)The value realized on vesting equals the closing price per share of our common stock as reported on the NASDAQ Global Select Market on the vesting date multiplied by the gross number of shares acquired on vesting as described above in note 1.

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Potential Payment Upon Termination or Change of Control

Each of the tables in this section describes the potential payments upon termination or a change of control for our NEOs. All amounts are estimated based on an assumed triggering date of December 31, 2023, the closing sale price of our common stock of $274.00, on the NASDAQ Global Select Market on December 29, 2023, which was the last trading day of the year, and assuming maximum achievement of MSU performance requirements of 250% of target.

Mr. Hogan serves as our President and CEO pursuant to an employment agreement entered into on April 17, 2015. The employment agreement provides that Mr. Hogan is entitled to an annual target bonus of 150% of his base salary based upon the attainment of performance objectives agreed upon in each fiscal year and established by the Board.

The following table describes the potential payments upon termination or a change of control for Mr. Hogan:

Name	Type of Payment	Payments Upon Involuntary or Good Reason Termination Unrelated to Change of Control	Payments Upon Involuntary or Good Reason Termination Related to a Change of Control	Change of Control Only	Upon Death or Disability
Joseph M. Hogan	Severance Payment	$7,818,563	$7,818,563	$—	$—
	RSUs	—	7,076,050	2,648,347	744,184
	MSUs	—	41,439,760	20,487,409	—
	Health and Welfare Benefits	29,895	29,895	—	—
	Total	$7,848,458	$56,364,268	$23,135,756	$744,184

Termination Unrelated to a Change of Control

A termination unrelated to a change of control is a termination that occurs either before or 18 months after the change of control date. In the event Mr. Hogan is terminated other than for cause, death or disability or he resigns for good reason, Mr. Hogan is entitled to a payment (payable in a lump sum) equal to:

(1)twice his then current annual base salary;
(2)the then current year’s target bonus, prorated for the number of days Mr. Hogan has been employed during the year; and
(3)the greater of 150% of the then current year’s target bonus or the prior year’s actual bonus.

Mr. Hogan's employment agreement also provides that we will pay his monthly premium under COBRA until the earliest of 18 months following the termination of employment if terminated without cause or resignation for good reason or the date upon which Mr. Hogan commences new employment.

Change of Control Only

In the event of a change of control, Mr. Hogan will immediately vest in an additional number of shares under all outstanding RSU awards as if he had performed 12 additional months of service. For the purposes of determining the number of MSUs that will vest:

•the performance period shall be deemed to end upon the closing of the change of control in order to determine our stock price performance relative to the NASDAQ Composite index for the purpose of calculating the amount that we have over or underperformed the NASDAQ Composite index (with the MSUs converting into shares of Align stock either being reduced from 100% (in the case of underperformance) or increased from 100% (in the case of over-performance) (the "Performance Multiplier"); and
•our stock price performance will be based on the per share value of our common stock paid to our stockholders in connection with the change of control.

On the date of the change of control, Mr. Hogan will vest in that number of MSUs equal to (A)/36*(X)*(Y) with (A) representing the number of months (including partial months) that have elapsed from the commencement of the

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performance period through the date of the change of control and (X) representing the total number of MSUs subject to the award and (Y) representing the Performance Multiplier.

Termination Related to a Change of Control

A termination related to a change of control is a termination that occurs within 18 months after the change of control date. If within 18 months after a change of control either Mr. Hogan's employment is terminated other than for cause, death or disability or Mr. Hogan resigns for good reason, he would immediately vest in all outstanding equity awards and receive a payment (payable in a lump sum) equal to:

(1)twice his then current annual salary;
(2)the then current year's target bonus, prorated for the number of days Mr. Hogan has been employed during the year; and
(3)the greater of 150% of the then current year's target bonus or the prior year's actual bonus.

Mr. Hogan's employment agreement also provides that we will pay his monthly premium under COBRA until the earliest of 18 months following the termination of employment if terminated without cause or resignation for good reason or the date upon which Mr. Hogan commences new employment.

Death or Disability

In the event Mr. Hogan's employment terminates as a result of his death or disability, he (or his estate) will immediately vest in 100% of outstanding 2020 RSU award.

Conditions to Payment

Prior to receiving any payments upon termination of his employment, Mr. Hogan must execute a general release of all known and unknown claims that he may have against Align and agree not to prosecute any legal action or other proceedings based upon any of such claims. In addition, he has agreed, for a period of one year following termination, not to solicit our employees and has further agreed to be bound by the terms of a confidentiality agreement with us.

Mr. Morici and Ms. Coletti

Mr. Morici serves as our Chief Financial Officer pursuant to an employment agreement entered into on November 7, 2016, and Ms. Coletti serves as our Executive Vice President, Chief Legal and Regulatory Officer pursuant to a similar agreement entered into on May 17, 2019. In determining the terms of their agreements, the Compensation and Human Capital Committee determined that Mr. Morici and Ms. Coletti (as well as any other individual who joins us or is promoted to an executive management position after September 2016) would have a similar form of employment agreement and MSU agreements with severance and change of control provisions described in the table below. Specifically, these updated forms of employment agreement provide only for one year's base salary upon termination by us for convenience unrelated to a change of control which is a termination that occurs either before or 18 months after the change of control date. In addition, in the event of a change of control, the Compensation and Human Capital Committee has determined that all cash severance and equity acceleration is subject to a double trigger as described below. Mr. Morici and Ms. Coletti are not eligible under the terms of their agreements for any additional or accelerated cash or equity compensation solely as a result of a change of control.

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The following table describes the potential payments upon termination or a change of control for Mr. Morici and Ms. Coletti:

Name	Type of Payment	Payments Upon Involuntary or Good Reason Termination Unrelated to Change of Control	Payments Upon Involuntary or Good Reason Termination Related to a Change of Control
John F. Morici	Severance Payment	$620,000	$1,488,000
	RSUs	—	1,459,050
	MSUs	—	8,001,485
	Health and Welfare Benefits	28,969	28,969
	Total	$648,969	$10,977,504

Julie Coletti	Severance Payment	$570,000	$1,368,000
	RSUs	—	1,075,724
	MSUs	—	5,817,020
	Health and Welfare Benefits	9,133	9,133
	Total	$579,133	$8,269,877

Termination Unrelated to a Change of Control

A termination for convenience unrelated to a change of control is a termination that occurs either before or 18 months after the change of control date. Upon such occurrence, the employment agreements of Mr. Morici and Ms. Coletti each provide that if their employment is terminated without cause or if he/she resigns for good reason, he/she will receive one year's base salary.

A Termination Related to a Change of Control

A termination related to a change of control is a termination that occurs within 18 months after the date of a change of control. If within 18 months after a change of control the employment of either Mr. Morici or Ms. Coletti is terminated without cause or they resign for good reason, then they would:
(1)immediately vest in all outstanding equity awards;
(2)receive a lump sum payment equal to:
(a)their then current annual base salary;
(b)their then current year's target bonus, prorated for the number of days they have been employed during the year; and
(c)the greater of their then current year's target bonus or the prior year's actual bonus.

The employment agreements also provide that we will pay their monthly premium under COBRA until the earliest of 12 months following the termination of employment if terminated without cause or resignation for good reason or the date upon which they commence new employment.

Conditions to Payment

Prior to receiving any payments upon termination of employment, Mr. Morici and Ms. Coletti must each execute a general release of all known and unknown claims that they may have against us and agree not to prosecute any legal action or other proceedings based upon any of such claims. In addition, each of Mr. Morici and Ms. Coletti have agreed, for a period of one year following termination, not to solicit our employees and has further agreed to be bound by the terms of a confidentiality agreement with us.

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Messrs. Wright and Hockridge

Mr. Wright serves as our Executive Vice President, Global Operations pursuant to an employment agreement entered into on November 8, 2012, and Mr. Hockridge serves as our Executive Vice President, Global Human Resources pursuant to a similar agreement entered into on May 23, 2016. The employment agreements entered into by Messrs. Wright and Hockridge contain similar terms and conditions. Each employment agreement sets forth the base salary, bonus opportunity, equity awards, benefits and the responsibilities of each position in effect at the time of execution of the agreement. In addition, each agreement requires we provide compensation to each of Messrs. Wright and Hockridge in the event of termination of employment or a change of control. The compensation due in the event of the termination of each employment agreement varies depending on the nature of the termination. What is meant by the terms "cause", "good reason" and "change of control" is described more fully at the end of this section under the heading "Employment Agreement Definitions".

Name	Type of Payment	Payments Upon Involuntary or Good Reason Termination Unrelated to Change of Control	Payments Upon Involuntary or Good Reason Termination Related to a Change of Control	Change of Control Only
Emory Wright	Severance Payment	$1,320,000	$1,320,000	$—
	RSUs	453,881	1,138,470	453,881
	MSUs	3,309,463	6,150,615	3,309,463
	Health and Welfare Benefits	28,969	28,969	—
	Total	$5,112,313	$8,638,054	$3,763,344

Stuart Hockridge	Severance Payment	$1,200,000	$1,200,000	$—
	RSUs	357,776	883,376	357,776
	MSUs	2,530,678	4,714,170	2,530,678
	Health and Welfare Benefits	22,503	22,503	—
	Total	$4,110,957	$6,820,049	$2,888,454

Termination Unrelated to a Change of Control

A termination for convenience unrelated to a change of control is a termination that occurs either before or 12 months after the change of control date. Upon such occurrence, these employment agreements provide that in the event the employment of Messrs. Wright and Hockridge is terminated without cause or if either resigns for good reason, each will:

(1) immediately vest in an additional number of shares under all outstanding option and RSU awards as if he had performed 12 additional months of service;
(2) in the case of MSUs, the performance period shall be deemed to end upon his employment termination date for the purpose of determining the percentage amount that our stock over or underperformed the NASDAQ Composite index (the "Performance Multiplier"). The Performance Multiplier is calculated as follows:
(a) if our stock under-performs the NASDAQ Composite index, the percentage at which the MSUs convert into shares of our stock will be reduced from 100% at a rate of three to one; and
(b) if we outperform the index, the percentage at which the MSUs convert to shares will be increased from 100% at a rate of three to one.

Each NEO will then vest in that number of MSUs equal to (A)/36*(X)*(Y) with (A) representing the number of months (including partial months) that have elapsed from the commencement of the performance period through the date of the termination of employment and (X) representing the total number of MSUs subject to the award and (Y) representing the Performance Multiplier. With respect to the MSU awards, from the beginning of the performance period in each of February 2021, 2022, and 2023 until the assumed December 31, 2023 termination date, if we had outperformed the NASDAQ Composite Index by more than 50% for the 2021, 2022 and 2023 grants which resulted in a Performance Multiplier of at maximum of 250% in the calculations set forth in the above table.

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(3)each is also entitled to receive a lump sum payment equal to:
(a)his then current annual base salary;
(b)his then current year's target bonus, prorated for the number of days he has been employed during the year; and
(c)the greater of his then current year's target bonus or the prior year's actual bonus.

Each employment agreement also provides that we will pay such NEO's monthly premium under COBRA until the earliest of 12 months following the termination of employment if terminated without cause or resignation for good reason or the date upon which each commences new employment.

Change of Control Only

Each employment agreement with Messrs. Wright and Hockridge provide that in the event of a change of control each will immediately vest in an additional number of shares under all outstanding equity awards as if each had performed 12 additional months of service. For the purposes of determining the number of MSUs that will vest:
•the performance period shall be deemed to end upon the closing of the change of control in order to determine our stock price performance relative to the NASDAQ Composite index for the purpose of calculating the amount that we have over or underperformed the NASDAQ Composite index (with the MSUs converting into shares of Align stock either being reduced from 100% (in the case of underperformance) or increased from 100% (in the case of over performance) at a rate of three to one (the "Performance Multiplier"); and
•our stock price performance will be based on the per share value of our common stock paid to our stockholders in connection with the change of control.
On the date of the change of control, each will vest in that number of MSUs equal to (A)/36*(X)*(Y) with (A) representing the number of months (including partial months) that have elapsed from the commencement of the performance period through the date of the change of control and (X) representing the total number of MSUs subject to the award and (Y) representing the Performance Multiplier.

A Termination Related to a Change of Control

A termination related to a change of control is a termination that occurs within 12 months from the change of control date. The employment agreement with Messrs. Wright and Hockridge provide that, if, within 12 months of a change of control, either's employment is terminated without cause or either resigns for good reason then each will:
(1)immediately vest in all outstanding equity awards; and
(2)be entitled to a payment (payable in a lump sum) equal to:
(a)his then current annual base salary;
(b)his then current year's target bonus prorated for the number of days employed during the year, and
(c)the greater of his then current year's target bonus or the prior year's actual bonus.

In addition, the MSU agreements with each of Messrs. Wright and Hockridge provide that if, within 12 months of a change of control, either's employment is terminated without cause or either resigns for good reason, then each will immediately vest in 100% of all outstanding MSU awards.

Each employment agreement also provides that we will pay their monthly premium under COBRA until the earliest of 12 months following the termination of employment if terminated without cause or resignation for good reason or the date upon which each commences new employment.

Conditions to Payment

Prior to receiving any payments upon termination of employment, Messrs. Wright and Hockridge must execute a general release of all known and unknown claims that either may have against us and agree not to prosecute any legal action or other proceedings based upon any of such claims. In addition, each has agreed, for a period of one year following termination, not to solicit our employees and further agreed to be bound by the terms of a confidentiality agreement with us.

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Employment Agreement Definitions

Definition of Cause

In each employment agreement described above, cause means any of the following:
•unauthorized use or disclosure of our confidential information or trade secrets;
•any breach of the employment agreement, the Employee Proprietary Information and Inventions Agreement or the Align Protection Agreement between them and us;
•conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof;
•misappropriation of our assets or any act of fraud or embezzlement by them, or any act of dishonesty by them in connection with the performance of their duties for us that adversely affects our business or affairs;
•intentional misconduct; or
•the individual's failure to satisfactorily perform their duties after having received written notice of such failure and was provided at least thirty (30) days to cure such failure.

Definition of Good Reason

In each employment agreement described above, good reason means the individual's resignation within 90 days of the occurrence of any one or more of the following events:
•their position, authority or responsibilities being significantly reduced;
•their being asked to relocate their principal place of employment such that the commuting distance from their residence prior to the change of control is increased by over 35 miles;
•their annual base salary or bonus being reduced; or
•their benefits being materially reduced.

Definition of Change of Control

In each employment agreement described above, change of control means any of the following:
•a sale of all or substantially all of our assets;
•the acquisition of more than 50% of our common stock by any person or group of persons;
•a reorganization wherein the holders of our common stock receive stock in another company (other than a subsidiary of ours), a merger of us with another company wherein there is a 50% or greater change in the ownership of our common stock as a result of such merger, or any other transaction in which we (other than as the parent corporation) are consolidated for federal income tax purposes or are eligible to be consolidated for federal income tax purposes with another corporation; or
•in the event that the common stock is traded on an established securities market, a public announcement that any person has acquired or has the right to acquire beneficial ownership of more than 50% of our then outstanding common stock, or the commencement of or public announcement of an intention to make a tender offer or exchange offer for more than 50% of our then outstanding common stock.

Other Termination of Employment and Change of Control Arrangements

In addition to the termination of employment and change of control arrangements described above, the Compensation and Human Capital Committee has the authority as Plan Administrator of the 2005 Incentive Plan (as amended) to accelerate the vesting of outstanding equity immediately upon an acquisition or change in ownership or majority of our Board.

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Other Compensation Matters

CEO Pay Ratio

Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization. Compensation rates are benchmarked and set to be market-competitive in the country in which the jobs are performed.

As permitted by Item 402(u) of Regulation S-K, for fiscal year 2023, we used the same median employee for the pay ratio as was used for the pay ratio in the Proxy Statement for fiscal year 2021. We determined that during 2023, as compared to 2021, there were no material changes in our employee population or our employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. To identify the median employee compensation from our employee population, as well as to determine the annual total compensation of our median employee, we took the following steps:

•We determined that, as of December 31, 2021, 22,687 employees, of which 1,984 were employed inside the United States, 16,635 (approximately 73% of our global workforce) were employed in one of our manufacturing, technician and commercial operations in Mexico, Costa Rica, China, Germany, Poland or Spain, and the remaining 4,068 employees were employed in 43 other countries.
•In identifying the median employee, we excluded 1,037 workers (approximately 4.6% of our workforce) from the following countries: Australia, 94; Austria, 6; Baltics (Lithuania and Latvia), 1; Belgium, 13; Canada, 130; Croatia, 5; Czech Republic, 8; Denmark, 17; Ghana, 12; Hong Kong, 42; Hungary, 1; India, 201; Ireland, 4; Italy, 106; Luxembourg, 1; Morocco, 11; Netherlands, 45; New Zealand, 7; Norway, 5; Portugal, 5; Slovakia, 3; South Korea,53; Sweden, 8; Taiwan, 55; Thailand, 57; Turkey, 44; United Arab Emirates, 43; and Vietnam, 60. After taking into account the de minimis exemption, 1,984 employees in the United States and 19,666 employees located outside of the United States were considered for identifying the median employee.
•We considered actual annual base pay, actual bonus payout, and equity income, for the purposes of determining the median employee.
•We annualized the salaries for those employees that were hired in 2021. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis.
•In determining the annual total compensation of the median employee, we calculated such employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2023 Summary Compensation Table with respect to each of the NEOs.

Using this methodology, we determined that our median employee was a CAD Designer 3 working in our treat facility in Costa Rica. Our median employee compensation for a CAD Designer 3 position in Costa Rica in 2023 as calculated using Summary Compensation Table requirements was $22,781. Our CEO’s compensation as reported in the Summary Compensation Table was $28,952,411. Therefore, our CEO to median employee pay ratio is 1,271 to 1.

This information is being provided for compliance purposes. Neither our Compensation and Human Capital Committee nor our executive management used the pay ratio measure in making compensation decisions.

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Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below.

Year	Summary Compensation Table Total for Joseph Hogan¹ ($)	Compensation Actually Paid to Joseph Hogan¹˒²˒³ ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)	Net Revenues⁵ ($ Millions)
					TSR ($)	Peer Group TSR ($)
2023	28,952,411	29,461,070	4,375,124	4,701,234	98	115	445	3,862
2022	18,684,044	(61,348,849)	3,376,160	(10,393,452)	76	107	362	3,735
2021	21,591,400	76,152,942	4,328,778	9,498,811	236	139	772	3,953
2020	15,522,289	107,989,279	3,381,923	12,747,282	192	117	1,776	2,472
(1)Joseph Hogan was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023
Simon Beard	Julie Coletti	Julie Coletti	Julie Coletti
John F. Morici	Stuart Hockridge	Stuart Hockridge	Stuart Hockridge
Raj Pudipeddi	John F. Morici	John F. Morici	John F. Morici
Julie Tay	Emory Wright	Emory Wright	Emory Wright
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2023	28,952,411	(26,230,870)	26,739,529	29,461,070

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	4,375,124	(3,531,169)	3,857,279	4,701,234

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The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for First PEO ($)	Total - Inclusion of Equity Values for First PEO ($)
2023	21,178,234	2,279,927	3,281,368	26,739,529

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Total - Inclusion of Equity Values for First PEO ($)
2023	2,856,242	390,308	610,730	3,857,279
(4) The Peer Group TSR set forth in this table utilizes the S&P 1500 Composite Health Care Equipment & Supplies Index (“Index”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5) We determined Net Revenues to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2023. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company and Peer Group TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO and the Company’s cumulative TSR over the four most recently completed fiscal years and the Peer Group’s TSR over the same period.

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The following chart sets forth the relationship between the average of Compensation Actually Paid to our Non-PEO NEOs and the Company’s cumulative TSR over the four most recently completed fiscal years and the Peer Group’s TSR over the same period.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO and our net income during the four most recently completed fiscal years.

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The following chart sets forth the relationship between the average of Compensation Actually Paid to our Non-PEO NEOs and our net income during the four most recently completed fiscal years.

Relationship Between Compensation Actually Paid and Net Revenues

The following chart sets forth the relationship between Compensation Actually Paid to our PEO and our Net Revenues during the four most recently completed fiscal years.

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The following chart sets forth the relationship between Compensation the average of Compensation Actually Paid to our Non-PEO NEOs and our Net Revenues during the four most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important financial performance measures used by the Company to link Compensation Actually Paid to our NEOs for 2023 to Company performance. The measures in this table are not ranked.

Operating Income
Net Revenues
Stock Price

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Audit Committee
Our Auditor
Report of the Audit Committee of the Board

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Our Auditor

Our Audit Committee has selected PricewaterhouseCoopers LLP ("PwC"), independent registered public accountants, to audit our financial statements for the year ending December 31, 2024.

Fees to PwC for 2023 and 2022

The following table presents fees for professional services rendered by PwC for the audit of our annual financial statements for 2023 and 2022 and fees billed for audit-related services and tax services rendered by PwC for 2023 and 2022:

	2023	2022
Audit fees (1)	$5,341,244	$4,852,531
Audit-related fees (2)	—	—
Tax fees (3)	$1,281,643	$1,966,050
All other fees (4)	$7,900	$27,260
Total fees	$6,630,787	$6,845,841
(1)Audit fees — These are fees for professional services performed for the annual audit of our financial statements and review of financial statements included in our quarterly filings, and services that are normally provided in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.
(2)Audit-related fees — These are fees related to assurance and related services.
(3)Tax fees — These are fees for professional services performed with respect to tax compliance, tax advice and tax planning.
(4)All other fees — These consist of all other fees billed to us for professional services performed and not reported under "Audit fees," "Audit-related fees" and "Tax fees."

Audit Committee's Policy of Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accountants subject to limited discretionary authority granted to our Chief Financial Officer. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accountants and management are required to periodically report to our Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval and the fees for the services performed to date. All PwC services in 2023 and 2022 were pre-approved by our Audit Committee.

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Report of the Audit Committee of the Board
The following is the report of the Audit Committee of the Board of Directors ("Audit Committee") with respect to Align's audited financial statements for the year ended December 31, 2023, which include our consolidated balance sheets as of December 31, 2023 and 2022, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years ended December 31, 2023, 2022 and 2021 and the notes thereto.
The Audit Committee is comprised entirely of independent directors who meet the independence requirements of the Listing Rules of the NASDAQ Stock Market and the SEC. In accordance with the written charter adopted by the Board of Directors of Align, the purpose of the Audit Committee is to assist the Board of Directors in its oversight and monitoring of among other things:
•the integrity of Align's financial statements;
•Align's compliance with legal and regulatory requirements;
•the independent registered public accountant's qualifications, independence and performance;
•the adequacy of Align's internal accounting and financial controls; and
•Align's internal audit department.
The full text of the Audit Committee's charter is available on the "Investors" section of Align's website (www.aligntech.com). The Audit Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the SEC and the NASDAQ listing standards.
In carrying out its responsibilities, the Audit Committee, among other things, is responsible for:
•providing guidance with respect to Align's relationship with the independent auditors, including having responsibility for their appointment, compensation and retention;
•providing guidance with respect to the selection of the audit firm’s lead engagement partner;
•reviewing the results and audit scope;
•approving audit and non-audit services;
•reviewing and discussing with management the quarterly and annual financial reports;
•overseeing and reviewing Align's enterprise risk, privacy and data security; and
•overseeing management's implementation and maintenance of effective systems of internal controls.
The Audit Committee recognizes the importance of maintaining the independence of Align's independent accountants. Each year, the Audit Committee evaluates the qualifications, performance and independence of Align's independent accountants and determines whether to re-engage the current independent accountants. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, as well as its reputation for integrity and competence in the fields of accounting and auditing. Based on this evaluation, the Audit Committee has retained PwC as Align's independent accountants for 2024.
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2023 with Align’s management and PwC. The Audit Committee has also discussed with PwC the matters required to be discussed by Auditing Standard No. 1301, "Communications with Audit Committees" issued by the Public Company Accounting Oversight Board ("PCAOB").
The Audit Committee also has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC's communications with the Audit Committee concerning independence and has discussed with PwC its independence. The Audit Committee has concluded that the provision by PwC of non-audit related services is compatible with maintaining the independence of PwC as Align's independent accountants.
Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include Align's audited consolidated financial statements in Align's Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Respectfully submitted by:
AUDIT COMMITTEE
Anne M. Myong, Chair
Kevin J. Dallas
Andrea L. Saia

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Security Ownership and Related Party Transactions
Security Ownership of Certain Beneficial Owners and Management
Certain Relationships and Related Party Transactions

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Security Ownership of Certain Beneficial Owners and Management

Except as otherwise noted in the footnotes, the information contained in the table below sets forth the beneficial ownership of our common stock as of March 25, 2024, by:

•each stockholder known by us to own beneficially more than 5% of our common stock;
•each of our NEOs as set forth in the summary compensation table of this proxy statement;
•each of our directors; and
•all of our current directors and executive officers as a group (14 persons).

Beneficial ownership is determined based on the rules of the SEC. The column captioned "Total Shares Beneficially Owned" represents the number of shares of our common stock beneficially owned and the number of shares of our common stock subject to RSUs and MSUs that will vest on or before May 24, 2024. The number of shares subject to RSUs and MSUs that will vest on or before May 24, 2024, is listed separately under the column "Number of Shares Underlying RSUs/MSUs vesting on or before May 24, 2024." The beneficial owners listed do not hold options in our common stock. The shares noted below are not deemed exercisable or vested for purposes of computing the percentage of shares beneficially owned by any other person. "Percentage of Outstanding Shares Beneficially Owned" is based upon 75,252,462 shares of our common stock outstanding as of March 25, 2024. The address for those individuals for which an address is not otherwise provided is c/o Align Technology, Inc., 410 N. Scottsdale Rd., Suite 1300, Tempe, AZ 85288. Unless otherwise indicated, we believe the stockholders listed below have sole voting or investment power with respect to all shares, subject to applicable community property laws.

Name and Address	Number of Outstanding Shares Beneficially Owned	Number of Shares Underlying RSUs/MSUs vesting on or before May 24, 2024 (1)	Total Shares Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned
The Vanguard Group (2)	8,349,611	—	8,349,611	11.1%
BlackRock, Inc. (3)	7,697,251	—	7,697,251	10.2%
Gordon Gund, family members and affiliated entities(4)	4,380,244		4,380,244	5.8%
Joseph M. Hogan (5)	221,731	—	221,731	*
John F. Morici	12,992	—	12,992	*
Emory Wright	15,342	—	15,342	*
Julie Coletti	4,643	—	4,643	*
Stuart Hockridge	9,667	—	9,667	*
Kevin T. Conroy	—	660	660	*
Kevin J. Dallas	12,246	1,029	13,275	*
Joseph Lacob	131,994	1,029	133,023	*
C. Raymond Larkin, Jr.	20,375	1,372	21,747	*
George J. Morrow	4,387	1,029	5,416	*
Anne M. Myong	5,908	1,029	6,937	*
Mojdeh Poul	—	660	660	*
Andrea L. Saia	13,396	1,029	14,425	*
Susan E. Siegel	6,801	1,029	7,830	*
All current executive officers and directors as a group (14 persons)	459,482	8,866	468,348	*
* Less than 1%
(1)Except as otherwise set forth in the footnotes below, represents shares of common stock that can be acquired upon the vesting and release of restricted stock units on or before May 24, 2024. There are no stock options outstanding that can be exercised to acquire shares of our common stock. This column includes the full amount of RSUs/MSUs that will vest and be released on or before May 24, 2024.
(2)Based on a filing with the SEC on Schedule 13G/A on February 13, 2024 indicating beneficial ownership as of December 29, 2023. Includes shares held by direct and indirect subsidiaries. The mailing address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

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(3)Based on a filing with the SEC on Schedule 13G/A on March 7, 2024 indicating beneficial ownership as of February 29, 2024. Includes shares held by direct and indirect subsidiaries. The mailing address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(4)Based on a filing with the SEC on Schedule 13G/A on February 9, 2024 indicating beneficial ownership as of December 31, 2023. Includes shares held in trust for immediate family members and shares held by immediate family members. The mailing address for Gordon Gund is 14 Nassau Street, Princeton, NJ 08542.
(5)Includes 1,500 shares held by a member of the household.

Certain Relationships and Related Party Transactions

Review, Approve or Ratification of Transactions with Related Persons

Our Board has adopted a Global Code of Conduct ("Code") that is applicable to all directors, officers and employees of Align, including our principal executive officer, principal financial officer and controller. Under the Code and pursuant to our other policies and procedures, we encourage our directors, officers and employees to avoid actual or potential conflicts of interest, including by discouraging conducting company business with a relative or significant other, or with a business in which an employee, a relative or significant other is associated in any significant role (each a "Related Party"). If, however, such a Related Party transaction is unavoidable, all employees (other than our directors and executive officers) who are entering into a Related Party transaction must fully disclose the nature of the relationship and the transaction to their supervisor, and the Chief Legal and Regulatory Officer must approve in advance the Related Party transaction. If, however:

•the person is a director or member of executive management and they desire to enter into a transaction with a Related Party (as defined above); or
•the person is an employee (other than a director or member of executive management) and they desire to enter into a transaction with a Related Party that the Chief Legal and Regulatory Officer has deemed to be material to Align and is reportable under the rules and regulations of the Exchange Act, the nature of the transaction must be fully disclosed to, and approved by, the Audit Committee.

Related Party Transaction Disclosure

In February 2021, as amended in June 2023, we entered into a sponsorship agreement with the Golden State Warriors, LLC, pursuant to which the Invisalign brand is the Official Smile Partner of the Golden State Warriors of the National Basketball Association and the Santa Cruz Warriors of the NBA G League. The sponsorship includes an omni-channel activation across television, digital media, social media and in-arena rights to display advertising. Joseph Lacob, a member of our Board, is the Governor, Co-Executive Chairman and CEO of Golden State Warriors, LLC. The cost associated with the agreement is in excess of $120,000 per year but is not an amount material to us.

The son-in-law of John Morici, our Chief Financial Officer and Executive Vice President, Global Finance, is employed by us as a Territory Manager in our North America Sales organization. In 2023, the aggregate value of the compensation paid to Mr. Morici’s son-in-law was in excess of $120,000, consisting of salary, commission and RSUs. In addition, Mr. Morici’s son-in-law received standard benefits provided to other non-executive employees.

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Proposals
Company Proposals
Proposal No. 1 - Election of Directors
Proposal No. 2 - Advisory Vote to Approve the Compensation of our Named Executive Officers
Proposal No. 3 - Ratification of Appointment of Independent Registered Public Accountants
Stockholder Proposal
Proposal No. 4 - Simple Majority Voting

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COMPANY PROPOSAL ONE
Election of Directions

Our Bylaws provide that our Board will consist of one or more members with the number of directors determined from time to time by resolution of our Board. As of the date of this proxy statement, the number of directors is set at 10. Upon the recommendation of the Nominating and Governance Committee, the Board has nominated the ten persons named below for election at the Annual Meeting, each to serve for a one-year term or until a successor is elected or appointed and qualified.

The Board unanimously recommends that you vote "FOR" all of the nominees below
Kevin T. Conroy	C. Raymond Larkin, Jr.	Mojdeh Poul
Kevin J. Dallas	George J. Morrow	Andrea L. Saia
Joseph M. Hogan	Anne M. Myong	Susan E. Siegel
Joseph Lacob

Information concerning each of the Nominees can be found above in the section entitled "Director Nominees."

In the event a Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the then current Board to fill the vacancy. As of the date of this proxy statement, we are not aware of any Nominee who is unable or will decline to serve as a director.

Our Bylaws state that a Nominee is elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. A majority of votes cast shall mean that the number of shares voted “FOR” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. In determining the total number of votes cast, votes “FOR” and “AGAINST” will be counted. Abstention votes, which are votes marked “ABSTAIN”, will not be counted toward total votes cast. The holders of 50% of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum.

Each Nominee is currently serving on the Board. If a nominee is not re-elected, Delaware law provides that the director will continue to serve on the Board as a "holdover director." Under our Bylaws and Guidelines, each director has submitted, a contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect the director. If that were to occur, our Nominating and Governance Committee would make a recommendation to our Board whether to accept or reject the resignation, or whether to take other action. Our Board would act on the Nominating and Governance Committee's recommendation, and publicly disclose its decision and the rationale behind it within 90 days following the date the election results are certified.

Unless marked otherwise, proxies returned to us will be voted "For" each of the Nominees named above. If you hold your shares through a broker, bank or other nominee holder of record you must instruct your broker, bank or other nominee how to vote your shares so that your vote can be counted for this Proposal One. If you do not provide voting instructions to your broker, bank or other nominee, your shares will be considered “broker non-votes” with regard to this matter. Broker non-votes are counted for the purposes of determining a quorum but will be excluded from determining the number of votes cast.

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COMPANY PROPOSAL TWO
Advisory Vote to Approve the Compensation of Our Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Exchange Act, and because our Board believes that an annual advisory vote to approve the compensation of our NEOs allows our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year and is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on these matters. Accordingly, this year, we are again requesting that you approve, on an advisory basis, the compensation of our NEOs disclosed in the "Compensation Discussion and Analysis," the Summary Compensation table and the related compensation tables, notes and narrative in this proxy statement. Our compensation program is designed to motivate and reward exceptional performance in a straight-forward and effective way, while also recognizing the success of our business. Our 2023 overall financial results fell short of our original expectations and the actual compensation paid to our executives in 2023 reflects that we did not achieve our financial expectations. Accordingly, we believe our compensation program operated as designed and is aligned with the long-term interests of our stockholders. We encourage stockholders to read the Compensation Discussion and Analysis, which describes the details of our Executive Compensation Program and the decisions made by the Compensation and Human Capital Committee in 2023.

Stockholders are being asked to approve the following resolution at the Annual Meeting:

"RESOLVED, that the compensation paid to the named executive officers, as disclosed in this proxy statement pursuant to the SEC's executive compensation disclosure rules, which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables, is hereby approved."

As an advisory vote, this proposal is not binding on us, our Board, or our Compensation and Human Capital Committee. However, our Compensation and Human Capital Committee and Board value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding our named executive officers. We expect the next say-on-pay vote will occur at the 2025 Annual Meeting of Stockholders.

Authorization of this Proposal Two requires that the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote.

You may vote "FOR", "AGAINST," or "ABSTAIN" from voting on this matter. An “ABSTAIN” vote will have the same effect as an “AGAINST” vote for this Proposal Two. Unless marked otherwise, proxies returned to us will be voted “FOR” Proposal Two. If you hold your shares through a broker, bank or other nominee holder of record you must instruct your broker, banker or other nominee how to vote your shares so that your vote can count for this Proposal Two. If you do not provide voting instructions to your broker, bank or other nominee holder of record, your shares will be considered “broker non-votes” with regard to this matter. Broker non-votes will have no effect on the vote for this Proposal Two.

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COMPANY PROPOSAL THREE
Ratification of Appointment of Independent Registered Public Accountants

The Audit Committee of our Board has selected PricewaterhouseCoopers LLP ("PwC"), independent registered public accountants, to audit our financial statements for the year ending December 31, 2024. In making its recommendation to appoint PwC, our Audit Committee considered whether the provision of the non-audit services rendered by PwC is compatible with maintaining the firm's independence.

Representatives of PwC are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Although stockholder ratification of the selection of PwC as our independent registered public accountants is not required by our Bylaws or any other applicable law, our Audit Committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee and Board will reconsider whether or not to retain PwC. Even if the selection is ratified, our Audit Committee, at its discretion, may direct the appointment of a different firm to act as our independent registered public accountants at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

Ratification of the selection of PwC requires that the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting vote "FOR" this Proposal Three. An "ABSTAIN" vote will have the same effect as an "AGAINST" vote in this Proposal Three. Unless marked otherwise, proxies returned to us will be voted "FOR" Proposal Three. Discretionary votes by brokers, banks and related agents on this routine proposal will be counted toward the quorum requirement and will affect the outcome of the vote. Broker non-votes, if any, will have no effect on the vote for this Proposal Three.

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STOCKHOLDER PROPOSAL

Proposal Four (the "Stockholder Proposal") is a proposal we received from stockholders. If the proponents of this proposal, or representatives who are qualified under state law, are present at our Annual Meeting and submit the proposal for a vote, then the proposal will be voted upon.

The text of the Stockholder Proposal and supporting statements appear exactly as received from the proponents unless otherwise noted. In accordance with SEC rules, the Company has set forth below the Stockholder Proposal. All statements contained in the Stockholder Proposal, supporting statements and graphics are the sole responsibility of the proponents and Align and our Board accepts no responsibility for the accuracy or content. The Stockholder Proposal may contain assertions about our Company or other matters that we believe are incorrect, but we have not attempted to refute any such assertions. The response from our Board and the recommendation on the proposal is presented immediately following the Stockholder Proposal.

Information contained on or accessible through any website links included in the Stockholder Proposal, supporting statements, and the responses from our Board is not incorporated in, and does not constitute a part of, this proxy statement. The Stockholder Proposal is required to be voted on at our Annual Meeting only if properly presented.

We will promptly provide our stockholders with the name, address, and, to our knowledge, the number of voting securities held by the proponents of the Stockholder Proposal, upon receiving a written request sent to us by mail directed to:
Corporate Secretary
Align Technology, Inc.
410 N. Scottsdale Rd., Suite 1300
Tempe, AZ 85288

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STOCKHOLDER PROPOSAL FOUR
Stockholder Proposal Regarding Simple Majority Vote
Mr. John Chevedden has notified the Company that he intends to present the following proposal for consideration at the Annual Meeting:

Proposal 4 - Simple Majority Vote

Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy's. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic also received overwhelming 98%-support each at the 2023 annual meetings of American Airlines (AAL) and The Carlyle Group (CG).

The overwhelming shareholder support for this proposal topic at hundreds of major companies raises the question of why Mr. Joseph Lacob, chair of the Align Technology Nominating and Governance Committee, had not taken credit and initiated this proposal topic earlier.

Please vote Yes:
Simple Majority Vote - Proposal 4

Statement in Opposition to the Stockholder Proposal

The Board has carefully considered this proposal and recommends you vote AGAINST the proposal for the reasons described below.

The Board has carefully considered this proposal and recommends a vote against it. As described in greater detail below, we have strong corporate governance practices and a long and demonstrated record of continuous and extensive outreach to stockholders as well as responsiveness to their requests. At no point in any of the many discussions with our stockholders have any stockholders indicated the voting requirements in our charter or bylaws were a concern. It was not until October 2023 when a single stockholder, Mr. Chevedden, who holds just 15 shares, submitted this proposal that we were asked to change our charter and bylaws. Additionally, there are a limited number of provisions that require a supermajority vote of the stockholders in our charter and bylaws; the Board believes that each of these provisions fairly and appropriately benefit all stockholders. Also, the wording of the proposal is vague, making possible implementation of it subjective. Accordingly, our Board does not believe the revisions requested by this one holder of a minimal number of shares are necessary or advisable, and that the requested revisions would run counter to the broad range of all our stockholders’ best interests.

The Company has strong corporate governance practices and a demonstrated record of responsiveness to stockholders.

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The Company actively engages with stockholders and listens and responds to their requests. Align informs and educates our investors and ensures that there is a two-way communication channel between stockholders and our Board. Align has a strong reputation for an extensive and continuous stockholder outreach program in which members of the Board and members of management and other senior leaders routinely seek out and meet multiple times annually with large percentages of our stockholders seeking their input on a wide variety of topics, including our corporate governance practices. In 2021, 2022 and 2023, we reached out to 67%, 67% and 57% of our stockholders, respectively, and thereafter engaged with 24%, 31% and 22% of our stockholders, respectively. In fact, in the period from December 2023 to March 26, 2024, we met with holders of over 36% of our common stock after reaching out to over 71%. The stockholders to whom we reached out vary broadly in the size of their holdings, ranging from our largest holders to those holding as little as 0.01% of our common stock. We also regularly conduct an investor perception survey through a third-party and the results are shared with our executive officers and the Board.

As a result of our frequent meetings with stockholders, we have adopted numerous changes to our corporate governance practices over the years, including adopting majority voting in the election of directors, proxy access, restrictions on large one-time awards to our executive management, changes in our Executive Compensation Program, refreshment and increased diversity of Board members and changes to the charters of our standing Board committees to address concerns regarding ESG, diversity and inclusion, cybersecurity and artificial intelligence. Additionally, in 2023, Align added two new board members after two longer-tenured members did not stand for re-election at our Annual Meeting in 2023 based in part on stockholder feedback regarding Board tenure. However, in our discussions with our stockholders, they have not indicated that the voting requirements in our charter or bylaws were a concern.

Our governing documents already have a very limited number of provisions requiring supermajority voting by stockholders.

The proposal asks that we eliminate any provisions in our charter and bylaws that require more than a simple majority vote. There are only two supermajority provisions that are explicit in our governing documents. These provisions require the affirmative vote of the combined voting power of 66 2/3% of the outstanding shares to approve the following actions:
a.Amendment of our bylaws by stockholders; and
b.Amendment of certain provisions of our charter.

This proposal is vague and could be interpreted to suggest that the Company should take additional actions beyond those necessary or in line with market practice.

The proposal asks us to eliminate “each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws.”

Under Delaware law, and subject to certain exceptions, certain stockholders are restricted from engaging in a business combination with a company for a period of three years after buying more than 15% of that company’s stock, unless certain criteria are met, including the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. This law is a critical protection that is intended to ensure that stockholders are not subject to abusive and coercive takeover practices.

Delaware law provides Delaware corporations with the ability to “opt out” of the requirements summarized above. We are uncertain if this proposal is requesting that the Board take steps to “opt out” of this protection, but we believe that this proposal is sufficiently vague and confusing such that a need to “opt out” is one possible interpretation of the proposal. We believe that very few Delaware-incorporated S&P 500 companies have opted out of this protection. To that end, our Board believes that “opting out” would neither follow market practice nor be in the best interests of our stockholders.

Revenues and profitability underpin our very foundation as a publicly traded company and are the most important element of our valuation. The Board and management of Align are focused on increasing revenues and profitability, which stockholders hold above all other performance metrics and have repeatedly emphasized as priorities. Should this proposal pass, management's attention will be diverted to further considering this stockholder proposal, which could include seeking stockholder approval of amendments to the Company’s charter and bylaws at our annual meeting in 2025. The Board does not believe that the diversion of management's efforts to respond to this

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stockholder proposal is justifiable or necessary. The Board believes that the Company’s current voting requirements fairly and appropriately benefit all stockholders.

Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote.

You may vote "FOR", "AGAINST," or "ABSTAIN" from voting on this matter. An “ABSTAIN” vote will have the same effect as an “AGAINST” vote for this Proposal Four. Unless marked otherwise, proxies returned to us will be voted “AGAINST” Proposal Four. If you hold your shares through a broker, bank or other nominee holder of record you must instruct your broker, banker or other nominee how to vote your shares so that your vote can count for this Proposal Four. If you do not provide voting instructions to your broker, bank or other nominee holder of record, your shares will be considered “broker non-votes” with regard to this matter. Broker non-votes will have no effect on the vote for this Proposal Four.

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ALIGN TECHNOLOGY, INC.
410 N. Scottsdale Rd., Suite 1300
Tempe, AZ 85288
 _______________________________
Proxy Statement for the
2024 Annual Meeting of Stockholders
__________________________________
GENERAL INFORMATION

Q:    Why am I receiving these materials?

A:    We have made these materials available to you via the Internet or delivered paper copies to you by mail in connection with the solicitation by our Board of proxies to be voted at our 2024 Annual Meeting of Stockholders ("Annual Meeting"), which will take place online at 10:00 a.m., Mountain Standard Time, on Wednesday, May 22, 2024. As a stockholder, you are invited to participate in the Annual Meeting via live webcast and vote on the items of business described in this proxy statement.

Q:    What is included in these materials?

A:    The proxy materials include:

•this proxy statement; and
•our 2023 Annual Report on Form 10-K for the fiscal year ended December 31, 2023 ("Annual Report").

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card for the Annual Meeting. If you received a notice of the Internet availability of the proxy materials instead of a paper copy of the proxy materials, see "How do I vote my shares during the Annual Meeting?" below.

Q:    What information is contained in these materials?

A:    The information in this proxy statement contains important information regarding our Annual Meeting. Specifically, it:

•identifies the proposals on which you are being asked to vote,
•provides information regarding voting procedures at the Annual Meeting,
•discusses our corporate governance policies and practices,
•describes the compensation paid to our directors and certain executive officers, and
•discloses other information that we are required to provide to you under applicable laws and regulations.

Q:    Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?

A:    In accordance with rules adopted by the SEC, we are making our proxy materials available over the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials ("Notice") mailed to most of our stockholders describes how you may access and review the proxy materials on the Internet. The Notice also provides instructions as to how you may submit your proxy via the Internet. If you received the Notice by mail and would prefer to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:    How can I access the proxy materials over the Internet?

A:     Our proxy materials are available at http://www.viewproxy.com/aligntech/2024 and will be available during the voting period at www.proxyvote.com.

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Q:    Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

A:     No. The Notice only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it. The Notice provides instructions as to how to cast your vote.

Q:    What is the difference between holding shares directly or as a beneficial owner, in street name?

A:    Most of our stockholders hold their shares as beneficial owners through a brokerage firm, bank or other nominee. As summarized below, there are some differences between shares held directly (of record) and those owned beneficially.

    Stockholder of Record: If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Limited, then you are considered the "stockholder of record." As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy.

    Beneficial Owner: If on the Record Date your shares were held on your behalf in an account with a brokerage firm, bank or other nominee, the brokerage firm, bank or other nominee is considered the stockholder of record of your shares and you are considered the beneficial owner of those shares held in "street name." If you are a beneficial owner, these proxy materials are being forwarded to you by the organization considered the stockholder of record of your shares. As a beneficial owner, you may direct your nominee as to how to vote your shares. Your nominee should have enclosed or provided voting instructions for you to use directing it as to how to vote your shares. Please note that as a beneficial owner, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that is your nominee holding your shares, giving you the right to vote the shares at the Annual Meeting.

VIRTUAL ANNUAL MEETING INFORMATION

Q:    How can I participate in the Annual Meeting?

A:    Our Annual Meeting will again be an entirely virtual meeting conducted via live webcast. The Annual Meeting webcast will begin promptly at 10:00 a.m., Mountain Standard Time, on Wednesday, May 22, 2024. Online access will begin at 9:30 a.m., Mountain Standard Time, and we encourage you to access the Annual Meeting early.

To be admitted to the Annual Meeting, stockholders as of the Record Date must register in advance at http://
viewproxy.com/aligntech/2024/htype.asp.

• Registered Stockholders: Stockholders who hold shares in their own name or have received a Notice or proxy card must click "Registration for Registered Holders" and enter their name, phone number, Virtual Control Number (found on your Notice or proxy card) and email address.

• "Street name" or Beneficial Stockholders: Stockholders who hold shares through a bank, broker, or other similar agent, must click "Registration for Beneficial Holders" and enter their name, phone number and email, and click submit. Thereafter, please email a copy of your legal proxy or proof of ownership that you obtain from your bank or broker to Virtualmeeting@viewproxy.com. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2024 annual meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://viewproxy.com/aligntech/2024/htype.asp.

Q:    Why is the Annual Meeting only virtual?

A:    We have again chosen to conduct the Annual Meeting in a virtual-only meeting format, via live audio webcast. A virtual meeting provides a convenient and efficient means to administer our Annual Meeting while enabling increased stockholder attendance and participation because stockholders can participate from any location around the world.

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Q:    What if multiple stockholders share the same address?

A:     To reduce expenses, we are delivering a single copy of the Notice and, if applicable, the proxy materials to certain stockholders who share a single address, unless otherwise requested by one of the stockholders. A separate proxy card is included in the voting materials for each of these stockholders. To receive a separate copy of the Notice and, if applicable, the proxy materials you may contact us by calling (408) 470-1000 or by writing to us at Align Technology, Inc., 410 N. Scottsdale Rd., Suite 1300, Tempe, AZ 85288, Attn: Investor Relations. You may also contact us by calling or writing if you would like to receive separate materials for future annual meetings.

Q:    How can I submit questions during the Annual Meeting?

A:    During registration and also the Annual Meeting, you may submit questions pertaining to the business of the Annual Meeting according to instructions to be provided either during registration or the Annual Meeting. At the Annual Meeting, each stockholder will be limited to one question. Questions pertinent to the business of the Annual Meeting will be read aloud and answered, subject to time constraints, after the end of the business portion of the Annual Meeting.

Q:    What are the rules of procedure for the Annual Meeting?

A:    The rules and procedures for the Annual Meeting will be available at http://viewproxy.com/aligntech/2024/htype.asp.

Q:    Will the list of stockholders be available during the Annual Meeting?

A:    During the Annual Meeting, the list of our stockholders of record entitled to vote at the Annual Meeting will be available for viewing by stockholders as of the Record Date upon request, for any purpose germane to the Annual Meeting.

Q:    What if I have technical difficulties or trouble accessing the Annual Meeting?

A:    We will have technicians ready to assist you with any technical difficulties you experience accessing the Annual Meeting. If you encounter any difficulties, please call:

866-612-8937(toll-free)
973-873-7684 (international)

VOTING INFORMATION

Q:    Who can vote at the Annual Meeting?

A:    If you are a stockholder of record or a beneficial owner who owned our common stock at the close of business on March 25, 2024, the record date for the Annual Meeting ("Record Date"), you are entitled to vote at the Annual Meeting. As of the Record Date, 75,252,462 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding.

Q:    How do I vote my shares during the Annual Meeting?

A:    By logging into the webcast, Registered Stockholders will be able to vote electronically on all proposals to be considered at the Annual Meeting. Please note, Beneficial Stockholders must submit a copy of their legal proxy or proof of ownership in advance to Virtualmeeting@viewproxy.com in order to vote their shares during the Annual Meeting.

Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate.

Q:    How can I vote my shares without participating in the Annual Meeting?

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A:    Internet. You may vote over the Internet by following the instructions on the Notice. Stockholders who receive printed proxy materials may vote over the Internet by following the instructions on the proxy card. Most of Align’s stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their broker, bank or other nominee. A number of banks and brokerage firms are participating in a program provided through Broadridge Investor Communication Solutions that offers the means to vote their shares through the Internet. If your shares are held in an account with a participating broker or bank, you may grant a proxy to vote those shares via the Internet by contacting the website shown on the instruction form received from your broker or bank. To be counted at the Annual Meeting, your vote must be received by 8:59 p.m. Mountain Standard Time, on May 21, 2024.

    Telephone. Stockholders of record may vote by following the “Vote by Telephone” instructions on their Notice or on their proxy cards until 8:59 p.m. Mountain Standard Time, on May 21, 2024.
    Mail. If you requested printed proxy materials, you can submit your vote by completing, signing and dating the proxy card mailed to you and returning it in the accompanying pre-addressed envelope. Proxy cards must be received prior to the closing of the polls at the Annual Meeting in order for the votes to be recorded.

Q:    What if I don’t give specific voting instructions?

A:    In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN” in the election of directors, the abstention will not impact the election of directors. In tabulating the voting results for the election of directors, only "FOR" and "AGAINST" votes are counted.

        For the other items of business, you may vote "FOR", "AGAINST" or "ABSTAIN". For these other items of business, if you elect to abstain, the abstention will have the same effect as an "AGAINST" vote.

    If you indicate your choice on your proxy on a particular matter to be acted upon, the shares will be voted as indicated.

    If you are a stockholder of record and you return a signed proxy card but do not indicate how you wish to vote, the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. If you do not return the proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.

If you are a beneficial owner and the nominee organization holding your shares does not receive instructions from you as to how to vote those shares, under the rules of various national and regional securities exchanges, that organization may exercise discretionary authority to vote on routine proposals (the ratification of the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent public accountants) but may not vote on non-routine proposals (each of the other proposals). We encourage you to provide instructions to your broker regarding the voting of your shares.

If you hold your shares through a broker, bank or other nominee holder of record, you must instruct your broker, banker or other nominee how to vote your shares so that your vote can count for each of the proposals. If you do not provide voting instructions to your broker, bank or other nominee holder of record, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum but will not be considered as entitled to vote with respect to a particular proposal and are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on Proposal One or on the proposals that require the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy and will have no effect on Proposals Two through Four. For information regarding the required vote for each proposal, see “Q: What are we voting on and what vote is required to approve each item?"

Q:    Can I change or revoke my vote?

A:    You may change your proxy voting instructions at any time before your votes are cast at the Annual Meeting.

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If you are a stockholder of record, you may either:
•grant a new proxy bearing a later date by following the instructions provided in the Notice or the proxy card, which will automatically revoke the previous proxy;
•provide written notice of the revocation to:
Corporate Secretary
Align Technology, Inc.
410 N. Scottsdale Rd., Suite 1300
Tempe, AZ 85288
prior to the time we take the vote at the Annual Meeting; or
•participate in the Annual Meeting and vote. Your presence at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically request that it be revoked.
If you are a beneficial owner of shares held in street name, you may either:
•timely submit new voting instructions to your broker or other nominee; or
•if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares during the Annual Meeting, participate in the Annual Meeting and vote online.

Q:    What are we voting on and what vote is required to approve each item?

A:    The proposals that will be presented at the Annual Meeting, the vote required for passage of each, our Board's voting recommendations, and the way the vote is calculated for the proposals are as follows:

PROPOSALS	Vote Required	Board's Voting Recommendation	Broker Discretionary Voting Allowed?
COMPANY PROPOSALS
Proposal One - To Elect 10 Director Nominees	For each nominee, a majority of the votes cast when quorum is present	FOR	NO
Proposal Two - To Consider an Advisory (Non-binding) Vote to Approve the Compensation of our Named Executive Officers	Majority of the Voting Power of the Shares Present in Person or Represented by Proxy at the Meeting and Entitled to Vote	FOR	NO
Proposal Three - To Ratify the Appointment of PwC as our Independent Registered Public Accounting Firm for Fiscal Year 2023	Majority of the Voting Power of the Shares Present in Person or Represented by Proxy at the Meeting and Entitled to Vote	FOR	YES
STOCKHOLDER PROPOSAL
Proposal Four - Simple Majority Vote; Replacement of all voting requirements in our charter and bylaws that call for a greater than simple majority vote with a simple majority vote.	Majority of the Voting Power of the Shares Present in Person or Represented by Proxy at the Meeting and Entitled to Vote	AGAINST	NO
    We will also consider any other business that properly comes before the Annual Meeting. As of April 9, 2024, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy cards will vote the shares they represent using their best judgment.

Q:    What constitutes a quorum?

A:    A quorum, which is a majority of the outstanding shares of our common stock as of the Record Date, must be present or represented by proxy in order to hold the Annual Meeting and to conduct business. As of the Record Date, 75,252,462 shares of common stock, representing the same number of votes, were outstanding. That means that we need the holders of at least 37,626,231 shares of common stock to be represented for us to have a quorum. Your shares will be counted as present at the Annual Meeting if you attend the Annual Meeting in person. Your shares will be considered present and represented by proxy if you submit a properly executed proxy card or vote via the Internet or by telephone. Under the General

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Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and so are included for purposes of determining whether a quorum is present at the Annual Meeting.

If a quorum is not present at the scheduled time of the Annual Meeting, then either the chair of the Annual Meeting or the stockholders by vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting are authorized by our Bylaws to adjourn the Annual Meeting until a quorum is present or represented.

Q:    Who will bear the cost of soliciting votes for the Annual Meeting?

A:    We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials, and making the proxy materials and voting options available online and by phone. The original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, and employees of Align. None of these officers, directors or employees will receive special compensation for such services. In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you and establishing and administering the Annual Meeting.

Q:    Who will count the vote?

A:    We expect a representative from Align will tabulate the proxies and act as inspector of the election.

ADDITIONAL INFORMATION

Q:    What is Align’s website address?

A.    Our website address is www.aligntech.com. We make this proxy statement, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, available on our website in the "Investors" section, as soon as reasonably practicable after electronically filing such material with the SEC.

    This information is also available free of charge at www.sec.gov, an Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that are filed electronically with the SEC. Stockholders may obtain free copies of the documents filed with the SEC by contacting our Investor Relations department by sending a written request to Align Technology, Inc., 410 N. Scottsdale Rd., Suite 1300, Tempe, AZ 85288, Attn: Investor Relations or by sending an email to investorinfo@aligntech.com.

Q:    Where can I find the voting results of the meeting?

A:    We expect to announce preliminary results at the Annual Meeting. The final results will be published in a Current Report on Form 8-K, which we expect to file with the SEC by May 29, 2024.

Q:    Is there any information that I should know regarding future annual meetings?

A:    Stockholder proposals, including a proposal to nominate a person for election to our Board at an annual meeting, that timely satisfy the conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials may be included in our proxy statement for an annual meeting. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2025 Annual Meeting of Stockholders ("2025 Annual Meeting"), we must have received the proposal at our principal executive offices, addressed to the Corporate Secretary, no later than December 10, 2024. A stockholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 may be brought before the 2025 Annual Meeting so long as we received information and notice of the proposal in compliance with the requirements set forth in our Bylaws, addressed to the Corporate Secretary at our principal executive offices, not later than February 21, 2025, nor earlier than January 22, 2025. Any notice of director nomination submitted to Align must include the additional information required by Rule 14a-19(b) under the Exchange Act. These requirements are separate from the requirements a stockholder must meet to have a proposal included in our proxy statement under Rule 14a-8.

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Other Matters
We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend or, if the Board has not provided a recommendation, in accordance with their own judgment.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

THE BOARD OF DIRECTORS OF
ALIGN TECHNOLOGY, INC.

April 9, 2024

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ALIGN TECHNOLOGY, INC.

Align Corporate Headquarters, 410 North Scottsdale Road, Suite 1300, Tempe, AZ 85288

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2024, 10:00 A.M. MST

The undersigned stockholders of Align Technology, Inc. hereby acknowledge receipt of the Notice of Annual Meeting of Stockholders and proxy statement for the 2024 Annual Meeting of Stockholders and hereby appoint Joseph M. Hogan and Julie Coletti or either of them acting in the absence of the other, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of and in the name of the undersigned to represent the undersigned at the 2024 Annual Meeting of Stockholders of Align Technology, Inc. to be held virtually on Wednesday, May 22, 2024 at 10:00 am Mountain Standard Time, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of common stock of Align Technology, Inc. on all matters to be considered at the meeting which the undersigned would be entitled to vote if then and there personally present. In order to attend the meeting, you must register at http://viewproxy.com/aligntech/2024/htype.asp by 8:59 PM MST on May 21, 2024. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the sections titled “Virtual Annual Meeting Information – How can I participate in the Annual Meeting?” and “Voting Information – How do I vote my shares during the Annual Meeting?”.

This proxy, when properly executed, will be voted in the manner directed. If no such directions are specified, this proxy will be voted “FOR” all nominees listed in Proposal 1 and “FOR” Proposals 2 and 3 and “AGAINST” Stockholder Proposal 4.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

A. Proposals – The Board of Directors recommends you vote FOR all nominees listed in Proposal 1 and FOR proposals 2 and 3.

1. Election of Directors.

	FOR	AGAINST	ABSTAIN
01 Kevin T. Conroy	☐	☐	☐
02 Kevin J. Dallas	☐	☐	☐
03 Joseph M. Hogan	☐	☐	☐
04 Joseph Lacob	☐	☐	☐
05 C. Raymond Larkin, Jr	☐	☐	☐
06 George J. Morrow	☐	☐	☐
07 Anne M. Myong	☐	☐	☐
08 Mojdeh Poul	☐	☐	☐
09 Andrea L. Saia	☐	☐	☐
10 Susan E. Siegel	☐	☐	☐

2. **RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS:** Proposal to ratify the appointment of PricewaterhouseCoopers LLP as Align Technology, Inc.'s independent registered public accountants for the fiscal year ending December 31, 2024.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. **ADVISORY VOTE ON NAMED EXECUTIVES' COMPENSATION** Consider an Advisory Vote to Approve the Compensation of our Named Executive Officers.

☐ FOR ☐ AGAINST ☐ ABSTAIN

B. Stockholder Proposals – The Board of Directors recommends you vote AGAINST Stockholder Proposal 4.

4. **STOCKHOLDER PROPOSAL REGARDING SIMPLE MAJORITY VOTE**

☐ FOR ☐ AGAINST ☐ ABSTAIN

C. Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Sign: ______________________________

Date: ______________________________

Signature: ______________________________

Signature: ______________________________
(Joint Owners)

Please sign exactly as your name(s) appears hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box) ☐

VIRTUAL CONTROL NUMBER

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

VIRTUAL CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/ALGN

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.